   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 2003

                                          REGISTRATION NO. 333-_________________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                     BALLY TOTAL FITNESS HOLDING CORPORATION

           (Exact names of registrants as specified in their charters)

            DELAWARE                             36-3228107                            7991
            --------                             ----------                            ----
(State or other jurisdiction of     (I.R.S. Employer Identification No.)   (Primary Standard Industrial
 incorporation or organization)                                            Classification Code Number)

                                ----------------
                           8700 WEST BRYN MAWR AVENUE
                             CHICAGO, ILLINOIS 60631
                                  773-380-3000
                                  ------------
    (Address, including zip code, and telephone number, including area code, of each of the registrants' principal executive offices)

                       SEE TABLE OF ADDITIONAL REGISTRANTS

                                ----------------
                                  CARY A. GAAN
                               SR. VICE PRESIDENT
                           8700 WEST BRYN MAWR AVENUE
                             CHICAGO, ILLINOIS 60631
                                  773-380-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------
                                   COPIES TO:
                                  IRV BERLINER
                                  KAHN KLEINMAN
                               2600 ERIEVIEW TOWER
                             1301 EAST NINTH STREET
                           CLEVELAND, OHIO 44114-1824
                                 (216) 696-3311

                                ----------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                ----------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED
                                                                       MAXIMUM          PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
      SECURITIES TO BE REGISTERED                 REGISTERED           NOTE(1)              PRICE(1)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
10.5% Senior Notes due 2011                      $235,000,000           100%              $235,000,000         $19,011.50
----------------------------------------------------------------------------------------------------------------------------
Guarantees of the 10.5% Senior Notes due 2011    $235,000,000           N/A                   N/A                 (2)
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2) No additional registration fee is due for guarantees pursuant to Rule 457(n) under the Securities Act.

         THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                         TABLE OF ADDITIONAL REGISTRANTS

                                                                       JURISDICTION OF           I.R.S. EMPLOYER
        EXACT NAME OF ADDITIONAL REGISTRANTS                            INCORPORATION         IDENTIFICATION NUMBER
        ------------------------------------                            -------------         ---------------------
59th Street Gym LLC                                                       New York                 36-4474644
708 Gym LLC                                                               New York                 36-4474644
Ace, LLC                                                                  New York                 36-4474644
Bally Fitness Franchising, Inc.                                           Illinois                 36-4029332
Bally Franchise RSC, Inc.                                                 Illinois                 36-4028744
Bally Franchising Holdings, Inc.                                          Illinois                 36-4024133
Bally Total Fitness Clinics, Inc.                                         Delaware                 36-4261426
Bally Total Fitness Corporation                                           Delaware                 36-2762953
Bally Total Fitness International, Inc.                                   Michigan                 36-1692238
Bally Total Fitness of Missouri, Inc.                                     Missouri                 36-2779045
Bally Total Fitness of Toledo, Inc.                                         Ohio                   38-1803897
Bally's Fitness and Racquet Clubs, Inc.                                    Florida                 36-3496461
BFIT Rehabilitation Services, Inc.                                        Delaware                 36-4133500
BFIT Rehab of Boca Raton, Inc.                                             Florida                 36-4154175
BFIT Rehab of Kendall, Inc.                                                Florida                 36-4154172
BFIT Rehab of West Palm Beach, Inc.                                        Florida                 36-4154170
Connecticut Coast Fitness Centers, Inc.                                  Connecticut               36-3209546
Connecticut Valley Fitness Centers, Inc.                                 Connecticut               36-3209543
Crunch LA LLC                                                             New York                 36-4474644
Crunch World LLC                                                          New York                 36-4474644
Flambe LLC                                                                New York                 36-4474644
Greater Philly No. 1 Holding Company                                    Pennsylvania               36-3209566
Greater Philly No. 2 Holding Company                                    Pennsylvania               36-3209557
Health & Tennis Corporation of New York                                   Delaware                 36-3628768
Holiday Health Clubs of the East Coast, Inc.                              Delaware                 52-1271028
Holiday Health & Fitness Centers of New York, Inc.                        New York                 36-3209544
Holiday Health Clubs and Fitness Centers, Inc.                            Colorado                 84-0856432
Holiday Health Clubs of the Southeast, Inc.                            South Carolina              52-1230906
Holiday/Southeast Holding Corp.                                           Delaware                 52-1289694
Holiday Spa Health Clubs of California                                   California                36-2763344

                                                                       JURISDICTION OF           I.R.S. EMPLOYER
      EXACT NAME OF ADDITIONAL REGISTRANTS                              INCORPORATION         IDENTIFICATION NUMBER
      ------------------------------------                              -------------         ---------------------
Holiday Universal, Inc.                                                   Delaware                 52-0820531
Crunch Fitness International, Inc.                                        Delaware                 36-4474644
Jack La Lanne Fitness Centers, Inc.                                       New York                 95-3445399
Jack La Lanne Holding Corp.                                               New York                 95-3445400
Manhattan Sports Club, Inc.                                               New York                 36-3407784
Mission Impossible, LLC                                                  California                36-4474644
New Fitness Holding Co., Inc.                                             New York                 36-3209555
Nycon Holding Co., Inc.                                                   New York                 36-3209533
Physical Fitness Centers of Philadelphia, Inc.                          Pennsylvania               36-3209542
PowerFlex Corporation                                                     Delaware                 36-4318103
Providence Fitness Centers, Inc.                                        Rhode Island               36-3209549
Rhode Island Holding Company                                            Rhode Island               36-3261314
Scandinavian Health Spa, Inc.                                               Ohio                   34-1114683
Scandinavian US Swim & Fitness, Inc.                                        Ohio                   84-1035840
Soho Ho LLC                                                               New York                 36-4474644
Sportslife, Inc.                                                           Georgia                 58-1611545
Sportslife Gwinnett, Inc.                                                  Georgia                 58-1953453
Sportslife Roswell, Inc.                                                   Georgia                 58-1849570
Sportslife Stone Mountain, Inc.                                            Georgia                 58-2069477
Sportslife Town Center II, Inc.                                            Georgia                 58-2454078
Tidelands Holiday Health Clubs, Inc.                                      Virginia                 52-1229398
U.S. Health, Inc.                                                         Delaware                 52-1137373
West Village Gym at the Archives LLC                                      New York                 36-4474644

The address for service of each of the additional registrants is c/o Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, 2nd Floor, Chicago, Illinois 60631, telephone 773-380-3000. The primary industrial classification number for each of the additional registrants is 7991.

  THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
    NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
    TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
        SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                Subject to completion, dated September 30, 2003.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                                OFFER TO EXCHANGE

   $235,000,000 PRINCIPAL AMOUNT OF ITS 10.5% SERIES B SENIOR NOTES DUE 2011,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
    FOR ANY AND ALL OF ITS OUTSTANDING 10.5% SERIES A SENIOR NOTES DUE 2011

         Bally is offering to exchange its 10.5% Series B Senior Notes due 2011, or the notes, for its currently outstanding 10.5% Series A Senior Notes due 2011, or the old notes. The notes are substantially identical to the old notes, except that the notes have been registered under the federal securities laws, will not bear any legend restricting their transfer, and the holders of the notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the old notes in some circumstances relating to the timing of the exchange offer. The notes will represent the same debt as the old notes, and Bally will issue the exchange notes under the same indenture.

         The notes will be Bally's unsecured senior obligations and will rank senior to all its existing and future subordinated debt. The notes will be effectively subordinated to Bally's existing and future secured debt, including debt under its new senior credit facility. The notes will be guaranteed by certain of Bally's existing and future restricted subsidiaries with unconditional guarantees that will be unsecured and senior to existing and future subordinated debt of these subsidiaries.

         The principal features of the exchange offer are as follows:

         - The exchange offer expires at 5:00 p.m., New York City time, on _____________, 2003, unless extended.

         - Bally will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

         - You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

         - The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

         -        Bally will not receive any proceeds from the exchange offer.

         Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account though market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is              , 2003.

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by acknowledging this commitment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of notes received in exchange for outstanding notes that it acquired as a result of market-making activities or other trading activities. Bally has agreed that, for a period of 180 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer to use in connection with any resales. See "Plan of Distribution."

                                TABLE OF CONTENTS

                                                                   PAGE
Where You Can Find More Information                                  1

Forward-Looking Statements                                           1

Market and Industry Data                                             2

Prospectus Summary                                                   3

Risk Factors                                                        12

The Exchange Offer                                                  19

Use of Proceeds                                                     25

Capitalization                                                      26

Selected Historical Consolidated Financial Data                     27

Management's Discussion and Analysis of Financial Condition
    and Results of Operations                                       30

Business                                                            37

Management                                                          49

Security Ownership of Certain Beneficial Owners and Management      54

Certain Relationships and Related Transactions                      56

Description of Other Indebtedness                                   57

Description of the Notes                                            58

Book-Entry; Delivery and Form                                       91

Certain Federal Income Tax Consequences                             92

Plan of Distribution                                                93

Legal Matters                                                       93

Experts                                                             93

Index to Consolidated Financial Statements                         F-1

                       WHERE YOU CAN FIND MORE INFORMATION

         Bally Total Fitness Holding Corporation and the subsidiary guarantors have filed with the U.S. Securities and Exchange Commission, or the SEC, the exchange offer registration statement on Form S-4, which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, which we refer to collectively as the Securities Act, covering the exchange notes being offered. THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE TO YOU WITHOUT CHARGE AT LEAST FIVE (5) DAYS AFTER YOUR WRITTEN OR ORAL REQUEST TO US AT: 8700 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS 60631, ATTENTION: SECRETARY, OR BY CALLING (773) 380-3000. For further information with respect to Bally Total Fitness Holding Corporation, the subsidiary guarantors and the exchange offer, please refer to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

         You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. You may also review reports and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, among others, the following:

         -        general economic and business conditions;

         -        the impact of our debt structure;

         -        availability and terms of capital;

         -        competition;

         -        changes in business strategy or plans;

         - success of operating initiatives, advertising and promotional efforts;

         -        existence of adverse publicity or litigation;

         -        acceptance of new product offerings;

         -        quality of management;

         -        business abilities and judgment of personnel;

         - changes in, or the failure to comply with, government regulations;

         -        protection of our trademarks;

         - and other factors described in this prospectus or in our filings with the SEC.

         We are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

                            MARKET AND INDUSTRY DATA

         The market and industry data contained in this prospectus are sourced from reports produced by the International Health, Racquet & Sports Club Association unless otherwise noted. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and our beliefs and estimates based on such data, may not be reliable.

         Our trademarks, service marks and trade names include "Bally Total Fitness(R)", "Bally Sports Clubs(SM)", "Crunch Fitness(SM)", "The Sports Clubs of Canada(TM)", "Pinnacle Fitness(R)" and "Gorilla Sports(SM)". This prospectus also contains trademarks, service marks, copyrights and trade names of other companies.

                               PROSPECTUS SUMMARY

         The following summary contains basic information about us and this offering. It likely does not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to. As used herein, "Bally," the "Company," refer to Bally Total Fitness Holding Corporation and "we," "us," and "our" refer to Bally and its subsidiaries on a consolidated basis.

                                   OUR COMPANY

         We are the largest commercial operator of fitness centers in North America. Our fitness centers offer members state-of-the-art fitness facilities featuring a wide selection of cardiovascular and strength equipment and extensive personal training, weight-management and group exercise services. In addition, many of our fitness centers include pools, racquet courts, or other athletic facilities. As of June 30, 2003, we operated 415 fitness centers serving 4.0 million members. Our fitness centers are concentrated in major metropolitan areas in 29 states and Canada, with 348 fitness centers located in the top 25 metropolitan areas in the United States and Toronto, Canada. We operate fitness centers in over 50 major metropolitan areas representing 63% of the United States' population. By clustering our fitness centers in major metropolitan areas, we are able to reach more existing and potential members while achieving marketing and operating efficiencies.

         Our members made an estimated 150 million visits to our fitness centers in 2002. Our active member base provides a ready market for ancillary services such as personal training, weight management, and group fitness training programs and for products sold through our on-site Fitness Formula retail stores. We have created several lines of Bally-branded products that are marketed both to our members and to other consumers through third-party retail outlets. One of our most successful product lines is our private-label diet and performance nutritional supplements. In addition, we have licensed the Bally brand to third-party manufacturers of fitness equipment.

         Our primary target market is the 18 to 34-year old, middle income segment of the population. This market segment is serviced by the majority of our fitness centers which use the Bally Total Fitness(R) service mark. The nationwide use of this service mark enhances brand identity and increases advertising efficiencies. To supplement the Bally-branded clubs and to facilitate our market segmentation strategy, we have opened or acquired 47 facilities during the past few years that operate under upscale brands, such as Crunch Fitness, The Sports Clubs of Canada, Pinnacle Fitness and Gorilla Sports. These upscale brands primarily target the 18 to 49-year old, upper income segment of the population.

                                INDUSTRY OVERVIEW

         The fitness industry has benefited from several key growth drivers, including increased focus on health and physical fitness, increased research and medical journal publications discussing the benefits of exercise in reducing the risk of many diseases, and the aging of the baby boomer generation and their children. Additionally, the industry has benefited from government reports from the Surgeon General (Report on Physical Activity & Health (1996) and the Call to Action to Prevent and Decrease Overweight and Obesity (2002)), which have emphasized the importance of exercise and physical fitness.

         The national fitness industry includes approximately 17,000 clubs with approximately 33.8 million members. The industry's compound annual growth rate of revenues was 8.2% from $6.5 billion in 1993 to $12.2 billion in 2001, and its compound annual growth in the total number of clubs increased at a rate of 4.8%, from 11,655 in 1993 to 16,983 in 2001. The demand for club memberships rose in the same period at a faster pace than supply, as memberships increased at a compound annual growth rate of 5.0% from 22.9 million in 1993 to 33.8 million in 2001.

         Although the fitness industry benefits from tremendous growth over the last several years, the industry remains fragmented with less than 10% of commercial health clubs in the U.S. owned and operated by companies that own more than 25 clubs.

                                COMPANY STRENGTHS

         Largest Fitness Center Operator in North America. We are the largest commercial operator of fitness centers in North America in terms of revenues, number of members, and number and square footage of facilities and have over 40 years of operating experience. We hold a leading market position in many large metropolitan areas, including New York City, Los Angeles, Chicago, Baltimore/Washington D.C., Boston, Dallas, Houston, Detroit, San Francisco, Toronto, Portland, Seattle, Philadelphia, Atlanta and Miami. As of June 30, 2003, we operated 415 fitness centers serving approximately 4.0 million members. Over 86% of our fitness centers are located in markets in which we have five or more facilities. We believe that our scale and concentration in major metropolitan areas achieves marketing and operating efficiencies, enhancing our value to members.

         Significant Brand Recognition. We believe the Bally brand is the most recognized name in the fitness industry and that this brand awareness increases the likelihood potential members will recognize our clubs as opposed to those of our competitors. This brand awareness has also allowed us to benefit from strategic marketing alliances with leading consumer product companies such as AOL Time Warner, PepsiCo, Colgate-Palmolive, Unilever, Gatorade, Kellogg Company and Kraft Foods. We are also capitalizing on the strength of our brand to expand franchising and joint venture programs domestically and internationally. Through these programs, we are extending the Bally brand into China, South Korea, Southeast Asia, the Bahamas, Mexico, and several secondary markets in the United States. We have also entered licensing arrangements with two of the leading fitness equipment manufacturers for the manufacture and distribution of Bally-branded home fitness equipment in the United States and Asia. Further, our licensed Bally Total Fitness line of portable exercise equipment, including hand and ankle weights, jump ropes and other personal fitness related merchandise, is carried in more than 4,000 retail stores in the United States and Canada and our Bally-branded nutritional products are sold in approximately 4,000 retail outlets. We believe this brand awareness drives our strong member retention, enhances our ability to grow sales of ancillary Bally-branded products and services and facilitates strategic marketing alliances with major consumer product companies.

         Industry Leading Member Retention. We believe we have the highest member retention rates in our industry with an average annual retention of over 80%, compared with our competitors' annual retention which we believe to be between 50-70%. Our retention success is driven by the quality and affordability of our membership plans and the commitment made by the joining member. In addition, we have the systems and expertise to track member usage of our facilities and deliver pricing discounts and special offers to retain members.

         Predictable and Growing Cash Flow. Our high member retention rates, large member base and substantially fixed operating costs result in predictable and growing cash flows. Nearly 90% of new members elect to finance their initial membership fee for up to 36 months, creating a liquid asset on our balance sheet with a history of stable and consistent cash flows. Our industry leading retention rates contribute to growing and predictable recurring dues collected from our members. These cash flows offset a substantially fixed cost operating structure, stable maintenance capital expenditure requirements of $30-$35 million per year and limited expansion plans for clubs, resulting in predictable and growing cash flow.

         Large Investment in Fitness Centers. During the past five years we have invested approximately $400 million in opening or acquiring fitness centers, as well as improving our existing fitness facilities. This investment has provided us with a strong base of modern, well-equipped facilities of which 30%, or approximately 140 clubs, are immature (which we define as having been in operation for less than five years). Our extensive experience has shown it takes nearly 10 years for a club's membership base to fully mature, with the facility achieving its most significant membership growth during the third to seventh year. As a result, the earnings potential and return on capital invested in our immature clubs is yet to be fully realized.

         Product and Service Offerings. Prior to 1997, we provided only minimal services outside of membership programs. Today we employ over 6,000 personal trainers providing customized, interactive sessions to our members. We also offer a wide variety of private-label products, including diet and nutritional supplements, energy bars and performance drinks through our on-site retail stores. Revenue from products and services has grown from approximately $10.0 million in 1997 to over $215.0 million in 2002. We intend to leverage our broad membership base and brand strength to continue to expand our health-related products and services. During 2003, we expect revenues from products and services to be enhanced by the continuing penetration of existing programs and the addition of new offerings such as our recently launched Weight Management Program.

         Flexible Membership Plans. We offer a variety of membership options and payment plans. Our membership options range from single-club memberships to premium memberships, which provide additional amenities and access to all of our fitness centers nationwide. Similarly, we offer a broad range of payment alternatives. Most memberships sold consist of a substantial up front initial fee and relatively low monthly dues. We provide financing of the initial fee for up to 36 months at typical retail consumer interest rates. We also offer "pay-as-you-go" memberships, which require a smaller initial fee paid in cash and higher monthly payments for the duration of the membership. We believe offering membership financing requires a high level of technical infrastructure and operational expertise and, as a result, we are the only major fitness center operator currently offering both the financing and the pay-as-you-go options. We believe that this flexibility has greatly improved member retention, allowing us to offer more affordable membership programs and providing significant competitive advantages.

         Experienced Management Team. We believe that our management team is one of the most experienced in the industry. Seven of our senior executives average over 14 years experience in the industry. In August 2003, we augmented our management team by adding a new senior vice president and chief marketing officer with extensive marketing and strategy-related experience. We believe that our management team has the depth, experience and motivation to manage our controlled growth strategy.

                                BUSINESS STRATEGY

         Our continuing business focus is to maximize our yield-per-member and grow our membership base. We define yield-per-member as the dollar amount generated per member through initiation fees, monthly dues, products and services revenues and finance charges earned. Our average yield-per-member has increased from $148 in 1997 to $262 in 2002. We expect to continue to maximize our yield-per-member as well as grow our membership base using the following strategies:

         Optimize Our Product and Service Offerings. We are increasingly using our clubs for the delivery of value-added products and services such as personal training, private-label nutritional products, group exercise classes, fitness related merchandise, member magazines and our recently launched Weight Management Program. Integrating these ancillary products and services into our core fitness center operations positions Bally as the primary source for all of our members' wellness and fitness needs. In addition, our private-label nutritional products are sold in approximately 4,000 select retail, grocery and drug store outlets and our licensed portable exercise equipment is sold in over 4,000 retail outlets. We are committed to the continuing development and integration of new and innovative products and services. Our extensive groupings of club operations and brand mix allow us to "test-market" new products and services without exposing our entire operation to the outcome of the introduction.

         Realize the Benefit of Recent Investments. Over the past five years we have invested approximately $400 million in greenfield expansion, acquisitions, and expansion of existing facilities. In order to strengthen operating results and cash flows, we began scaling back our club expansion plans during 2002 and will continue to do so for the next several years. We intend to focus our attention on improving operating margins and cash flows in our existing fitness centers to capitalize on our recent investments and to realize the benefits of reduced capital expenditures. Due to deferral accounting, our immature fitness centers generally require nearly a full year of operations before generating incremental operating income. By slowing club expansion, we intend to realize the cash flow benefits from reduced capital expenditures as well as the natural maturation of our existing clubs. During 2002 we had 134 immature clubs. We expect the immature clubs, as they mature, to contribute higher levels of operating income.

         Expand and Optimize Our Marketing. We will continue to leverage the position of the Bally brand, which we believe is the most recognized brand name of fitness centers in North America. While we historically have relied on television advertising as the primary vehicle for marketing, we currently are exploring the use of other media outlets as well as nationally supported member referral programs. We have also begun to place a greater emphasis on corporate alliances and in-club marketing programs. Additionally, the Internet represents a relatively untapped opportunity to market the Bally brand. We have recently developed strategic web-based partnerships and added functionality to our web site to capture leads and contact information through the Internet for use in sourcing new members. Internationally, we continue to market the Bally brand through our joint venture and franchise program in China and our franchise programs in South Korea, Southeast Asia, Mexico and the Bahamas. Through these international relationships, over the next five years we believe it is possible to franchise over 50 fitness centers. We believe our targeted marketing initiatives in combination with our branded product and service offerings will lead to increased membership and profitability.

         Improve Operating Efficiencies. After a period of rapid expansion by adding new clubs in addition to the acquisition of most of our upscale brands, we are consolidating our operations to realize economies of scale. In particular, we have launched several initiatives to improve operating efficiencies and reduce operating costs, including staff reductions. We have also begun to eliminate local area offices, as well as to modify some of our incentive and compensation programs to reward profitability. In the second quarter of 2003, we launched several cost saving initiatives, which are expected to result in over $20 million of annualized cost savings.

         Our ratio of earnings to fixed charges was 1.2, 1.5, 1.5, 1.7 and 1.0 for the years ended December 31, 1998, 1999, 2000, 2001 and 2002, respectively. The ratio was 1.8 and 1.5 for the six months ended June 30, 2002 and 2003, respectively.

         The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized. Fixed charges consist of interest expense, interest capitalized and the estimated interest component of rent expense.

         Bally is incorporated under the laws of the State of Delaware. Our executive offices are located at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631. Our telephone number is (773) 380-3000.

         We maintain a web site at www.ballyfitness.com that provides information about club locations, program offerings and on-line promotions. Information contained on this web site, however, is not incorporated into or otherwise a part of this prospectus.

                                  THE OFFERING

         On July 2, 2003, the Company completed an offering of $200.0 million in aggregate principal amount of its 10.5% Series A Senior Notes due 2011, which was exempt from registration under the Securities Act. On July 22, 2003, the Company completed an offering of $35.0 million in the aggregate principal amount of its 10.5% Series A Senior Notes due 2011, which was exempt from registration under the Securities Act.

Old Notes                           The Company sold old notes to Deutsche Bank
                                    Securities Inc. and others, as initial
                                    purchasers, on July 2, 2003, and to Deutsch
                                    Bank Securities, Inc. as initial purchaser on July 22, 2003. The initial purchasers subsequently resold the old notes to qualified institutional buyers pursuant to
                                    Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

Registration Rights Agreement       In connection with the sale of the old
                                    notes, Bally and its subsidiary guarantors entered into registration rights agreements with the initial purchasers. Under the terms of those agreements, Bally and its subsidiary guarantors agreed, at its expense, to:

                                    -   within 90 days after July 2, 2003,
                                        file a registration statement on Form
                                        S-4 with the SEC relating to a
                                        registered exchange offer for the notes
                                        under the Securities Act;

                                    -   use its commercially reasonable efforts
                                        to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after July 2, 2003;

                                    -   use its commercially reasonable efforts
                                        to consummate the exchange offer within
                                        180 days after July 2, 2003, and

                                    -   if necessary under certain
                                        circumstances, file a shelf registration statement for the sale of the old notes and use all commercially reasonable means to cause such shelf registration statement to become effective under the Securities Act.

                                    If Bally and its subsidiary guarantors fail to timely file the registration statement, the SEC fails to declare the registration statement effective within 150 days after July 2, 2003, or Bally and its subsidiary guarantors fail to consummate the exchange offer within 45 days after the registration statement is declared effective, Bally must pay additional interest on all old notes until the exchange offer is completed or the registration statement is declared effective. This exchange offer is made pursuant to the registration rights agreement and is intended to satisfy the rights granted under that agreement, which will terminate upon completion of the exchange offer. If Bally or its subsidiary guarantors do not meet the third requirement, Bally must pay additional interest on those old notes not previously exchanged until the shelf registration is declared effective.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

         The following is a brief summary of terms of the exchange offer. For a more complete description of the exchange offer, see "The Exchange Offer."

Securities Offered                  $235,000,000 in aggregate principal amount
                                    of 10.5% Senior Notes due 2011.

Exchange Offer                      The notes are being offered in exchange for
                                    a like principal amount of old notes. Bally will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on _____________,
                                    2003. Holders may tender some or all of
                                    their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of the notes are the same as the form and terms of the old notes except that:

                                    -    the notes have been registered under
                                         the federal  securities laws and will
                                         not bear any legend restricting their
                                         transfer;

                                    -    the notes bear a different CUSIP
                                         number than the old notes; and

                                    -    the holders of the notes will not be
                                         entitled to certain rights under the
                                         registration rights agreement,
                                         including the provisions for an
                                         increase in the interest rate on the
                                         old notes in some circumstances
                                         relating to the timing of the exchange
                                         offer.

                                    See "The Exchange Offer."

Expiration Date                     The exchange offer will expire at 5:00 p.m.,
                                    New York City time, on _____________, 2003,
                                    unless we decide to extend the exchange
                                    offer.

Conditions to the Exchange Offer    The exchange offer is subject to a number of
                                    customary conditions, some of which may be waived by us. See "The Exchange
                                    Offer--Conditions to the Exchange Offer."

Procedures for Tendering Old        If you wish to accept the exchange offer,
Notes                               you must complete, sign and date the letter
                                    of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the old notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

                                    By executing the letter of transmittal, you will represent to Bally that, among other things:

                                    -    any exchange  notes to be received by
                                         you will be acquired in the ordinary
                                         course of business;

                                    -    you have no arrangement or
                                         understanding with any person to
                                         participate in the distribution (within
                                         the meaning of the Securities Act) of
                                         the exchange notes in violation of the
                                         provisions of the Securities Act;

                                    -    you are not an "affiliate" (within the
                                         meaning of Rule 405 under Securities
                                         Act) of Bally; and

                                    -    if you are a broker-dealer that will
                                         receive notes for your own account in
                                         exchange for old notes that were
                                         acquired as a result of market-making
                                         or other trading activities, then you
                                         will deliver a prospectus in connection
                                         with any resale of such notes.

                                    See "The Exchange Offer--Procedures for
                                    Tendering" and "Plan of Distribution."

Effect of Not Tendering             Any old notes that are not tendered or that
                                    are tendered but not accepted will remain subject to the restrictions on transfer.
                                    Since the old notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the federal securities laws. See "The Exchange
                                    Offer--Purpose and Effect."

Interest on the Notes and the       The notes will bear interest from the most
Old Notes                           recent interest payment date to which
                                    interest has been paid on the old notes or, if no interest has been paid, from July 2, 2003. Interest on the old notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Withdrawal Rights                   Tenders of old notes may be withdrawn at any
                                    time prior to 5:00 p.m., New York City time, on the expiration date.

Federal Tax Consequences            There will be no federal income tax
                                    consequences to you if you exchange your old notes for exchange notes in the exchange offer. See "Certain Federal Income Tax
                                    Consequences."

Use of Proceeds                     Bally will not receive any proceeds from the
                                    issuance of notes pursuant to the exchange offer.

Exchange Agent                      U.S. Bank National Association, the trustee
                                    under the indenture, is serving as exchange agent in connection with the exchange offer.

                   SUMMARY OF THE TERMS OF THE NOTES

         The following is a brief summary of the terms of the notes. The financial terms and covenants of the notes are the same as the old notes. For a more complete description of the terms of the notes, see "Description of the Notes."

Issuer...........................   Bally Total Fitness Holding Corporation.

Securities Offered...............   $235,000,000 principal amount of 10 1/2%
                                    senior notes due 2011.

Maturity.........................   July 15, 2011.

Interest Rate....................   10 1/2% per year (calculated using a 360-day
                                    year).

Interest Payment Dates...........   January 15 and July 15, beginning on January
                                    15, 2004. The notes will be sold with
                                    accrued interest from July 2, 2003.

Guarantees.......................   All payments of the notes, including
                                    principal and interest, will be jointly and severally guaranteed on a senior unsecured basis by certain of Bally's existing and future restricted subsidiaries. The guarantees may be released under certain circumstances.

Ranking..........................   The notes and the guarantees will rank:

                                             -   equal in right of payment to
                                             all of Bally's and the guarantors'
                                             existing and future senior
                                             indebtedness;

                                             -   senior in right of payment to
                                             Bally's and the guarantors'
                                             existing and future subordinated
                                             indebtedness; and

                                             -   effectively junior to Bally's
                                             and the guarantors' secured
                                             indebtedness.

                                    As of June 30, 2003, after giving effect to the sale of the old notes and the other refinancing transactions that took place on July 2, 2003, and the use of the proceeds from the sale of additional old notes on July 22, 2003 we estimate that we and our subsidiaries would have had $210.9 million of secured debt outstanding and approximately $94.0 million, subject to certain limitations, available to borrow under the new credit facility.

Optional Redemption..............   Except as noted below, Bally cannot redeem
                                    the notes until July 15, 2007. Thereafter
                                    Bally may redeem some or all of the notes at the redemption prices listed in the "Description of Notes" section under the heading "Redemption," plus accrued and unpaid interest, if any.

                                    At any time (which may be more than once) before July 15, 2006, Bally can choose to redeem up to 35% of the outstanding notes with money that it raises in one or more equity offerings, so long as:

                                             -   Bally pays 110.50% of the face
                                             amount of the notes plus accrued
                                             and unpaid interest;

                                             -   Bally redeems the notes within
                                             90 days of completing the equity
                                             offering; and

                                             -   at least 65% of the aggregate
                                             principal amount of the notes
                                             originally issued remains
                                             outstanding afterwards.

Change of Control Offer..........   If Bally experiences a change in control,
                                    Bally must, subject to certain conditions, give holders of the notes the opportunity to sell it their notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

Asset Sale Proceeds..............   If Bally or its restricted subsidiaries
                                    engage in asset sales, Bally generally must either invest the net cash proceeds from such sales in its business within a period of time, repay debt under its credit facility or, under certain conditions, make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest, if any.

Certain Indenture Provisions.....   The indenture governing the notes contains
                                    covenants that, among other things, limit
                                    Bally's (and certain of our restricted
                                    subsidiaries') ability to:

                                             -   incur additional debt;

                                             -   pay dividends or distributions
                                             on capital stock or repurchase
                                             capital stock;

                                             -   issue preferred stock of
                                             subsidiaries;

                                             -   make certain investments;

                                             -   create liens on our assets to
                                             secure debt;

                                             -   enter into transactions with
                                             affiliates;

                                             -   merge or consolidate with
                                             another company; and

                                             -   transfer and sell assets.

                                    These covenants are subject to a number of important limitations and exceptions. See "Description of Notes--Certain Covenants."

Risk Factors.....................   Investing in the notes involves substantial
                                    risks. See "Risk Factors" for a description of certain of the risks you should consider before investing in the notes.

                                  RISK FACTORS

         Investing in the notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making an investment decision. The occurrence of any one or more of the following could materially adversely affect your investment in the notes or our business and operating results.

                         RISKS RELATING TO THIS OFFERING

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.

         We have now and, after this offering, will continue to have a significant amount of indebtedness. On June 30, 2003, after giving pro forma effect to the sale of $235.0 million principal amount of old notes and the use of the proceeds thereof, we would have had total indebtedness of $753.5 million (including outstanding letters of credit of $6.0 million). Long-term debt was approximately 58% of total capitalization.

         Our substantial indebtedness could have important consequences to you. For example, it could:

          - make it more difficult for us to satisfy our obligations with respect to these notes;

          - increase our vulnerability to general adverse economic and industry conditions;

          - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

          - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

          - place us at a competitive disadvantage compared to our competitors that have less debt; and

          -    limit our ability to borrow additional funds.

COVENANT RESTRICTIONS UNDER OUR INDEBTEDNESS MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS AND, IN SUCH AN EVENT, WE MAY NOT HAVE SUFFICIENT ASSETS TO PAY AMOUNTS DUE TO YOU ON THE NOTES.

         Bally's new credit facility, the indenture governing the notes and certain of our other agreements regarding our indebtedness contain, among other things, covenants that may restrict our and our restricted subsidiaries' ability to finance future operations or capital needs or to engage in other business activities. The indenture governing our existing senior subordinated notes contains covenants that limit our ability to incur additional indebtedness, pay dividends, prepay certain indebtedness, dispose of certain assets, create liens and make certain investments or acquisitions. The new credit facility and the indenture do restrict, among other things, our ability and the ability of our restricted subsidiaries to:

         -     borrow money;

         -     pay dividends or make distributions;

         -     purchase or redeem stock;

         -     make investments and extend credit;

         -     engage in sale-leaseback transactions;

         -        consummate certain asset sales;

         - effect a consolidation or merger or sell, transfer, lease or otherwise dispose of all or substantially all of our assets; and

         -        create liens on our assets.

         In addition, the new credit facility requires Bally to maintain specified financial ratios and satisfy certain financial condition tests that may require that Bally take action to reduce our debt or to act in a manner contrary to its business objectives. Events beyond our control, including changes in general economic and business conditions, may affect Bally's ability to meet those financial ratios and financial condition tests. We cannot assure you that Bally will meet those tests or that the lenders will waive any failure to meet those tests. A breach of any of these covenants would result in a default under the new credit facility and a cross-acceleration of the notes under the indenture and the indenture governing our Series D Subordinated Notes. If an event of default under the new credit facility occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In such an event, Bally cannot assure you that we would have sufficient assets to pay amounts due on the notes. As a result, you may receive less than the full amount you would be otherwise entitled to receive on the notes.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR EXISTING LEVERAGE.

         We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured debt, in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. As of June 30, 2003, on an as adjusted basis after giving effect to the sale of $235.0 million principal amount of old notes, the new credit facility would permit additional borrowings of up to $94.0 million after giving effect to outstanding letters of credit of $6.0 million. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Description of Other Indebtedness" for additional information.

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

         Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

         We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our new credit facility in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. Bally's existing senior subordinated notes and the new credit facility will mature prior to these notes. In addition, $30 million of principal on our Series 2001-1 accounts receivable-backed variable funding certificates issued under our securitization facility is scheduled to begin amortizing in November 2003. We have extended the commitment on the balance of the facility on a revolving basis through July 2005. We may need to refinance all or a portion of our indebtedness, including these notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our new credit facility and these notes, on commercially reasonable terms or at all.

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS EFFECTIVELY SUBORDINATED TO THE RIGHTS OF OUR EXISTING AND FUTURE SECURED CREDITORS. FURTHER, THE GUARANTEES OF THESE NOTES ARE EFFECTIVELY SUBORDINATED TO ALL OUR GUARANTORS' EXISTING AND FUTURE SECURED INDEBTEDNESS.

         Holders of our secured indebtedness and the secured indebtedness of the guarantors have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, we and certain of our subsidiaries, including the guarantors, are parties to the new credit facility, which is secured by liens on substantially all of our assets and the assets of the guarantors. The notes will be effectively subordinated to all that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our senior unsecured indebtedness, and with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. Our existing senior subordinated notes, the Series 2001-1 accounts receivable-backed variable funding certificates and the new credit facility will mature prior to these notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

         As of June 30, 2003, on an as adjusted basis after giving effect to the sale of $235.0 million principal amount of old notes, the aggregate amount of our secured indebtedness and the secured indebtedness of our subsidiaries would have been approximately $210.9 million, and approximately $94.0 million would have been available for additional borrowing under the new credit facility after giving effect to outstanding letters of credit of $6.0 million. We will be permitted, subject to certain conditions, to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture. See "Description of Other Indebtedness."

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE OR REORGANIZE.

         Some but not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

         Assuming Bally completed the sale of $235.0 million principal amount of old notes on June 30, 2003, these notes would have been effectively junior to $155.1 of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries and approximately $0.5 million would have been available to those subsidiaries for future borrowing under their credit facilities. Our non-guarantor subsidiaries generated 3.5% of our consolidated revenues in the twelve-month period ended June 30, 2003 and held 36% of our consolidated assets as of June 30, 2003. See our condensed consolidating financial statements contained in the notes to our financial statements at the back of this prospectus.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

         Upon the occurrence of certain specific kinds of change of control events, Bally will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that Bally will not have sufficient funds at the time of the change of control to make the required repurchase of notes. In addition, restrictions in the new credit facility will limit Bally's ability to repurchase the notes. Our future debt agreements may contain similar restrictions and provisions. If the holders of the notes exercise their right to require us to repurchase all of the notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Furthermore, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Notes."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

         Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

         - incurred the guarantee of the notes with the intent of hindering, delaying or defrauding current or future creditors; or

         - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and such guarantor:

         - was insolvent or rendered insolvent by reason of such incurrence; or

         - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

         - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

         In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

         - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

         - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         -        it could not pay its debts as they become due.

         On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

         If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that guarantor and will only be a creditor of Bally and any guarantor whose obligation was not set aside or found to be unenforceable.

YOU MAY BE ADVERSELY AFFECTED IF YOU DO NOT EXCHANGE YOUR NOTES.

         If you do not exchange your old notes for notes pursuant to the exchange offer, you will continue to be subject to the transfer restrictions on your old notes. You will have no further registrations rights. The transfer restrictions on your old notes arise because we issued the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from those requirements. Bally does not intend to register the old notes under the Securities Act. In addition, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. In those circumstances, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected.

THERE IS NO PUBLIC MARKET FOR THE NOTES, SO YOU MAY BE UNABLE TO SELL THEM.

         Bally will not list the notes on any securities exchange. These notes are new securities for which there is currently no market. The notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. We have been advised by the initial purchasers that they intend to make a market in the notes, as well as the old notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and their market making activities may be limited during our exchange offer. Therefore, we cannot assure you that an active market for the notes will develop.

IF A MARKET DEVELOPS FOR THE NOTES, THE NOTES MIGHT TRADE AT VOLATILE PRICES.

         If a market develops for the notes, the notes might trade at prices higher or lower than their initial public offering price. The trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.

YOU MUST TENDER THE OLD NOTES IN ACCORDANCE WITH PROPER PROCEDURES IN ORDER TO ENSURE THE EXCHANGE WILL OCCUR.

         Bally will only exchange old notes for notes if you follow the proper procedures, as detailed in this prospectus. Bally will issue the notes in exchange for the old notes if the exchange agent receives the old notes or a book-entry confirmation, a properly completed and executed transmittal letter, or an agent's message, and all other required documentation in a timely manner. If you want to tender your old notes in exchange for notes, you should allow sufficient time to ensure timely delivery. Neither Bally nor the exchange agent is under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. In addition, if you are an affiliate of Bally or you tender the old notes in the exchange offer in order to participate in a distribution of the notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution."

                         RISKS RELATING TO OUR BUSINESS

THE POSITIVE RESULTS ACHIEVED FROM INTRODUCING PRODUCTS AND SERVICES DURING THE MOST RECENT THREE YEARS MAY NOT CONTINUE IN THE FUTURE.

         We have introduced a number of business initiatives to capitalize on our brand identity, distribution infrastructure, significant member base and frequency of visitation. These initiatives primarily focus on selling ancillary products and services to our members within our fitness centers and include: providing personal training services; selling private-label nutritional products; opening retail stores within our fitness centers that sell nutritional products, work-out apparel and related accessories; and rehabilitative and physical therapy services. However, before 1998, we had not previously generated significant revenues from any of these new business initiatives and they may not continue to be successful in the future. We have limited experience in marketing products to our members. The sale and marketing of nutritional products and workout apparel and related accessories and the provision of rehabilitative and physical therapy services involve significant risk of competition. See "Business--Competition."

WE MAY NOT BE ABLE TO CONTINUE TO COMPETE EFFECTIVELY IN EACH OF OUR MARKETS IN THE FUTURE.

         The fitness club industry is highly competitive. Within each market in which we operate, we compete with other commercial fitness centers, physical fitness and recreational facilities established by local governments, hospitals and businesses for their employees, the YMCA and similar organizations and, to a certain extent, with racquet, tennis and other athletic clubs, country clubs, weight reducing salons and the home-use fitness equipment industry. We also compete, to some extent, with entertainment and retail businesses for the discretionary income of our target markets. We may not be able to continue to compete effectively in each of our markets in the future. Additionally, competitive conditions may limit our ability to maintain or increase pricing of initial membership fees and may impact our ability to attract new members.

         As we pursue new business initiatives, particularly the sale of nutritional products and apparel, we will be competing against large, established companies with more experience selling products on a retail basis. In some instances, our competitors for these products have substantially greater financial resources than us. We may not be able to compete effectively against these established companies.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND CHANGES IN THESE REGULATIONS COULD HAVE A NEGATIVE EFFECT ON OUR FINANCIAL CONDITION.

         Our operations and business practices are subject to federal, state and local government regulations in the various jurisdictions in which our fitness centers are located and where our nutritional products are sold, including:

         - general rules and regulations of the Federal Trade Commission (the "FTC"), state and local consumer protection agencies and state statutes that prescribe provisions of membership contracts and that govern the advertising, sale, financing and collection of membership fees and dues;

         -        state and local health regulations; and

         -        federal regulation of health and nutritional supplements.

         We are also a party to several state and federal consent orders. These consent orders essentially require continued compliance with applicable laws and require us to refrain from activities not in compliance with applicable laws. From time to time, we make minor adjustments to our operating procedures to remain in compliance with applicable laws and we believe our operations are in material compliance with all applicable statutes, rules and regulations. Our failure to comply with these statutes, rules and regulations may result in fines or penalties. These may include regulatory or judicial orders enjoining or curtailing aspects of our operations. It is difficult to predict the future development of such laws or regulations, and although we are not aware of any proposed changes, any changes in such laws could have a material adverse effect on our financial condition and results of operations.

         We are, and have been in the past, named as defendants in a number of purported class action lawsuits based on alleged violations of state and local consumer protection laws and regulations governing the sale, financing and collection of membership fees. To date we have successfully defended or settled such lawsuits without a material adverse effect on our financial condition or results of operation. However, we cannot assure you that we will be able to successfully defend or settle all pending or future purported class action claims, and our failure to do so may have a material adverse effect on our financial condition. See "Business--Government Regulation."

OUR TRADEMARKS AND TRADE NAMES MAY BE MISAPPROPRIATED OR SUBJECT TO CLAIMS OF INFRINGEMENT.

         We attempt to protect our trademarks and trade names through a combination of trademark and copyright laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

IF WE DO NOT RETAIN OUR KEY PERSONNEL OR FAIL TO ATTRACT AND RETAIN OTHER HIGHLY SKILLED EMPLOYEES OUR BUSINESS WILL SUFFER.

         The success of our business is heavily dependent on the leadership of our key management personnel, including: Paul Toback, our Chairman, President and Chief Executive Officer; John Dwyer, our Chief Financial Officer; William Fanelli, our Senior Vice President, Finance; Cary Gaan, our General Counsel; Harold Morgan, our Chief Administrative Officer and John Wildman, our Chief Operating Officer. Currently we have entered into employment agreements with Messrs. Toback, Dwyer, Fanelli, Gaan, Morgan and Wildman. If any of these persons were to leave, it might be difficult to replace them, and our business could be harmed. See "Management." In addition, we cannot assure you that we can attract and retain sufficient qualified personnel to meet our business needs.

WE COULD BE SUBJECT TO CLAIMS RELATED TO HEALTH OR SAFETY RISKS AT OUR CLUBS.

         Use of our clubs poses some potential health or safety risks to members or guests through the use of our services and facilities. We cannot assure you that claims against us by members or their guests will not be asserted or that we would be able to successfully defend any such claim. We also cannot assure you that we will be able to maintain our general liability insurance on acceptable terms in the future or that such insurance will provide adequate coverage against potential claims.

THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS ARE BASED ON OUR PREDICTIONS OF FUTURE PERFORMANCE. AS A RESULT, YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS.

         This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act including, in particular, the statements about our plans, strategies, and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth above in this "Risk Factors" section and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

         Bally, and its subsidiary guarantors, entered into registration rights agreements, dated as of July 2 and July 22, 2003, respectively, with the initial purchaseres of the old notes, which require that Bally file a registration statement under the Securities Act, at its own expense, with respect to the notes and, upon the effectiveness of that registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of notes. The notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. The registration rights agreements further provide that Bally must use all commercially reasonable efforts to cause the registration statement with respect to the exchange offer to be declared effective within 150 days of July 2, 2003 (the "Issue Date"). It further provides that we must use all commercially reasonable efforts to consummate the exchange offer within 180 days after the Issue Date.

         Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the old notes and the notes will terminate. Copies of the registration rights agreements have been filed as exhibits to the registration statement of which this prospectus is a part, and this summary of the material provisions of the registration rights agreements does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreements. As a result of the timely filing and the effectiveness of the registration statement, Bally will not have to pay certain additional interest on the old notes as provided in the registration rights agreements. Following the completion of the exchange offer, holders of old notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected upon consummation of the exchange offer.

         In order to participate in the exchange offer, a holder must represent to Bally, among other things, that:

         - any notes received by it will be acquired in the ordinary course of business;

         - at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the notes in violation of the provisions of the Securities Act;

         - it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of ours;

         - if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of notes; and

         - if the holder is a broker-dealer, that it will receive notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, and that it will deliver a prospectus in connection with any resale of such notes.

         Under certain circumstances specified in the registration rights agreements, we may be required to file a "shelf" registration statement for a continuous offering in connection with certain of the old notes pursuant to Rule 415 under the Securities Act.

         Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of such notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

         - acquired the notes other than in the ordinary course of the holder's business;

         - has an arrangement with any person to engage in the distribution of notes;

         - is an "affiliate" of ours, within the meaning of Rule 405 under the Securities Act; or

         - is a broker-dealer who purchased old notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act.

         Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such notes. See "Plan of Distribution." Broker-dealers who acquired old notes directly from us and not as a result of market making activities or other trading activities may not rely on the SEC's staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the old notes.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, Bally will accept any and all outstanding old notes validly tendered and not withdrawn prior 5:00 p.m., New York City time, on _________, 2003 or such date and time to which Bally extends the offer.

         The notes will evidence the same debt as the old notes and will be issued under the terms of, and entitled to the benefits of, the applicable indenture relating to the old notes.

         As of the date of this prospectus, old notes representing $235.0 million in aggregate principal amount of 10.5% Series A Notes due 2011 were outstanding and there was one registered holder, a nominee of the Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the old notes. Bally intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

         Bally will be deemed to have accepted validly tendered old notes when, as, and if Bally has given oral or written notice thereof to U.S. Bank National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "--Conditions to the Exchange Offer" or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder of those old notes as promptly as practicable after the expiration date unless the exchange offer is extended.

         Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The expiration date shall be 5:00 p.m., New York City time, on _______, 2003, unless Bally, in its sole discretion, extends the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, Bally will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Bally reserves the right, in its sole discretion:

         - to delay accepting any old notes, to extend the exchange offer or, if any of the conditions set forth under "--Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

         -        to amend the terms of the exchange offer in any manner.

         In the event that Bally makes a fundamental change to the terms of the exchange offer, Bally will file a post-effective amendment to the registration statement.

PROCEDURES FOR TENDERING

         Only a holder of old notes may tender old notes in the exchange offer. Except as set forth under the heading "--Book-Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

         - certificates for the old notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

         - a timely confirmation of a book-entry transfer, which we refer to as a book-entry confirmation, of the old notes, if that procedure is available, into the exchange agent's account at The Depository Trust Company, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

         - you must comply with the guaranteed delivery procedures described below.

         To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under the heading "--Exchange Agent" prior to the expiration date.

         Your tender, if not withdrawn before the expiration date will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

         THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR YOU.

         Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, which is referred to as an eligible institution, unless outstanding notes tendered pursuant thereto are tendered:

         - by a registered holder who has not completed the box entitled "Special Issuance Instruction" on the letter of transmittal; or

         -        for the account of an eligible institution.

         If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, Stock Exchange Medallion Program or any other eligible guarantor institution as defined in Rule 17Ad-15 of the Exchange Act.

         If the letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the old notes.

         If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

         All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered old notes will be determined by Bally in its sole discretion, and its determination will be final and binding. Bally reserves the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of its counsel, be unlawful. Bally also reserves the right to waive any defects, irregularities or conditions of tender as to particular old notes. Bally's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as Bally shall determine. Although Bally intends to notify holders of defects or irregularities with respect to tenders of old notes, neither Bally, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, unless the exchange offer is extended.

         In addition, Bally reserves the right in its sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under the heading "--Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

         By tendering, you will be representing to Bally that, among other things:

         - any notes to be received by you will be acquired in the ordinary course of business;

         - you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the notes in violation of the provisions of the Securities Act;

         - you are not an "affiliate" (within the meaning of Rule 405 under Securities Act) of ours; and

         - if you are a broker-dealer that will receive notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of such notes.

         In all cases, issuance of notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to The Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged old notes will be credited to an account maintained with that book-entry transfer facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

         Each broker-dealer that receives notes for its own account in exchange for outstanding old notes, where those outstanding old notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

         The exchange agent will make a request to establish an account with respect to the old notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old notes being tendered by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account at the book-entry transfer facility in accordance with that book-entry transfer facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under the heading "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

         The Depository Trust Company's Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through The Depository Trust Company. To accept the exchange offer through ATOP, participants in The Depository Trust Company must send electronic instructions to The Depository Trust Company through The Depository Trust Company's communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through ATOP, the electronic instructions sent to The Depository Trust Company and transmitted by The Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

GUARANTEED DELIVERY PROCEDURES

         If a registered holder of the old notes desires to tender old notes and the old notes are not immediately available, or time will not permit that holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

         -        the tender is made through an eligible institution;

         - prior to the expiration date, the exchange agent receives from that eligible institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of old notes and the amount of old notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc., or NYSE, trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

         - the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

         Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

         For a withdrawal of a tender of old notes to be effective, a written or, for The Depository Trust Company participants, electronic ATOP transmission notice of withdrawal, must be received by the exchange agent at its address set forth under the heading "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

         - specify the name of the person having deposited the old notes to be withdrawn, whom we refer to as the depositor;

         - identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

         - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such old notes into the name of the person withdrawing the tender; and

         - specify the name in which any such old notes are to be registered, if different from that of the depositor.

         All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by Bally, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those old notes without cost to that holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures under the heading "--Procedures for Tendering" at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provision of the exchange offer, Bally will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of those old notes for exchange or the exchange of the notes for those old notes, Bally determines that the exchange offer violates any applicable law or applicable interpretation of the Staff of the SEC.

         The foregoing conditions are for Bally's sole benefit and may be asserted by it regardless of the circumstances giving rise to any such condition or may be waived by it in whole or in part at any time and from time to time in its sole discretion. The failure by Bally at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, Bally will not accept for exchange any old notes tendered, and no notes will be issued in exchange for those old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part. We are required to use commercially reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

         All executed letters of transmittal should be directed to the exchange agent. US Bank National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

         BY MAIL, HAND DELIVERY OR OVERNIGHT COURIER:

         U.S. Bank National Association
         60 Livingston Avenue
         St. Paul, Minnesota 55107
         Attn:  Specialized Finance Department

         BY FACSIMILE:

         (651) 495-8097

         CONFIRM BY TELEPHONE:

         (800) 934-6802

         FOR INFORMATION CALL:

         (800) 934-6802

         Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

FEES AND EXPENSES

         Bally will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

         Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those old notes.

                                 USE OF PROCEEDS

         This exchange offer is intended to satisfy our obligations under the registration rights agreements, dated July 2, 2003 and July 22, 2003, by and among Bally, our subsidiary guarantors and the initial purchasers for the old notes. Bally will not receive any proceeds from the issuance of the notes in the exchange offer. Bally will receive in exchange old notes in like principal amount. Bally will retire or cancel all of the old notes tendered in the exchange offer.

         On July 2, 2003, Bally issued and sold $200.0 million principal amount of old notes. On July 22, 2003, Bally issued and sold $35.0 million principal amount of old notes. The net proceeds of the offerings of the old notes, after deducting fees and expenses, was $228.8 million. Bally used the net proceeds from the offerings of the old notes to repay indebtedness outstanding under our old credit facility and our Securitization Series 2001 and for general working capital purposes.

         Borrowings under the new credit facility bear interest at a variable rate that, generally is based at Bally's option, upon either the agent banks prime rate plus 2.75% or a Eurodollar note plus 3.75%. The new credit facility matures on June 30, 2008.

                                 CAPITALIZATION

         The following table sets forth our consolidated cash and capitalization as of June 30, 2003 on an actual and as adjusted basis to give effect to the sales of the old notes and the application of the net proceeds. This table should be read in conjunction with our consolidated financial statements and related notes contained elsewhere in this prospectus. All amounts are presented in millions.

                                                               AS OF JUNE 30, 2003
                                                            -------------------------
                                                             ACTUAL       AS ADJUSTED
                                                            --------      -----------
Cash and cash equivalents..............................     $   16.5      $   30.5 (1)
                                                            ========      ========
Senior Debt:
  New credit facility..................................     $     --      $     -- (2)
  Term loan due 2004...................................        132.0            --
  Existing credit facility.............................         54.5            --
  Securitization, Series 2001-1........................        155.0         130.0
  Capital lease obligations............................         32.5          32.5
  Other secured and unsecured obligations..............         50.3          50.3
  Senior notes offered hereby..........................           --         235.4
                                                            --------      --------
     Total senior debt.................................        424.3         448.2
  9 7/8% Senior Subordinated Notes due 2007(incl.
     discount).........................................        299.3         299.3
                                                            --------      --------
     Total debt........................................        723.6         747.5
                                                            --------      --------
  Stockholders' equity.................................        531.9         531.9
                                                            --------      --------
     Total capitalization..............................     $1,255.5      $1,279.4
                                                            ========      ========

--------------

(1) As of June 30, 2003 our revolver balance and cash balance were $54.5 million and $16.5 million, respectively. Our current revolver balance was zero as of September 24, 2003, $54.5 million less than the balance at June 30, 2003.

(2) Does not reflect $94.0 million available under the new credit facility ($100.0 million of total availability reduced by $6.0 million of outstanding letters of credit).

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following table sets forth our selected historical consolidated financial information for each of the years in the five year period ended December 31, 2002 and as of the end of each of such years and for each of the six month periods ended June 30, 2003 and June 30, 2002 and as of the end of each such six month period. The selected consolidated financial and other data as of December 31, 2002 and 2001, and for each of the years in the three year period ended December 31, 2002 were derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial and other data as of December 31, 2000, 1999 and 1998, and for each of the two years ended December 31, 1999 have been derived from our audited consolidated financial statements which are not included in this prospectus. The selected historical consolidated financial data as of and for the six months ended June 30, 2003 and June 30, 2002 have been derived from our unaudited consolidated financial statements, included elsewhere in this prospectus. The results for the six month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the entire year.

         In the second quarter of 2003, we changed our accounting (effective January 1, 2003) for the recognition of recoveries of unpaid dues on inactive membership contracts from accrued-based estimations to a cash basis of recognition, which is considered a preferable method. As a result, a cumulative non-cash charge of $15.4 million (net of tax effect of $4.9 million was recorded). The financial statements show the pro forma effect of this change on income from continuing operations, net income and earnings per share. In the first quarter of 2003 we adopted the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement obligations and recorded a $.2 million cumulative effect adjustment to reflect this accounting change. In the first quarter of 2002, we reduced our tax valuation allowance against net operating losses realized in prior periods by $4.0 million ($.12 per diluted share). This adjustment decreased the income tax provision, increasing net income. In the third quarter of 2002, we recorded a special charge of $6.5 million ($.15 per diluted share) to settle a class action lawsuit arising in the early 1990's. In the fourth quarter of 2002, we recorded a special charge totaling $65.7 million ($1.54 per diluted share). This charge included $55.0 million ($1.29 per diluted share) netted against net revenues, to increase our receivable reserves based on assuming an accelerated monetization scenario and the belief that strengthening of the receivable reserves was warranted, $7.3 million ($.17 per diluted share) to provide for amounts related to a separation agreement entered into when our former CEO retired, and $3.4 million ($.08 per diluted share) to write down inventory. In 2002, we adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and ceased amortization of goodwill and indefinite lived trademarks, in accordance with the provisions of this standard. In the third quarter of 2001, we recorded a net benefit of special items of $8.3 million ($.27 per diluted share) to record special charges primarily related to the September 11th tragedy and a one-time markdown of retail apparel, offset by a reduction of our tax valuation allowance as a result of our continued improved operating results and trends. In the fourth quarter of 2000, we recorded a one-time non-cash charge of $6.5 million ($.24 per diluted share) to write off third-party Internet investments. In the third quarter of 2000, as a result of our improved operating results and trends, we reduced our tax valuation allowance by $20.0 million ($.72 per diluted share). In the first quarter of 1999, in accordance with AICPA Statement of Position 98-5, Reporting Costs of Start-up Activities, we wrote off unamortized start-up costs of $.3 million ($.01 per share) as a cumulative effect of a change in accounting principle.

         EBITDA is defined as net income (loss) before depreciation and amortization, income taxes, interest expense, discontinued operations and other (and cumulative effect of accounting change, where applicable). We have presented EBITDA supplementally because we believe this information is useful given the significance of our depreciation and amortization and because of our highly leveraged financial position. The table below includes a reconciliation from net income to EBITDA. This data should not be considered as an alternative to any measure of performance or liquidity as promulgated under generally accepted accounting principles (such as cash provided by/used in operating, investing and financing activities), nor should this data be considered as an indicator of our overall financial performance. Also, the EBITDA definition used by us may not be comparable to similarly titled measures reported by other companies.

         You should read the table below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. All amounts are presented in thousands, except club-related data and ratios.

                                                                                                SIX MONTHS
                                                     YEAR ENDED DECEMBER 31                    ENDED JUNE 30
                                      ---------------------------------------------------    ------------------
                                        1998       1999       2000       2001       2002       2002       2003
                                      -------    -------    -------    -------    -------    -------    -------
                                              (in millions, except club, member, ratio and per share data)
STATEMENT OF OPERATIONS DATA
Net revenues:
  Membership revenue                  $ 534.1    $ 589.4    $ 659.3    $ 689.5    $ 730.6    $ 371.0    $ 346.4
  Products and services                  32.5       62.6      110.9      144.9      217.7      105.7      149.4
  Miscellaneous revenue                   9.0       11.0       15.7       17.1       19.6        9.9        9.7
  Special charge to
     membership receivable reserve          -          -          -          -      (55.0)         -          -
                                      -------    -------    -------    -------    -------    -------    -------
Total net revenues                      575.6      663.0      785.9      851.5      912.9      486.6      505.5
Operating costs and expenses:
  Fitness center operations             390.7      418.8      466.7      496.9      557.8      277.9      281.6
  Products and services                  22.4       41.6       71.7       91.4      141.6       66.8       94.5
  Member processing and
     collection centers                  40.5       40.9       43.5       42.3       45.3       22.0       23.6
  Advertising                            45.0       47.7       51.5       54.0       55.6       32.9       32.1
  General and administrative             26.1       27.2       29.0       27.3       32.0       15.8       16.7
  Special charges                           -          -        6.5        6.7       17.2          -          -
  Depreciation and amortization          48.3       52.9       65.6       72.9       74.3       36.4       38.6
                                      -------    -------    -------    -------    -------    -------    -------
Operating income (loss)                   2.6       33.9       51.4       60.0      (10.9)      34.8       18.4
Finance charges earned                   50.2       59.4       68.5       67.3       67.8       35.1       37.3
Interest expense                        (41.5)     (52.4)     (62.1)     (58.8)     (55.5)     (28.2)     (27.9)
Other, net                                2.5        2.4        1.8        0.7       (0.6)       0.2       (1.8)
Income from continuing operations
  before income taxes                    13.8       43.3       59.6       69.2        0.8       41.9       26.0
Income tax benefit (provision)           (0.5)      (0.9)      19.0       13.7        4.2       (5.7)      (6.2)
                                      -------    -------    -------    -------    -------    -------    -------
Income from continuing operations        13.3       42.4       78.6       82.9        5.0       36.2       19.8
Discontinued operations:
  Loss from discontinued
     operations, net of tax                 -          -          -       (2.2)      (1.5)      (0.7)      (0.6)
  Loss on disposal                          -          -          -          -          -          -       (1.7)
                                      -------    -------    -------    -------    -------    -------    -------
Loss from discontinued operations           -          -          -       (2.2)      (1.5)      (0.7)      (2.3)
Income before cumulative effect of
  changes in accounting principles       13.3       42.4       78.6       80.7        3.5       35.5       17.5
Cumulative effect of changes in
  accounting principles, net of tax         -       (0.2)         -          -          -          -      (15.6)
                                      -------    -------    -------    -------    -------    -------    -------
Net income                            $  13.3    $  42.2    $  78.6    $  80.7    $   3.5    $  35.5    $   1.9
                                      =======    =======    =======    =======    =======    =======    =======
Basic earnings per common share:

  Income from continuing operations   $  0.59    $  1.81    $  3.29    $  2.99    $  0.16    $  1.13    $  0.61
  Loss from discontinued operations         -          -          -      (0.08)     (0.05)     (0.02)     (0.07)
  Cumulative effect of changes in
     accounting principles                  -      (0.01)         -          -          -          -      (0.48)
                                      -------    -------    -------    -------    -------    -------    -------
  Net income per common share         $  0.59    $  1.80    $  3.29    $  2.91    $  0.11    $  1.11    $  0.06
                                      =======    =======    =======    =======    =======    =======    =======
Diluted earnings per common share:

  Income from continuing operations   $  0.51    $  1.56    $  2.84    $  2.78    $  0.15    $  1.08    $  0.60
  Loss from discontinued operations         -          -          -      (0.08)     (0.04)     (0.02)     (0.07)
  Cumulative effect of changes in
     accounting principles                  -      (0.01)         -          -          -          -      (0.47)
                                      -------    -------    -------    -------    -------    -------    -------
  Net income per common share         $  0.51    $  1.55    $  2.84    $  2.70    $  0.11    $  1.06    $  0.06
                                      =======    =======    =======    =======    =======    =======    =======

                                                                                                           SIX MONTHS
                                                           YEAR ENDED DECEMBER 31                         ENDED JUNE 30
                                          --------------------------------------------------------    --------------------
                                            1998        1999        2000        2001        2002        2002        2003
                                          --------    --------    --------    --------    --------    --------    --------
BALANCE SHEET DATA (AT PERIOD END):
  Cash and equivalents                    $   64.4    $   23.5    $   13.1    $    9.3    $   12.9    $   13.3    $   16.5
  Installment contracts receivable, net      406.4       469.3       540.3       528.0       522.6       592.0       537.9
  Total assets                             1,128.8     1,348.6     1,560.6     1,716.9     1,771.9     1,840.3     1,752.6
  Total long-term debt                       488.0       603.4       691.9       665.2       726.8       716.9       723.7
  Stockholders' equity                       161.8       212.5       297.8       512.7       529.5       560.0       531.9

OTHER FINANCIAL DATA:
Cash provided by (used in):
  Operating activities                    $  (32.0)   $   39.1    $   49.2    $  101.8    $   53.5    $   26.9    $   31.4
  Investing activities                       (79.0)     (138.0)     (112.5)     (121.9)      (93.3)      (60.8)      (20.6)
  Financing activities                       113.7        58.0        52.9        16.3        43.4        37.8        (7.2)

Ratio of total debt to EBITDA (1)              4.8         4.1         3.6         3.2         3.6         6.7         7.7
Ratio of EBITDA (1) to interest expense        2.4         2.8         3.1         3.5         3.7         3.8         3.4
Ratio of earnings to fixed charges (2)         1.2         1.5         1.5         1.7         1.0         1.8         1.5

CLUB-RELATED DATA:
Total number of clubs at end of period         324         363         384         405         410         415         415
Clubs opened or acquired                        17          46          31          37          21          16           6
Clubs closed                                     6           7          10          16          16           6           1
Members at end of period                     3,630       3,698       3,827       3,936       3,957       3,978       3,978
Yield per average number of members (1)   $    170    $    197    $    227    $    239    $    262    $    132    $    137

(1) EBITDA as adjusted (excludes special charges).

(2) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized. Fixed charges consist of interest expense, interest capitalized and the estimated interest component of rent expense.

                     RECONCILIATION OF NET INCOME TO EBITDA

                                                                                                 SIX MONTHS
                                                         YEAR ENDED DECEMBER 31                 ENDED JUNE 30
                                            ----------------------------------------------    ----------------
                                             1998      1999      2000      2001      2002      2002      2003
                                            ------    ------    ------    ------    ------    ------    ------
Net Income                                  $ 13.3    $ 42.2    $ 78.6    $ 80.7    $  3.5    $ 35.5    $  1.9
  Add: Depreciation and amortization          48.3      52.9      65.6      72.9      74.3      36.4      38.6
   Interest expense                           41.5      52.4      62.1      58.8      55.5      28.2      27.9
   Income tax benefit (provision)              0.5       0.9     (19.0)    (13.7)     (4.2)      5.7       6.2
   Loss from discontinued operations             -         -         -       2.2       1.5       0.7       2.3
   Cumulative effect of accounting
    changes                                      -       0.2         -         -         -         -      15.6
                                            ------    ------    ------    ------    ------    ------    ------
EBITDA                                       103.6     148.6     187.3     200.9     130.6     106.5      92.5
Add (deduct):
   Stock-based compensation                      -         -         -         -       0.9         -       0.1
   Special charges                               -         -       6.5       6.7      72.2
   Other, net                                 (2.5)     (2.4)     (1.8)     (0.7)      0.6      (0.2)      1.8
                                            ------    ------    ------    ------    ------    ------    ------
EBITDA as adjusted                          $101.1    $146.2    $192.0    $206.9    $204.3    $106.3    $ 94.4
                                            ======    ======    ======    ======    ======    ======    ======

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Revenues from initial membership fees (net of any related allowances) are deferred and recognized ratably over the weighted-average expected life of the memberships, which for paid-in-full memberships and financed memberships sold have been calculated to be 36 months and 22 months, respectively. Costs directly related to the origination of memberships (substantially all of which are sales commissions paid) are also deferred and are amortized using the same methodology as for initial membership fees described above. The provision for doubtful receivables and cancellations is charged directly against membership revenue. Dues revenue is recorded as monthly services are provided. Accordingly, when dues are prepaid, the prepaid portion is deferred and recognized over the applicable term. Revenue from the sale of multiple session personal training packages is deferred and recognized as training sessions are performed.

         In the second quarter of 2003, we changed our accounting method (effective January 1, 2003) related to the recognition of recoveries of unpaid dues under inactive membership contracts from accrual-based estimations to a cash basis of recognition, which is considered a preferable method of accounting for such past due amounts. The effect of this change was a cumulative non-cash charge of $15.4 million (net of tax effect of $4.9 million) or $.47 per diluted share. Other than to reflect the cumulative effect of this change in accounting method, the first quarter 2003 results will not be restated due to the immaterial effect of such change on quarterly results. The pro forma effect on previously reported 2002, 2001 and 2000 diluted earnings per share would be a decrease of $0.12 and $0.20 per share in 2001 and 2000 and an increase of $0.04 per share in 2002, had this cash basis accounting method been utilized in those periods.

RESULTS OF OPERATIONS

Comparison of the Six Months Ended June 30, 2003 and 2002

         Net revenues for the first six months of 2003 were $505.5 million compared to $486.7 million in 2002, an increase of $18.9 million (4%). Net revenues from comparable fitness centers increased 2%. The $18.9 million increase in net revenues resulted from the following:

         - Total membership revenue decreased $24.6 million or 7% (an 8% decline at same clubs), resulting from a $3.6 million or 2% increase in dues revenue recognized (1% related to same clubs), offset by a $28.2 million or 15% decline in initial membership fees recognized during the period (16% related to same clubs).

         - Products and services revenue increased $43.7 million (41%) over the prior year period, primarily reflecting the continued growth of personal training services, nutritional product sales and the introduction of our Weight Management Program.

         - Miscellaneous revenue totaled $9.7 million, a decrease of $.2 million from the prior year period.

         The weighted-average number of fitness centers increased to 412 from 409 in the first six months of 2002.

         Gross committed membership fees originated during the first six months decreased 2% compared to the 2002 period, with a 4% decrease at same clubs. The number of new members joining increased 6% during the first six months of 2003 compared with the same period a year ago, with a 3% increase at same clubs. The average committed duration of memberships originated during the first six months of 2003 was 30.6 months versus 30.5 months in the prior year period. The gross committed monthly membership fees originated during the first six months of 2003 averaged $40.76 versus $44.19 in the year ago period, an 8% decrease. The decrease in the monthly average resulted from a decrease in average membership price during the period including a slight decrease in the proportion of multiple-club memberships sold due to apparent price sensitivity of new members.

         Operating income for the first six months of 2003 was $18.4 million compared to $34.8 million in 2002. Net revenues increased $18.9 million (4%) for the first six months of 2003, offset by a $33.0 million (8%) increase in operating costs and expenses ($27.8 million of which is related to the growth in products and services revenues), and an increase in depreciation and amortization of $2.3 million. Earnings before interest, taxes, depreciation and amortization, discontinued operations and other (cumulative effect of an accounting change, where applicable) ("EBITDA") as adjusted, was $94.5 million, a decrease of $11.8 million from the prior year period. The EBITDA margin was 17% for the first six months of 2003, compared to 20% in the 2002 period. These decreases are due, in part, to the continuing trend of lower initial membership fees originated. The following table is a reconciliation of net income to EBITDA from continuing operations and EBITDA as adjusted (in thousands):

                                               SIX MONTHS ENDED
                                                   JUNE 30
                                            ----------------------
                                               2002         2003
                                            ---------    ---------
Net income                                  $  35,477    $   1,869
Add:
  Depreciation and amortization                36,370       38,642
  Interest expense                             28,190       27,921
  Income tax provision                          5,704        6,242
  Loss from discontinued operations               759        2,318
  Cumulative effect of accounting changes                   15,579
                                            ---------    ---------
EBITDA                                        106,500       92,571
Add (deduct):
  Stock-based compensation                                     122
  Other, net                                     (163)       1,820
                                            ---------    ---------
EBITDA as adjusted                          $ 106,337    $  94,513
                                            =========    =========

Fitness center operating expenses increased $3.7 million (1%) in the first six months of 2003 compared to the prior year, due to incremental costs of operating new fitness centers and planned increases in rent, utilities, insurance and other fixed costs. Products and services expenses increased $27.8 million (42%) to support the revenue growth of product and service offerings. Direct operating margin from products and services increased to $54.9 million from $39.0 million in the 2002 period, a 41% increase (33% related to same clubs), with a margin of 37% in both periods. Member processing and collection center expenses increased $1.6 million (7%) compared to the prior year period, reflecting increased telecommunication and member mailing costs. Advertising expenses decreased $.9 million (3%) compared to the prior year period. General and administrative expenses increased $.8 million (5%) compared to the prior year period. Depreciation and amortization expense increased $2.3 million (6%), resulting from additional fitness centers and other depreciable assets since the prior year period.

         Finance charges earned in excess of interest expense totaled $9.4 million in the first six months of 2003, an increase of $2.5 million over the prior year period resulting principally from lower interest rates on the Company's borrowings and higher finance charges earned.

         The income tax provision was $6.2 million for the six months ended June 30, 2003, compared to $5.7 million in the 2002 period. This increase of $.5 million is attributable to lower income from continuing operations in the 2003 period offset by the increase in the Company's federal income tax rate for reporting purposes to 20%, which became effective April 1, 2002.

Comparison of the years ended December 31, 2002 and 2001

         Net revenue for 2002 was $912.9 million compared to $851.5 million in 2001, an increase of $61.4 million (7%), inclusive of $73.0 million (9%) attributable to Crunch Fitness and offset by a special charge of $55.0 million to strengthen our installment contracts receivable reserves. Net revenue from comparable fitness centers, exclusive of the special charge, increased 3%. The increase in total net revenues, exclusive of the special charge, resulted from the following:

                  - Membership revenue increased $41.0 million (6%) from the prior year, including a 28% increase in dues revenue (9% related to same clubs) recognized during the year. Dues revenue for the year equaled more than half of total membership revenue. The provision for doubtful receivables and cancellations, included as a direct reduction of membership revenue, was 41% of the gross financed portion of originations for both periods;

                  - Products and services revenue increased $72.7 million (50%) over 2001, primarily reflecting the continued growth of personal training services, nutritional product sales and the addition of Crunch Fitness, which accounted for $19.5 million of the increase; and

                  - Miscellaneous revenue increased $2.6 million (15%) over 2001, reflecting increases in sub-rental income, franchise fees and co-marketing revenue.

         The weighted-average number of fitness centers during 2002 increased to 412 from 385 during 2001, a 7% increase, including a 56% increase in the weighted-average number of centers operating under our upscale brands from 36 to 56, largely resulting from the acquisition of Crunch Fitness. During 2002, we opened 14 new fitness centers within our major metropolitan areas. In April 2002 we acquired seven additional fitness centers with our acquisition of Planet Fitness in the Boston area. At December 31, 2002, we operated a total of 56 upscale fitness centers: 23 as "Crunch Fitness", 10 as "Bally Sports Clubs", 10 as "The Sports Clubs of Canada", seven as "Pinnacle Fitness" and six as "Gorilla Sports."

         Gross committed membership fees is a measure which includes the total potential future value of all initial membership fee revenue, dues revenue, earned finance charges and membership-related products and services revenue from new membership sales originations in a period. It is measured on a gross basis before consideration of our provision for doubtful accounts and cancellations and without deferral of initiation fee revenue, and includes the future potential collection of dues revenue over the initial term of membership. We track gross committed membership revenue as an indicator of the success of our current sales activities and believe it to be a useful measure to allow investors to understand current trends in membership sales which may not be apparent under deferral accounting for the initiation fee component of membership revenue.

         The following table reconciles total gross committed membership fees during 2002, 2001 and 2000 to initial membership fees originated, net:


                                              2000           2001           2002
                                          -----------    -----------    -----------
Gross committed membership fees           $ 1,073,775    $ 1,073,619    $ 1,132,634
Less: Committed monthly dues                 (141,286)      (144,939)      (233,039)
  Provision for doubtful receivables
     and cancellations                       (337,076)      (335,628)      (329,308)
  Unearned finance charges and other         (165,976)      (169,103)      (172,947)
  Products and services revenues
     included in membership programs          (41,888)       (55,155)       (78,246)
                                          -----------    -----------    -----------
Initial membership fees originated, net   $   387,549    $   368,794    $   319,094
                                          ===========    ===========    ===========

         Gross committed membership fees increased 5%, compared to 2001. The gross committed monthly membership fees originated during 2002 averaged $43 versus $40 in 2001, a 7% increase. This increase results primarily from higher monthly dues included in memberships originated at our Bally Total Fitness clubs, the addition of Crunch Fitness with its higher membership fee structure, and an increase in new memberships originated which include a personal training component. The number of new members joining increased 2% during 2002 compared with a year ago, with a 2% decrease at our Bally Total Fitness clubs. The average committed duration of memberships originated during 2002 was 30.4 months versus 31.0 months in the prior year, a 2% decrease. This decrease results primarily from the shorter commitment term of memberships offered at Crunch Fitness, the addition of five new clubs in states and provinces that limit contract duration to twelve months, and an increase in the number of shorter commitment membership programs available at Bally Total Fitness clubs.

         The operating loss for 2002 was $10.9 million compared to operating income of $60.0 million in 2001. Our operating loss resulted principally from special charges of $72.2 million in 2002 described fully in the following paragraph. Operating income for 2002 excluding the 2002 special charges was $61.3 million compared to $66.7 million, excluding special charges of $6.7 million, in 2001. This decrease of $5.4 million (8%) was due to a $116.3 million increase in net revenue (14%), offset by an increase in operating costs and expenses of $120.3 million (17%)
and an increase in depreciation and amortization of $1.4 million. The 2001 results included $7.6 million of goodwill amortization which, under current accounting standards, is no longer amortized. EBITDA was $130.6 million in 2002 versus $200.9 million in 2001, a 35% decline, due primarily to the special charges recorded in 2002 (see Item 6, Selected Financial Data, in the notes accompanying our consolidated financial statements included elsewhere in this prospectus for a reconciliation of net income or loss to EBITDA). EBITDA exclusive of the impact of the special charges, was $204.3 million in 2002 versus $206.9 million in 2001, a 1% decline. The EBITDA margin was 13% for 2002 compared to 22% in 2001. This decline results primarily from the 2002 special charges. The EBITDA margin, before special charges, was 20% for 2002 compared to 23% in 2001. This decrease is due, in part, to the continuing trend of lower new membership originations at mature clubs, the proportion of clubs open less than five years, and the initially lower margins attributable to the 19 Crunch Fitness centers acquired at the end of 2001 and the seven centers acquired in the Boston area in April 2002. Fitness center operating expenses increased $60.8 million (12%), due principally to incremental costs of operating new fitness centers, including Crunch Fitness, which represented approximately $36.3 million of the increase. Products and services expenses increased $50.2 million (55%) to support the revenue growth of product and service offerings. Direct operating margin from products and services increased to $76.1 million from $53.6 million in 2001, a 42% increase (23% related to same clubs), with a margin of 35% in 2002 compared to 37% in 2001. Member processing and collection center expenses increased $3.0 million (7%) from 2001, reflecting increased costs to serve the higher number of clubs and members as compared to the prior year. Advertising expenses increased $1.5 million (3%) compared to the prior year. General and administrative expenses increased $4.7 million (17%) compared to the prior year to support our overall growth strategy. Depreciation and amortization expense increased $1.4 million (2%) largely as a result of increased expenditures for property and equipment and acquired fitness centers during the past two years, offset by the elimination of goodwill amortization in 2002 as the result of new accounting standards.

         The special charges in 2002 included $55.0 million recorded as a reduction to net revenues to strengthen our installment contracts receivable reserves. In connection with our intentions to seek alternatives for the financing portion of our business model, we undertook a study to determine the net realizable values of recent years' sales activity and membership installment contracts receivable on an accelerated monetization basis. Our previous method for estimating the adequacy of balance sheet reserves did not assume an accelerated monetization scenario. Given that the receivables portfolio may be substantially monetized during the next 12 to 18 months, strengthening our receivables reserves was warranted and resulted in the special charge. Special charges in 2002 also included $7.3 million to provide for amounts related to a separation agreement entered into when our former CEO retired, $3.4 million to write-down inventory shortages, and $6.5 million to settle a class action lawsuit arising in the early 1990's. Special charges in 2001 related to cancelled or reformatted marketing events and other direct and indirect costs from disruptions and shutdowns of various club operations and programs resulting from the September 11th terrorist events and separately, our repositioning of in-club retail stores. Comparisons made in the previous paragraph which exclude these special charges from our results have been made because we believe the unusual nature of these charges should be taken into consideration when the trend of our operating results is used by investors.

         Finance charges earned in excess of interest expense totaled $12.3 million in 2002, an increase of $3.9 million over last year resulting principally from lower interest rates on our borrowings, and higher installment contracts receivable offset by a decrease in finance rates earned.

         At December 31, 2002, for accounting purposes, we had approximately $114 million of unrecognized federal net operating loss carryforwards. Separately, our alternative minimum tax ("AMT") net operating loss carryforwards have been substantially recognized. Therefore, having fully recognized AMT net operating loss carryforwards for reporting purposes, our federal income tax rate increased to 20% during the second quarter of 2002. The 20% rate will remain in effect until such time as all AMT credits are fully utilized, which is not currently expected before 2005. In the first quarter of 2002 and the third quarter of 2001, we reduced our valuation allowance against our net operating loss carryforwards by approximately $4 million and $15 million, respectively, which offset charges related to our provision for alternative minimum taxes and state income and other taxes. These adjustments were reflected as reductions of the tax provision, increasing net income.

Comparison of the Years Ended December 31, 2001 and 2000

         Net revenue for 2001 was $851.5 million compared to $785.9 million in 2000, an increase of $65.6 million (8%). Net revenue from comparable fitness centers increased 6%. The increase in total net revenues resulted from the following:

                  - Membership revenue increased $30.3 million (5%) over the prior year, including a 5% increase in dues revenue recognized during the year. The provision for doubtful receivables and cancellations, included as a direct reduction of membership revenue, was 41% of the gross financed portion of originations for both periods;

                  - Products and services revenue increased $34.1 million (31%) over 2000, primarily reflecting the continued growth of personal training services and nutritional product sales; and

                  - Miscellaneous revenue increased $1.3 million (8%) over 2000, primarily reflecting additional revenue from co-marketing partnerships.

         The weighted-average number of fitness centers during 2001 increased to 387 from 376 during 2000, a 3% increase, including an increase in the weighted-average number of centers operating under our upscale brands from 34 to
38. During 2001, we opened 18 new fitness centers within our major metropolitan areas. On December 31, 2001, we acquired 19 additional fitness centers (with our acquisition of Crunch Fitness) that are not reflected in our 2001 results or averages. At December 31, 2001, we operated a total of 55 upscale fitness centers: 19 as "Crunch Fitness"; 12 as "Bally Sports Clubs"; 11 as "The Sports Clubs of Canada"; seven as "Pinnacle Fitness"; and six as "Gorilla Sports".

         Gross committed membership fees were approximately unchanged compared to 2000. The gross committed monthly membership fees originated during 2001 and 2000 averaged $40. The number of new members joining increased 8% during 2001 compared with 2000, with a 7% increase at our Bally Total Fitness clubs. The average committed duration of memberships originated was 31.0 months during 2001 compared to 32.8 months in 2000. This decrease resulted from an increase in the number of shorter term commitment membership programs available at Bally Total Fitness clubs.

         Operating income for 2001 was $60.0 million compared to $51.5 million in 2000, a 17% increase. The increase of $8.5 million (17%) was due to a $65.6 million increase in net revenue (8%), offset, in part, by an increase in operating costs and expenses of $57.1 million (7%) including a $7.3 million increase in depreciation and amortization. EBITDA was $200.9 million in 2001 versus $187.3 million in 2000, a 7% increase. The EBITDA margin was 22% in both periods. In 2001, the margin was negatively impacted by increases in utilities costs system-wide and by new club growth which, due to deferred revenue accounting, initially results in higher incremental operating costs than recognized revenues. Fitness center operating expenses increased $30.2 million (6%), due principally to incremental costs of operating new fitness centers and higher energy costs. Products and services expenses increased $19.7 million (27%) to support the revenue growth of product and service offerings. Direct operating margin from products and services increased to $53.6 million from $39.2 million in 2000 (37%), with a margin of 37% in 2001 compared to 35% in 2000. Member processing and collection center expenses decreased $1.2 million (3%) as a result of expense reimbursements from servicing fees associated with servicing the portions of the installment contracts receivable portfolio that were sold in 2001 to a major financial institution. Advertising expenses increased $2.6 million (5%) compared to 2000 due to a change in advertising strategy to reach new segments of prospective customers and to support clubs in new markets. General and administrative expenses decreased $1.7 million (6%) compared to 2000. Depreciation and amortization expense increased $7.3 million (11%) largely as a result of increased expenditures for property and equipment and acquired fitness centers during the past two years.

         In 2001 we recorded special charges of $6.7 million related to cancelled or reformatted marketing events and other direct and indirect costs from disruptions and shutdowns of various club operations and programs resulting from the September 11th terrorist events and a one-time markdown of retail apparel in connection with management's strategic repositioning of in-club retail stores, adding juice bars to replace slow moving, lower margin fashion apparel. In 2000 we recorded a special charge of $6.5 million which represented a one-time non-cash charge to write off third-party Internet investments.

         Finance charges earned in excess of net interest costs totaled $9.2 million in 2001, an increase of $1.0 million over 2000 resulting from a reduction in our net borrowings, offset in part, by reductions in finance charges earned due to the sale of receivables in 2001.

         The income tax provisions for 2001 and 2000 reflect state and Canadian income taxes. The federal provisions were offset by the utilization of prior years' net operating losses. In addition, as a result of our improved operating results and trends, we reduced our tax valuation allowance by $15.0 million and $20.0 million in the third quarters of 2001 and 2000, respectively. These adjustments were reflected as reductions of the tax provision, increasing net income.

LIQUIDITY AND CAPITAL RESOURCES

         Cash flows from operating activities were $31.4 million in the first six months of 2003, compared to $26.9 million in the 2002 period. Over the past two years, the Company sold a portion of its installment contracts receivable portfolio to a major financial institution in three bulk sales at net book value, with combined proceeds of approximately $128 million. Excluding the impact of the sales of receivables and net of the change in dues prepayments during the periods, cash flows from operating activities were $50.3 million in the first six months of 2003, compared to $55.3 million in 2002.

         The following table sets forth cash flows from operating activities on a comparable basis to exclude the impact of sales of receivables, to add back actual cash collections on the sold portfolios, and to reflect the impact of changes in dues prepayments during each year and for the six months ended June 30 (in thousands):

                                                                   YEAR ENDED DECEMBER 31             SIX MONTHS ENDED
                                                            -----------------------------------           JUNE 30,
                                                              2000         2001         2002         2002         2003
                                                            ---------    ---------    ---------    ---------    ---------
Cash provided by operating activities, as reported          $  49,167    $ 101,772    $  53,501    $  26,916    $  31,377
     Acceleration of collections through bulk sale of
      installment contracts receivable                              -     (105,000)     (23,345)           -            -
     Collections on installment contracts receivable sold           -       44,691       57,930       31,100       19,553
     Change in dues prepayments                                (2,729)      16,192          151       (2,762)        (634)
                                                            ---------    ---------    ---------    ---------    ---------
Cash flows from operating activities
     on a comparable basis                                  $  46,438    $  57,655    $  88,237    $  55,254    $  50,296
                                                            =========    =========    =========    =========    =========

         Capital expenditures totaled $20.6 million in the first six months of 2003 compared to $60.8 million in the 2002 period. Capital expenditures for 2003 are not expected to exceed $50 million. The following table details cash used in investing activities during the past five years and for the six months ended June 30, 2003 and 2002 (in thousands):

                                                                                          SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                       JUNE 30,
                                  ----------------------------------------------------   -------------------
                                    1998       1999       2000       2001       2002       2002       2003
                                  --------   --------   --------   --------   --------   --------   --------
Club improvements                 $ 29,998   $ 11,582   $ 20,967   $ 26,400   $ 21,556   $ 11,449   $  6,945
New clubs                           23,083     38,762     42,362     41,959     36,110     20,343      7,950
Club remodels and expansions        12,714     37,286     36,661     12,289     12,730      9,023      3,356
Administrative and systems          10,637      8,689      4,749     10,523      4,744      2,350      1,948
Real estate purchases and other      2,521     41,691      7,721     30,692     18,120     17,602        412
                                  --------   --------   --------   --------   --------   --------   --------
                                  $ 78,953   $138,010   $112,460   $121,863   $ 93,260   $ 60,767   $ 20,611
                                  ========   ========   ========   ========   ========   ========   ========

         As a result of the decrease in second quarter capital expenditures, our free cash flow (cash provided by operating activities, less cash used in investing activities) was $1.3 million, compared to a deficit of $24.7 million in the 2002 quarter. We are disclosing free cash flow because management believes that it is an important measure of liquidity and investors are focused on our ability to reduce our overall debt. The following table is a reconciliation of cash provided by operating activities to free cash flow (deficit) during each year and for the six months ended June 30, 2003 and 2002 (in thousands):

                                                                                              SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31                  JUNE 30,
                                                     -----------------------------------    ----------------------
                                                        2000        2001         2002         2002         2003
                                                     ---------    ---------    ---------    ---------    ---------
Cash provided by operating activities, as reported   $  49,167    $ 101,772    $  53,501    $  26,916    $  31,377
Less: Cash used in investing activities               (112,460)    (121,863)     (93,260)     (60,767)     (20,611)
                                                     ---------    ---------    ---------    ---------    ---------
Free cash flow (deficit)                             $ (63,293)   $ (20,091)   $ (39,759)   $ (33,851)   $  10,766
                                                     =========    =========    =========    =========    =========

         At the end of the second quarter the Company announced the completion of the refinancing of its existing $132.5 million term loan and $63.5 million outstanding on its revolving credit agreement by issuing $235 million in aggregate principal of old notes in an offering under Rule 144A and Regulation S under the Securities Act of 1933, as amended, and had entered into the new credit facility. These transactions were funded in July 2003. The amount available under the new credit facility is reduced by any outstanding letters of credit, which cannot exceed $30.0 million. As of July 31, 2003, the Company had outstanding $6 million in letters of credit and availability of $84 million on the new credit facility (subsequently increased to $100 million credit facility during August 2003). The Company will write off unamortized issuance costs from extinguished debt in the third quarter of 2003. In addition, in July 2003 the Company paid down $25 million on its Securitization Series 2001-1 and extended the revolving period on $100 million of the balance through July 2005. The balance of $30 million of principal on the securitization which was not extended will begin amortizing in November 2003. As of June 30, 2003, our debt service requirements, including interest, through June 30, 2004 were approximately $77.6 million, exclusive of principal payments on the securitization. We believe that we will be able to satisfy these short-term requirements for debt service and capital expenditures out of available cash balances, cash flow from operations and borrowings on the revolving credit facility.

         We are authorized to repurchase up to 1,500,000 shares of our common stock on the open market from time to time. We repurchased 625,100 shares between August 1998 and November 1999 at an average price of $18 per share, and 54,500 shares in February 2002 at $16 per share.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         We are exposed to market risk from changes in the interest rates on certain of our outstanding debt. The outstanding loan balance under our bank credit facility and the Series 2001-1 accounts receivable-backed variable funding certificates bear interest at variable rates based on prevailing short-term interest rates in the United States and Europe. Based on 2002's average outstanding balance of these variable rate obligations, a 100 basis point change in interest rates would change interest expense in 2002 by approximately $3.3 million. We have purchased an 8.50% interest rate cap on the Series 2001-1 accounts receivable-backed variable funding certificates. In September 2003 we entered into an interest rate swap agreement whereby our fixed interest commitment on $200 million of outstanding principal on our senior subordinated notes varies based on the short-term interest rate in Europe. A 100 basis point change in the interest rate on the portion of the debt subject to the new swap agreement would change interest expense on an annual basis by $2.0 million. For fixed rate debt, interest rate changes affect their fair market value but do not impact earnings or cash flows. We presently do not use other financial derivative instruments to manage our interest costs. We are subject to minimal foreign exchange and commodity risk.

                                    BUSINESS

                                     GENERAL

         We are the largest commercial operator of fitness centers in North America. Our fitness centers offer members state-of-the-art fitness facilities featuring a wide selection of cardiovascular and strength equipment and extensive personal training, weight-management and group exercise services. In addition, many of our fitness centers include pools, racquet courts, or other athletic facilities. As of June 30, 2003, we operated 415 fitness centers serving 4.0 million members. Our fitness centers are concentrated in major metropolitan areas in 29 states and Canada, with 348 fitness centers located in the top 25 metropolitan areas in the United States and Toronto, Canada. We operate fitness centers in over 50 major metropolitan areas representing 63% of the United States' population. By clustering our fitness centers in major metropolitan areas, we are able to reach more existing and potential members while achieving marketing and operating efficiencies.

         Our members made an estimated 150 million visits to our fitness centers in 2002. Our active member base provides a ready market for ancillary services such as personal training, weight management, and group fitness training programs and for products sold through our on-site Fitness Formula retail stores. We have created several lines of Bally-branded products that are marketed both to our members and to other consumers through third-party retail outlets. One of our most successful product lines is our private-label diet and performance nutritional supplements. In addition, we have licensed the Bally brand to third-party manufacturers of fitness equipment.

         Our primary target market is the 18 to 34-year old, middle income segment of the population. This market segment is serviced by the majority of our fitness centers which use the Bally Total Fitness(R) service mark. The nationwide use of this service mark enhances brand identity and increases advertising efficiencies. To supplement the Bally-branded clubs and to facilitate our market segmentation strategy, we have opened or acquired 47 facilities during the past few years that operate under upscale brands, such as Crunch Fitness, The Sports Clubs of Canada, Pinnacle Fitness and Gorilla Sports. These upscale brands primarily target the 18 to 49-year old, upper income segment of the population.

INDUSTRY OVERVIEW

         The fitness industry has benefited from several key growth drivers, including increased focus on health and physical fitness, increased research and medical journal publications discussing the benefits of exercise in reducing the risk of many diseases, and the aging of the baby boomer generation and their children. Additionally, the industry has benefited from government reports from the Surgeon General (Report on Physical Activity & Health (1996) and the Call to Action to Prevent and Decrease Overweight and Obesity (2002)), which have emphasized the importance of exercise and physical fitness.

         The national fitness industry includes approximately 17,000 clubs with approximately 33.8 million members. The industry's compound annual growth rate of revenues was 8.2% from $6.5 billion in 1993 to $12.2 billion in 2001, and its compound annual growth in the total number of clubs increased at a rate of 4.8%, from 11,655 in 1993 to 16,983 in 2001. The demand for club memberships rose in the same period at a faster pace than supply, as memberships increased at a compound annual growth rate of 5.0% from 22.9 million in 1993 to 33.8 million in 2001.

         Although the fitness industry benefits from tremendous growth over the last several years, the industry remains fragmented with less than 10% of commercial health clubs in the U.S. owned and operated by companies that own more than 25 clubs.

COMPANY STRENGTHS

         Largest Fitness Center Operator in North America. We are the largest commercial operator of fitness centers in North America in terms of revenues, number of members, and number and square footage of facilities and have over 40 years of operating experience. We hold a leading market position in many large metropolitan areas, including New York City, Los Angeles, Chicago, Baltimore/Washington D.C., Boston, Dallas, Houston, Detroit, San Francisco, Toronto, Portland, Seattle, Philadelphia, Atlanta and Miami. As of June 30, 2003, we operated 415 fitness centers serving 4.0 million members. Over 86% of our fitness centers are located in markets in which we have five or more facilities. We believe that our scale and concentration in major metropolitan areas achieves marketing and operating efficiencies, enhancing our value to members.

         Significant Brand Recognition. We believe the Bally brand is the most recognized name in the fitness industry and that this brand awareness increases the likelihood potential members will recognize our clubs as opposed to those of our competitors. This brand awareness has also allowed us to benefit from strategic marketing alliances with leading consumer product companies such as AOL Time Warner, PepsiCo, Colgate-Palmolive, Unilever, Gatorade, Kellogg Company and Kraft Foods. We are also capitalizing on the strength of our brand to expand franchising and joint venture programs domestically and internationally. Through these programs, we are extending the Bally brand into China, South Korea, Southeast Asia, the Bahamas, Mexico, and several secondary markets in the United States. We have also entered licensing arrangements with two of the leading fitness equipment manufacturers for the manufacture and distribution of Bally-branded home fitness equipment in the United States and Asia. Further, our licensed Bally Total Fitness line of portable exercise equipment, including hand and ankle weights, jump ropes and other personal fitness related merchandise, is carried in more than 4,000 retail stores in the United States and Canada and our Bally-branded nutritional products are sold in approximately 4,000 retail outlets. We believe this brand awareness drives our strong member retention, enhances our ability to grow sales of ancillary Bally-branded products and services and facilitates strategic marketing alliances with major consumer product companies.

         Industry Leading Member Retention. We believe we have the highest member retention rates in our industry with an average annual retention of over 80%, compared with our competitors' annual retention which we believe to be between 50-70%. Our retention success is driven by the quality and affordability of our membership plans and the commitment made by the joining member. In addition, we have the systems and expertise to track member usage of our facilities and deliver pricing discounts and special offers to retain members.

         Predictable and Growing Cash Flow. Our high member retention rates, large member base and substantially fixed operating costs result in predictable and growing cash flows. Nearly 90% of new members elect to finance their initial membership fee for up to 36 months, creating a liquid asset on our balance sheet with a history of stable and consistent cash flows. Our industry leading retention rates contribute to growing and predictable recurring dues collected from our members. These cash flows offset a substantially fixed cost operating structure, stable maintenance capital expenditure requirements of $30--$35 million per year and limited expansion plans for clubs, resulting in predictable and growing cash flow.

         Large Investment in Fitness Centers. During the past five years we have invested approximately $400 million in opening or acquiring fitness centers, as well as improving our existing fitness facilities. This investment has provided us with a strong base of modern, well-equipped facilities of which 30%, or approximately 140 clubs, are immature (which we define as having been in operation for less than five years). Our extensive experience has shown it takes nearly 10 years for a club's membership base to fully mature, with the facility achieving its most significant membership growth during the third to seventh year. As a result, the earnings potential and return on capital invested in our immature clubs is yet to be fully realized.

         Product and Service Offerings. Prior to 1997, we provided only minimal services outside of membership programs. Today we employ over 6,000 personal trainers providing customized, interactive sessions to our members. We also offer a wide variety of private-label products, including diet and nutritional supplements, energy bars and performance drinks through our on-site retail stores. Revenue from products and services has grown from approximately $10.0 million in 1997 to over $215.0 million in 2002. We intend to leverage our broad membership base and brand strength to continue to expand our health-related products and services. As of June 30, 2003, revenues from products and services have increased 41% from the six months ended June 30, 2002, due to the continuing penetration of existing programs and the addition of new offerings such as our recently launched Weight Management Program.

         Flexible Membership Plans. We offer a variety of membership options and payment plans. Our membership options range from single-club memberships to premium memberships, which provide additional amenities and access to all of our fitness centers nationwide. Similarly, we offer a broad range of payment alternatives. Most memberships sold consist of a substantial up front initial fee and relatively low monthly dues. We provide financing of the initial fee for up to 36 months at typical retail consumer interest rates. We also offer "pay-as-you-go" memberships, which require a smaller initial fee paid in cash and higher monthly payments for the duration of the membership. We believe offering membership financing requires a high level of technical infrastructure and operational expertise and, as a result, we are the only major fitness center operator currently offering both the financing and the pay-as-you-go options. We believe that this flexibility has greatly improved member retention, allowing us to offer more affordable membership programs and providing significant competitive advantages.

         Experienced Management Team. We believe that our management team is one of the most experienced in the industry. Seven of our senior executives average over 14 years experience in the industry. In August 2003, we augmented the management team by adding a new senior vice president and chief marketing officer with extensive marketing and strategy-related experience. We believe that our management team has the depth, experience and motivation to manage our controlled growth strategy.

BUSINESS STRATEGY

         Our continuing business focus is to maximize our yield-per-member and grow our membership base. We define yield-per-member as the dollar amount generated per member through initiation fees, monthly dues, products and services revenues and finance charges earned. Our average yield-per-member has increased from $148 in 1997 to $262 in 2002. We expect to continue to maximize our yield-per-member as well as grow our membership base using the following strategies:

         Optimize Our Product and Service Offerings. We are increasingly using our clubs for the delivery of value-added products and services such as personal training, private-label nutritional products, group exercise classes, fitness related merchandise, member magazines and our recently launched Weight Management Program. Integrating these ancillary products and services into our core fitness center operations positions Bally as the primary source for all of our members' wellness and fitness needs. In addition, our private-label nutritional products are sold in approximately 4,000 select retail, grocery and drug store outlets and our licensed portable exercise equipment is sold in over 4,000 retail outlets. We are committed to the continuing development and integration of new and innovative products and services. Our extensive groupings of club operations and brand mix allow us to "test-market" new products and services without exposing our entire operation to the outcome of the introduction.

         Realize the Benefit of Recent Investments. Over the past five years we have invested approximately $400 million in greenfield expansion, acquisitions, and expansion of existing facilities. In order to strengthen operating results and cash flows, we began scaling back our club expansion plans during 2002 and will continue to do so for the next several years. We intend to focus our attention on improving operating margins and cash flows in our existing fitness centers to capitalize on our recent investments and to realize the benefits of reduced capital expenditures. Due to deferral accounting, our immature fitness centers generally require nearly a full year of operations before generating incremental operating income. By slowing club expansion, we intend to realize the cash flow benefits from reduced capital expenditures as well as the natural maturation of our existing clubs. During 2002 we had 134 immature clubs. We expect the immature clubs, as they mature, to contribute higher levels of operating income.

         Expand and Optimize Our Marketing. We will continue to leverage the position of the Bally brand, which we believe is the most recognized brand name of fitness centers in North America. While we historically have relied

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on television advertising as the primary vehicle for marketing, we currently are exploring the use of other media outlets as well as a nationally supported member referral programs. We have also begun to place a greater emphasis on corporate alliances and in-club marketing programs. Additionally, the Internet represents a relatively untapped opportunity to market the Bally brand. We have recently developed strategic web-based partnerships and added functionality to our website to capture leads and contact information through the Internet for use in sourcing new members. Internationally, we continue to market the Bally brand through our joint venture and franchise program in China and our franchise programs in South Korea, Southeast Asia, Mexico and the Bahamas. Through these international relationships, over the next five years we believe it is possible to franchise over 50 fitness centers. We believe our targeted marketing initiatives in combination with our branded product and service offerings will lead to increased membership and profitability.

         Improve Operating Efficiencies. After a period of rapid expansion by adding new clubs in addition to the acquisition of most of our upscale brands, we are consolidating our operations to realize economies of scale. In particular, we have launched several initiatives to improve operating efficiencies and reduce operating costs, including staff reductions. We have also begun to eliminate local area offices, as well as to modify some of our incentive and compensation programs to reward profitability. In the second quarter of 2003, we launched several cost saving initiatives, which are expected to result in over $20 million of annualized cost savings.

FITNESS CENTERS

         Most of our fitness centers are located near regional, urban and suburban shopping areas and business districts of major cities. Fitness centers vary in size, available facilities and types of services provided. All of our fitness centers contain a wide variety of state-of-the-art progressive resistance, cardiovascular and conditioning exercise equipment, as well as free weights. A member's use of a fitness center may include group exercise programs or personal training instruction stressing cardiovascular conditioning, strength development or improved appearance. We require our sales, fitness and club operations personnel to complete a comprehensive educational training program. New members are offered orientations on the recommended use of exercise equipment by our personnel.

         Our current prototype fitness center generally focuses on those fitness services our members most frequently use, such as well-equipped cardiovascular, strength and free weight training areas along with a wide variety of group fitness classes. Services that receive a far-lower degree of member use, such as swimming pools, running tracks, racquet courts or other athletic facilities have been de-emphasized. Our prototype fitness center, which tends to range from 25,000 to 30,000 square feet, has recently averaged approximately 26,000 square feet and cost $1.8 million to construct, exclusive of purchased real estate and exercise equipment and net of landlord contributions. The prototype is designed to cost less to construct and maintain than our older facilities and has the capacity to accommodate significantly more members than older fitness centers of the same size because it focuses on the most widely used amenities. We generally invest approximately $400,000 ($300,000 through lease programs) for exercise equipment in a prototype fitness center.

         We have substantially completed our expansion and general refurbishment program undertaken in 1998 to refurbish and make major expansions and/or upgrades to the majority of our fitness centers, including updating exercise equipment and decor to improve club ambiance. We have also invested over the past four years in 68 new facilities generally based on our new fitness center prototype.

         Presently five fitness centers in Upstate New York, including two facilities we previously owned, one fitness center in Nassau, Bahamas and one fitness center in Beijing, China are operated pursuant to franchise agreements under the service mark "Bally Total Fitness", and we have executed franchise agreements for South Korea, Thailand, Malaysia, Singapore, Taiwan, the Philippines and Mexico. We continue to seek additional franchise relationships in smaller domestic markets and select international locations.

         Products and Services

         Our fitness center operations provide a unique platform for the delivery of value-added products and services to our fitness-conscious members. Prior to 1997, we provided only minimal additional services outside of membership programs. By 2002, revenue from products and services accounted for over 23% of our net revenue and

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

has grown by 50% during 2002. By integrating personal training, private-label nutritional products, and our new Weight Management Program into our core fitness center operations, we have positioned the Bally Total Fitness brand as the total source for all of our members' wellness and fitness needs.

                  - Personal Training. We offer fee-based personal training services in most of our clubs and currently have over 6,000 personal trainers on staff. Our revenue from personal training has grown to $128.4 million in 2002, doubling from 2001, and we added 1,762 trainers during 2002. We continue to integrate personal training services into our new membership programs in order to introduce new members to this important first step toward meeting their fitness goals. In 2002 we introduced an electronic funds transfer monthly payment option to our personal training program, providing members a convenient monthly payment alternative to purchasing multiple-session personal training packages. As a result of our acquisition of Crunch Fitness, we have revised our approach to marketing personal training services to our Bally Total Fitness members based on the very successful targeted personal training sales model created by Crunch Fitness. As we continue to integrate these practices into Bally Total Fitness brand clubs, we believe we can further leverage our existing personal trainer staff and continue to expand this area of our business as the demand for these services continues to increase.

                  - Private-Label Nutritional Products. In order to further capitalize on our brand identity with our members, we have developed a full line of Bally-branded nutritional products. We currently offer ready-to-drink meal replacement shakes and drinks, energy bars, snack bars, high protein bars, weight loss products, multi-vitamins and meal replacement powdered drinks. Our Rapid Results Diet System products provide for key elements of our integrated weight loss program. During 2002, sales of private-label nutritional products generated $47.9 million in revenue, representing a 6% growth from 2001. Several of these products have been integrated into our new membership programs in order to assist new members in meeting nutritional goals as they start their new fitness program, while introducing them to our private label line of nutritional products. We continue to test and bring to market new products to meet customer demand. As a policy, we require manufacturers and suppliers of our nutritional products to maintain significant amounts of product liability insurance.

                To further capitalize on the Bally brand outside our clubs, we have also begun limited distribution of our private-label nutritional products in select retail, grocery and drug store chains. Bally Total Fitness branded nutritional products are currently sold in approximately 4,000 outside retail stores nationwide.

                  - Fitness Formula Retail Stores. Our members make over 150 million workout visits to our clubs annually, providing a captive market of fitness conscious consumers. Our on-site Fitness Formula retail stores have been designed to provide products most needed by our members before, during and after their workout. With 391 stores in operation during 2002, we increased revenue during the year by 24% over 2001 to $53.4 million selling nutritional products (Bally-branded as well as other nationally recognized brands), basic workout apparel, packaged drinks and other fitness-related convenience products. In 163 of our higher-workout volume clubs, our Fitness Formula retail stores include a juice bar providing prepared fruit juice drinks and supplement-enhanced nutritional drinks and other on-demand nutritional products. Our juice bar stores have the additional impact of promoting retail store sales of other products through increased member traffic through the stores.

                  - Weight Management Program. The final testing phases were completed late in 2002, and in January 2003 we announced the nationwide introduction of our new Weight Management Program. Bally's Weight Management Program is a comprehensive nutrition and exercise program customized to an individual's unique metabolism by determining specific calorie needs based on an individual's resting metabolic rate and specific weight goals. Since most of our new members join with a weight loss goal in mind, the new Weight Management Program provides a framework to meet those objectives all within the four walls of our fitness centers as an alternative to specialty weight-loss service providers. Using computer-based and manual food logging methods, the program provides for food counseling, personal training and exercise, and integrates our Rapid Results Diet System private-label nutritional products in a comprehensive lifestyle health and fitness program. We believe the integration of weight loss services into our existing infrastructure of fitness services provides us with a unique competitive advantage over outside

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

         providers of weight loss services, which lack the fitness and targeted nutritional components to weight loss solutions.

                  - Financial Services. In late 1995, in conjunction with a significant financial institution, we implemented a program offering selected members the opportunity to transfer the balance of their financed membership fee to a pre-approved Visa account. As of December 31, 2002, over 265,000 credit cards have been issued. During the second quarter of 2003, we discontinued our practice of transferring balances under our credit card program with a third party financial institution. We continue to investigate and evaluate other opportunities to offer financial services to our members.

                  - Licensed Products. With our brand recognition and national advertising presence, we have licensed the Bally Total Fitness brand to third-party suppliers of fitness-related products. In January 2003 we announced agreements with Life Fitness, licensing a line of Bally Total Fitness branded home fitness equipment for sale to consumers in the United States and Canada, and with Johnson Health Tech Co. Ltd. for sales in South Korea. Our continuing licensing agreement with Sports & Leisure Technology has resulted in Bally-branded portable fitness products being sold in over 4,000 retail chain stores across the United States and Canada. In 2002 we entered an agreement with Franklin Covey to sell a line of Bally Total Fitness daily planners, which include daily fitness tips and workout logs, in 175 Franklin Covey retail stores. We believe licensing of our brand further enhances our brand recognition and further positions us as the total source for consumers' wellness and fitness needs.

EXPANSION AND ACQUISITION

         To build upon our improved core operations and expanding products and services business, we have invested in facilities expansion during the past five years. In order to strengthen operating results and maximize cash flows we have scaled back our new club expansion plans during 2002 and beyond in order to further concentrate on bringing our immature and acquired club base to full profitability. While most maturity occurs in the first three to seven years of operation, a new fitness center takes approximately seven to ten years for its dues-paying member base to fully reach maturity, and consequently, its earnings contribution and cash flow potential. The following table summarizes the average direct club EBITDA for the year ended December 31, 2002 grouped by range of club maturity:

NUMBER OF YEARS OF OPERATION
    AT DECEMBER 31, 2002         0-to-5       6-to-10     Over 10        Total
-----------------------------   ---------    ---------    --------     ---------
                                        (in thousands, except club data)
Direct club EBITDA              $  77,318    $  59,700    $ 270,636    $ 407,654
Less: Indirect and corporate
   charges                        (38,557)     (29,771)    (134,961)    (203,289)
                                ---------    ---------    ---------    ---------
EBITDA as adjusted              $  38,761    $  29,929    $ 135,675    $ 204,365
                                =========    =========    =========    =========
Average number of clubs               134           50          228          412
Average direct club EBITDA      $     577    $   1,194    $   1,187    $     989
                                =========    =========    =========    =========

         We initiated a plan to increase new facilities openings of our more profitable new fitness center prototype designed to cost less to build and maintain than our older facilities and provide approximately 40% more space devoted to the fitness services our members most frequently use in the same average square footage. The new facilities are generally developed pursuant to long-term lease arrangements and currently require, on average, approximately $1.9 million per fitness center to fund leasehold improvements and exercise equipment. During 2002, we opened 12 of these facilities.

         We also upgraded and expanded certain of our existing facilities well-beyond normal maintenance requirements, including adding and upgrading exercise equipment, adding additional space and refreshing interior and exterior finishes to improve club ambiance. We believe these upgrades and expansions have enabled us to continue to attract and retain a strong membership base, increase revenues and more effectively capitalize on our marketing and administrative infrastructure.

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

         Finally, due to our relative size in a fragmented industry, we have been well-positioned to identify opportunities to selectively acquire existing fitness center operations at attractive prices. In 2002, we acquired seven fitness centers in the Boston area. On December 31, 2001, we acquired Crunch Fitness International, Inc., which had 19 fitness centers. In 2000 we acquired 13 fitness centers in Portland, Oregon where we previously had no fitness centers, three centers in San Diego, California and one in Pittsburgh, Pennsylvania. These acquisitions fit our strategic goal of expanding our reach, increasing penetration in key markets, and leveraging our overall infrastructure. We have no near term plans for further expansion through acquisitions.

         In 2001, we debuted our first Bally-branded facility in Nassau, Bahamas through a franchise agreement with Doctor's Hospital, a leading for-profit medical institution in the Caribbean region. In 2002, we signed a joint venture agreement and opened one club with China Sports Industry Co., Ltd, the largest publicly traded company related to sports and fitness in China, to expand Bally Total Fitness to Asia. Presently there are two clubs open in China (one joint venture club and one franchise club) and signed leases for three additional franchise locations. We currently have agreements with unaffiliated third parties to develop franchise locations in South Korea, five countries in Southeast Asia including Thailand, Taiwan, Malaysia, the Philippines and Singapore and Mexico. Through these international relationships, over the next five years we believe it is possible to franchise over 50 fitness centers. International franchise arrangements provide further leverage of our brand identity into new and developing markets without the inherent risk and capital requirements of direct foreign investment.

MEMBERSHIP PLANS

         We offer prospective members a choice of membership plans. These membership plans are distinguished primarily by their priority of access to in-club services and access to other fitness centers we operate, either locally or system wide and by the level of fitness-related products and services included in the membership program. From time to time, we also offer special membership plans, which limit a member's access to a single fitness center and to certain days and non-peak hours. Similarly, we offer a broad range of payment alternatives. Most memberships sold require a substantial initiation fee and relatively low month dues. We also offer "pay-as-you-go" memberships, which require higher monthly payments for the duration of the membership.

         The one-time initial membership fees for joining our Bally Total Fitness brand fitness centers, excluding limited special offers and corporate programs, generally range from approximately $700 to $1,600 and can be financed for up to 36 months, subject to down payment requirements and state, provincial and local regulations. Generally, the initial membership fee is based on:

                  -        The membership plan selected;

                  - The diversity of facilities and services available at the fitness center of enrollment;

                  -        Market conditions; and

                  -        Seasonal promotional strategies.

         In addition to one-time initial membership fees, Bally Total Fitness brand club members generally pay monthly dues to maintain membership privileges. Monthly dues are generally charged at a fixed rate during the finance period and may increase thereafter, subject to stated terms. At June 30, 2003, approximately 40% of our members were in their initial membership period and were committed to, or had prepaid, average monthly payments of $38, and 60% of our members were past their initial membership period and were making monthly payments averaging approximately $11 per month.

         Our upscale branded clubs-The Sports Clubs of Canada, Gorilla Sports, Pinnacle Fitness and Crunch Fitness-offer memberships with lower initial membership fees generally ranging from $50 to $225, but carrying monthly dues ranging from $49 to $94 per month during an initial obligatory term, generally between 12 and 24 months, and subject to increase thereafter. Our upscale Bally Sports Clubs branded clubs offer memberships similar to Bally Total Fitness brand clubs in terms of 36 month financing of the initial membership fee, but ranging from

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

$1,400 to $2,100, in addition to monthly dues during the initial financing period, and dues ranging from $29 to $54 thereafter, subject to increase.

         The average annual growth rate of our monthly dues revenues was over 12% from 1996 through 2002. We expect the annual increases in monthly dues revenues will continue due to the contractual terms of current membership plans and the increase in upscale brand clubs carrying higher monthly dues. Additionally, we believe we can continue to increase monthly dues for our Bally Total Fitness brand members who are beyond their initial financing period without material loss in membership. Recent experience has shown that over 75% of our members faced with a membership renewal decision for the first time, generally at the end of their third year of membership, made dues payments continuing into their initial renewal year. Members making a renewal decision for subsequent years renewed at a rate of 87%.

FINANCING OF INITIAL MEMBERSHIP FEES

         Members electing to finance their one-time initial membership fees can choose from several payment methods and down payment options. We continue to focus on down payment levels and the method of payment as strategies to improve the quality of membership receivables and collection experience.

         Generally, we offer financing terms of 36 months for one-time initiation fees. Shorter terms are offered on a promotional basis or as required by applicable state, provincial or local regulations. As of June 30, 2003, approximately 20% of our clubs offered maximum financing terms that were shorter than 36 months. Initial membership fees are financed at a fixed annual percentage rate, which generally is between 16% and 18%, except where limited by applicable state and provincial laws. Financed portions of initial membership fees may be prepaid without penalty at any time during the financing term. Based on experience in 2002, we expect in excess of 90% of all new memberships originated during 2003 will be financed to some extent.

         We currently provide members with two payment methods for financed initial membership fees and monthly dues: electronic payments and monthly statements. Members may change their payment method between the electronic and monthly statement method at any time. These methods are described as follows:

                - Electronic Payments. This is the most popular method for payment of financed initial membership fees and monthly dues. Under this method, on approximately the same date each month, a fixed payment is either automatically (a) transferred via debit from a member's bank account, or (b) charged to a member's designated credit card. Electronic payment methods are consistently selected by more than 70% of new members at the time of origination.

                - Monthly Statements. New members electing not to pay by an electronic payment method are sent monthly statements setting forth the amount due and owing for their initial membership fees and monthly dues. Members then remit their payments to our processing and collection center in Norwalk, California.

         Minimum down payments are specified for financed initial membership fees to adequately defray both the initial account set-up cost as well as collection costs should the account become immediately delinquent. As a result, we cover the incremental cost of new membership processing and collection through the down payment and do not perform individual credit checks on members prior to sign up. We manage our credit risk by measuring, from past performance, the expected realizable value of financed initial membership fees for members paying by each of the payment methods and down payment levels. For example, our historical analysis indicates the collection experience for electronic payments is approximately 50% better than monthly statement accounts. As of December 31, 2002 and 2001, approximately 63% of financed initial membership fees were being paid by electronic payment methods.

SALES AND MARKETING

         We devote substantial resources to the marketing and promotion of our fitness centers and their services under each of the brands we operate. We believe strong marketing support is critical to attracting new members at both existing and new fitness centers. The majority of our fitness centers use the branded service mark "Bally Total Fitness," including nine upscale fitness centers that are known as "Bally Sports Clubs." The nationwide use of the service mark enhances brand identity and increases advertising efficiencies. Pursuant to our strategy of targeted

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

market segmentation, we have opened or acquired new facilities during the past few years that operate under more trendy or upscale brands, including 26 fitness centers as "Crunch Fitness", ten fitness centers as "The Sports Clubs of Canada", seven as "Pinnacle Fitness" and four as "Gorilla Sports."

         We operate fitness centers in over 50 major metropolitan areas representing 63% of the United States population and over 16% of the Canadian population, with 348 of our fitness centers located in the top 25 metropolitan areas in the United States and Toronto, Canada. Concentrating our fitness centers in major metropolitan areas increases the efficiency of our marketing and advertising programs and enhances brand identity and word-of-mouth marketing.

         We spent $55.5 million in 2002, $54.0 million in 2001 and $51.4 million in 2000, for advertising and promotion. Historically, we have primarily advertised on television and, to a lesser extent, through direct mail, newspapers, telephone directories, radio, outdoor signage and other promotional activities. We have placed increased emphasis in recent years on direct mail and other promotions based on extensive research activities we have undertaken.

         Our sales and marketing programs emphasize the benefits of health, physical fitness and exercise by appealing to the public's desire to look and feel better. Advertisements are augmented with individual sales presentations made by sales personnel in our fitness centers. We believe the various membership and payment plans, in addition to our strong brand identity and the convenience of multiple locations, constitute distinct competitive advantages.

         Our marketing efforts also include corporate membership sales and in-club marketing programs. Open houses and other activities for members and their guests are used to foster member loyalty and introduce fitness centers to prospective members. Our nationally supported member referral program involves current members in the process of new member enrollments and enhance member loyalty.

         Direct mail reminders encourage renewal of existing memberships. We have approximately 130 employees at our regional member processing and collection centers dedicated primarily to inbound renewal programs and outbound telemarketing programs to existing members. Telemarketing is used predominately to offer services to members and, to a lesser extent, to attract prospective new members.

         We also attract membership interest from Internet visitors to our home page at www.ballyfitness.com and have developed strategic web-based partnerships. During 2002, the level of activity grew to more than 7 million unique users visiting the site, resulting in the issuance of over 220,000 guest passes and the collection of over 103,000 dues payments.

         In 2002, we continued to benefit from new and existing strategic marketing alliances heightening public awareness of our fitness centers and the Bally Total Fitness brand. Our licensed Bally Total Fitness line of portable exercise equipment is carried in more than 4,000 retail stores in the United States and Canada. In addition, we have strategic marketing alliances with leading consumer product companies such as AOL Time Warner, PepsiCo, Colgate-Palmolive, Unilever, Gatorade, Kellogg Company and Kraft Foods. These alliances provide products for our members to use and/or sample as well as an incremental source of revenue for us.

ACCOUNT SERVICING

         In August 2003, we completed the consolidation of member processing and collection activities from our Towson, Maryland regional service center into our Norwalk, California regional service center. All of our member services, collection and new member processing activities are now handled by the Norwalk facility allowing for further efficiencies through centralization of these high volume activities.

         All collections for past-due accounts are initially handled internally by the member processing and collection center. We systematically pursue past-due accounts by utilizing a series of computer-generated correspondence and telephone contacts. Our power-dialer system assists in the efficient administration of our in-house collection efforts. Based on the period of delinquency, members are contacted by collectors with varying degrees of expertise, with our less experienced collectors concentrating on early delinquencies, and our more experienced collectors pursuing seriously delinquent accounts. At 60 days past due, members are generally denied entry to the fitness centers. Delinquent accounts are generally written off after 90 or 180 days without payment, depending on delinquency history. Accounts that are written off are reported to credit reporting bureaus, and selected accounts are then sold to a third-party collection group.

         We prioritize our collection approach based on credit scores and club usage, among others, at various levels of delinquency. By tailoring our membership collection approach to reflect a delinquent member's likelihood of payment, we believe that we can collect more of our membership receivables at a lower cost. To credit score, we use a national bureau, which charges a nominal fee per account.

COMPETITION

         We are the largest commercial operator of fitness centers in North America in terms of revenues, number of members, and number and square footage of facilities. We are the largest operator, or among the largest operators, of fitness centers in every major market in which we operate fitness centers. Within each market, we compete with other commercial fitness centers, physical fitness and recreational facilities established by local governments, hospitals, and businesses for their employees, the YMCA and similar organizations, and, to a certain extent, with racquet, tennis and other athletic clubs, country clubs, weight-reducing salons and the home-use fitness equipment industry. We also compete, to some extent, with entertainment and retail businesses for the discretionary income of our target markets. However, we believe our brand identity, operating experience, membership options, ability to allocate advertising and administration costs over all of our fitness centers, nationwide operations, purchasing power and account processing and collection infrastructure, provide us with distinct competitive advantages. Future competitive factors may emerge which may lessen our ability to compete as effectively.

         We believe competition has increased to some extent in certain markets, reflecting the public's enthusiasm for fitness and the decrease in the barriers to entry into the market due to financing available from, among others, landlords, equipment manufacturers and private equity sources. We believe our brand identity is strong, membership plans are affordable and we have the flexibility to be responsive to economic conditions.

         Our pursuit of new business initiatives, particularly the sale of weight loss services, nutritional products and apparel, has us competing against large, established companies with more experience selling products on a retail basis. In some instances, our competitors for these products have substantially greater financial resources than we have. We may not be able to compete effectively against these established companies.

PROPERTIES

         At June 30, 2003, we operated 415 fitness centers in 29 states and Canada. At June 30, 2003, we owned 50 fitness centers and leased either the land, building or both for the remainder of our fitness centers. Aggregate rent expense, including office and administrative space, was $129.2 million in 2002, $114.1 million in 2001 and $108.0 million in 2000. Most of our leases require us to pay real estate taxes, insurance, maintenance and, in the case of shopping center and office building locations, common-area maintenance fees. A limited number of leases also provide for percentage rental based on receipts. Various leases also provide for periodic rent adjustments based on changes in the Consumer Price Index, most with limits provided to protect us from large increases in annual rental payments. One fitness center accounted for between 1% to 2% of our net revenues during 2002. We believe we can accommodate increases in memberships with the existing capacity at our properties.

         The leases for fitness centers we have entered into in the last five years generally provide for an initial term of 15 years. Most leases give us at least one five-year option to renew and often two or more such options.

         Our executive office is located in leased office space in Chicago, Illinois. We also lease space in Norwalk, California for our member processing and collection center, and at Towson, Maryland for our information systems and telemarketing facilities.

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

TRADEMARKS AND TRADE NAMES

         The majority of our fitness centers use the service mark "Bally Total Fitness", including nine upscale centers that are known as "Bally Sports Clubs." The nationwide use of the service mark enhances brand identity and increases advertising efficiencies. Pursuant to our strategy of targeted market segmentation, we have opened or acquired new facilities during the past few years that operate under upscale brands, including 26 fitness centers as "Crunch Fitness", ten fitness centers as "The Sports Clubs of Canada", seven as "Pinnacle Fitness" and four as "Gorilla Sports."

SEASONALITY OF BUSINESS

         Historically, we experience greater membership fee originations in the first quarter and lower membership fee originations in the fourth quarter, while advertising expenditures are typically lower during the fourth quarter. Our products and services business have the effect of further increasing the seasonality of our business.

EMPLOYEES

         At June 30, 2003, we had approximately 22,500 employees, including approximately 11,600 part-time employees. The distribution of our employees is summarized as follows:

                  - Approximately 21,465 employees are involved in fitness center operations, including sales personnel, instructors, personal trainers, supervisory and facility personnel;

                  - Approximately 850 employees are involved in the operation of our member processing and collection centers, and management information systems;

                  - Approximately 70 employees are product and service development and operations support personnel; and

                  - Approximately 115 employees are accounting, marketing, human resources, real estate, legal and administrative support personnel.

         We are not a party to a collective bargaining agreement with any of our employees. Although we experience high turnover of non-management personnel, historically we have not experienced difficulty in obtaining adequate replacement personnel. Periodically, our sales personnel become somewhat more difficult to replace due, in part, to increased competition for skilled retail sales personnel.

GOVERNMENT REGULATION

         Our operations and business practices are subject to regulation at federal, state, provincial and local levels. The general rules and regulations of the FTC and of other federal, state, provincial and local consumer protection agencies apply to our advertising, sales and other trade practices.

         State and provincial statutes and regulations affecting the fitness industry have been enacted or proposed in all of the states and provinces in which we conduct business. Typically, these statutes and regulations prescribe certain forms and regulate the terms and provisions of membership contracts, including:

                  - Giving the member the right to cancel the contract, in most cases, within three business days after signing;

                  - Requiring an escrow for funds received from pre-opening sales or the posting of a bond or proof of financial responsibility; and, in some cases,

                  - Establishing maximum prices and terms for membership contracts and limitations on the financing term of contracts.

         In addition, we are subject to numerous other types of federal, state and provincial regulations governing the sale, financing and collection of memberships, including, among others, the Truth-in-Lending Act and Regulation Z adopted thereunder, as well as state and provincial laws governing the collection of debts. These laws and regulations are subject to varying interpretations by a large number of state, provincial and federal enforcement agencies and the courts. We maintain internal review procedures in order to comply with these requirements and believe our activities are in substantial compliance with all applicable statutes, rules and decisions.

         Under so-called "cooling-off" statutes in most states and provinces we operate in, new members of fitness centers have the right to cancel their memberships for a period of three to 15 business days after the date the contract was entered into and are entitled to refunds of any payment made. The amount of time new members have to cancel their membership contract depends on the applicable state and provincial law. Further, our membership contracts provide that a member may cancel his or her membership at any time for qualified medical reasons or if the member relocates a certain distance away from our fitness center. In addition, a membership may be cancelled in the event of a member's death. The specific procedures for cancellation in these circumstances vary according to differing state and provincial laws. In each instance, the canceling member is entitled to a refund of prepaid amounts only. Furthermore, where permitted by law, a fee is due upon cancellation, and we may offset that amount against any refunds owed.

         We are a party to several state and federal consent orders. The consent orders essentially require continued compliance with applicable laws and require us to refrain from activities not in compliance with applicable laws. From time to time, we make minor adjustments to our operating procedures to remain in compliance with those consent orders.

         Our nutritional products are subject to regulation by one or more federal agencies, including the Food and Drug Administration (the "FDA") and the FTC. For example, the FDA regulates the formulation, manufacture and labeling of vitamin and other nutritional supplements in the United States while the FTC is principally charged with regulating marketing and advertising claims.

LEGAL PROCEEDINGS

         We are involved in various claims and lawsuits incidental to our business, including claims arising from accidents at our fitness centers. In the opinion of management, we are adequately insured against such claims and lawsuits, and any ultimate liability arising out of such claims and lawsuits will not have a material adverse effect on our financial condition or results of operations. In addition, from time to time, customer complaints are investigated by governmental bodies. In the opinion of management, none of the complaints or investigations currently pending will have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning Bally's executive officers and directors.

            NAME               AGE                            POSITION
---------------------------    ---    --------------------------------------------------------------
Paul A. Toback.............    40     Chairman, President and Chief Executive Officer
John W. Dwyer..............    51     Executive Vice President, Chief Financial Officer and Director
William G. Fanelli.........    41     Senior Vice President, Finance
Julie Adams................    58     Senior Vice President, Membership Services
Cary A. Gaan...............    57     Senior Vice President, Secretary and General Counsel
Harold Morgan..............    47     Senior Vice President, Chief Administrative Officer
John H. Wildman............    44     Senior Vice President, Chief Operating Officer
Martin Pazzani.............    46     Senior Vice President, Chief Marketing Officer
Martin E. Franklin.........    38     Director
J. Kenneth Looloian........    81     Director
James F. McAnally, M.D.....    54     Director
John W. Rogers, Jr.........    45     Director
Stephen C. Swid............    62     Director

         Paul A. Toback was named Chairman of the Board of Directors in May 2003 and was elected a Director in March 2003 and President and Chief Executive Officer in December 2002, was Executive Vice President from February 2002 to December 2002, Chief Operating Officer from June 2001 to December 2002 and was Senior Vice President, Corporate Development from March 1998 to June 2001 and Vice President, Corporate Development in November 1997. From January 1995 to August 1997, Mr. Toback was Senior Vice President and Chief Operating Officer of Globetrotters Engineering Corp., and from January 1993 to December 1994, he served as Executive Assistant to the Chief of Staff at the White House. Prior to January 1993, Mr. Toback was Director of Administration for Mayor Daley in the City of Chicago. Mr. Toback is an attorney licensed to practice in the state of Illinois.

         John W. Dwyer was elected a Director in August 2001, Executive Vice President in November 1997, a Senior Vice President in 1995, Vice President and Chief Financial Officer in May 1994 and was Treasurer from October 1996 to June 2001. Mr. Dwyer was Corporate Controller of Bally Entertainment Corporation between June 1992 and December 1996 and a Vice President between December 1992 and December 1996.

         Julie Adams was elected Senior Vice President, Membership Services in February 2003, was Vice President, Membership Services from September 1997 to February 2003, Vice President, Controller from 1993 to September 1997, Controller from March 1991 to 1993 and Director of Financial Reporting from August 1985 to March 1991.

         William G. Fanelli was elected Senior Vice President, Finance in June 2001, was Senior Vice President, Operations from November 1997 to June 2001 and was Vice President, Strategic Operations from November 1996 to November 1997. Mr. Fanelli was Director, Business Development of Bally Entertainment Corporation from October 1993 to December 1996.

         Cary A. Gaan was elected Senior Vice President and General Counsel in January 1991 and Secretary in April 1996. Mr. Gaan served as a Vice President from 1987 to 1991.

         Harold Morgan was elected Senior Vice President, Chief Administrative Officer in February 2003, was Senior Vice President, Human Resources from September 1995 to February 2003 and was Vice President from January 1992 to September 1995. Mr. Morgan was Vice President, Human Resources of Bally Entertainment Corporation between December 1992 and December 1996.

         John H. Wildman was elected Senior Vice President, Chief Operating Officer in December 2002, was Senior Vice President, Sales and Marketing from November 1996 to December 2002 and Vice President, Marketing in September 1995. For approximately four years prior thereto, Mr. Wildman was a Senior Area Director.

         Martin Pazzani was elected Senior Vice President and Chief Marketing Officer in August 2003. Prior to joining the Company, Mr. Pazzani was President and Founder of The Global Marketing Revolution, Inc., a marketing consultancy, from October 2002 to August 2003. From June 1997 to October 2002, Mr. Pazzani was Corporate Senior Vice President and Worldwide Director of Foote, Cone and Belding Worldwide's global business and strategy consulting division. Prior to June 1997, Mr, Pazzani held various marketing and strategy-related positions at DDB Needham Worldwide, Western International Media (now Initiative Media), Rocket Science Advertising and Heublein/RJR Nabisco/Grand Metropolitan Plc. (now Diago).

         Martin E. Franklin has served as a Director since March 2003. Mr. Franklin is the Chairman and Chief Executive Officer of Jarden Corporation, a provider of niche consumer products used in the home. Mr. Franklin is also a principal and executive officer of a number of private investment entities, including Marlin Holdings, Inc. Mr. Franklin was the Chairman of the Board of Directors of Bolle Inc. from February 1997 until February 2000. Mr. Franklin has previously held positions as Chairman and Chief Executive Officer of Lumen Technologies, Inc. from May 1996 to December 1998, and Benson Eyecare Corporation from October 1992 to May 1996. Since January 2002, Mr. Franklin has served as the Chairman of the Board and a Director of Find/SVP, Inc.

         J. Kenneth Looloian has served as a Director since 1995. Mr. Looloian is a consultant to Di Giorgio Corporation and served as the Sr. Vice President, Chief Financial Officer of New Jersey Bell Telephone Company and Bellcore (now Telecordia Technologies) before his retirement.

         James F. McAnally, M.D. has served as a Director since 1995. Dr. McAnally is a private practitioner who specializes in hypertension and kidney disease. Dr. McAnally is also the Medical Director of Nephrology Services at Trinitas Hospital in Elizabeth, New Jersey and the Chief of Nephrology at Seton Hall University, School of Graduate Medical Education.

         John W. Rogers, Jr. has served as a Director since April 2003. Mr. Rogers is the Chairman and Chief Executive Officer of Ariel Capital Management, Inc. and also serves as a Director on the boards of Aon Corporation, Bank One Corporation, Exelon Corporation, GATX Corporation, Ariel Mutual Funds and McDonald's Corporation.

         Stephen C. Swid has served as a Director since March 2003. Mr. Swid is Chairman and Chief Executive Officer of SESAC, Inc., one of three performing rights organizations in the United States.

EXECUTIVE COMPENSATION

         The following table sets forth, for each of the years indicated, the compensation paid by Bally to both its current and former Chief Executive Officers during 2002, and the four other most highly compensated executive officers of Bally as of December 31, 2002 (collectively, the "Named Executive Officers"). During these years, the Named Executive Officers were compensated in accordance with our plans and policies.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                     COMPENSATION AWARDS
                                                ANNUAL COMPENSATION                -----------------------
                                     -------------------------------------------   RESTRICTED
                                                                    OTHER ANNUAL     STOCK      SECURITIES     ALL OTHER
                                              SALARY       BONUS    COMPENSATION     AWARDS     UNDERLYING   COMPENSATION
 NAME AND PRINCIPAL POSITION         YEAR       ($)       ($)(1)      ($)(2)        ($)(3)     OPTIONS (#)     ($)(4)(5)
----------------------------------   ----     -------     -------   ------------   ----------  -----------   ------------
Paul A. Toback                       2002     298,308     300,000                                                14,915
     President, Chief Executive      2001     260,000     200,000                     706,650     30,000         13,014
     Officer and Director            2000     260,000     190,000                     749,700     20,000         12,596

John W. Dwyer                        2002     372,885     300,000                                                29,665
     Executive Vice President,       2001     325,000     275,000                     706,650     30,000         33,500
     Chief Financial Officer and     2000     325,000     325,000                     374,850     30,000         36,952
     Director

William G. Fanelli                   2002     250,000     160,000                                                21,500
     Senior Vice President,          2001     250,000     160,000                     403,800     20,000         21,750
     Finance                         2000     250,000     165,000                     499,800     20,000         21,577

Cary A. Gaan                         2002     325,000     160,000                                                 1,000
     Senior Vice President,          2001     325,000     130,000                     302,850     10,000          1,000
     Secretary and General Counsel   2000     283,000     145,000                                 20,000          1,000

John H. Wildman                      2002     250,000     165,000
     Senior Vice President,          2001     250,000     165,000                     403,800     20,000
     Chief Operating Officer         2000     250,000     175,000                     187,425     20,000

Lee S. Hillman                       2002     638,654                               1,641,750                 4,863,600
     Former Chairman, President      2001     550,000     300,000                   1,211,400     60,000         50,000
     and Chief Executive Officer     2000     550,000     450,000                                 50,000         60,000

-------------------

(1) The 2002 bonus represents the bonus earned in 2002 and paid in March 2003. The 2001 bonus represents the bonus earned in 2001 and paid in March 2002. The 2000 bonus represents the bonus earned in 2000 and paid in March 2001.

(2) Certain incidental personal benefits to executive officers of Bally may result from expenses incurred by Bally in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to the Named Executive Officers during 2002 are not described herein because the incremental cost to Bally of such benefits is below the required disclosure threshold.

(3) In 2002, Mr. Hillman was awarded 75,000 shares of restricted stock. In 2001, the number of shares of restricted stock awarded to Messrs. Hillman, Toback, Dwyer, Fanelli, Gaan and Wildman was 60,000, 35,000, 35,000, 20,000, 15,000 and 20,000, respectively. In 2000, the number of shares of restricted stock awarded to Messrs. Toback, Dwyer, Fanelli and Wildman was 30,000, 15,000, 20,000 and 7,500, respectively. The value of such shares was determined by the closing price of the common stock at the date of grant, net of consideration paid by each recipient. These shares were issued in the recipient's name and are held by Bally until the restrictions lapse. The restrictions on these shares lapse upon a change in control of Bally, the recipient's death, termination of employment due to disability or the first date prior to December 31, 2005 which follows seven consecutive trading days on which the trading price equals or exceeds the targeted stock price of $42 per share. If the restrictions do not lapse prior to December 31, 2005, the shares will be forfeited to Bally.

(4) Represents amounts matched by Bally in connection with participation in Bally's savings plans.

(5) In 2002, with regards to our former Chairman, President, and Chief Executive Officer, this amount includes current and future cash payments through 2004 pursuant to a separation agreement with the Company and $926,100 for vesting of restricted stock.

EMPLOYMENT AGREEMENTS

         Bally entered into employment agreements with Mr. Toback, Mr. Dwyer, Mr. Fanelli, Mr. Gaan, and Mr. Wildman effective as of January 1, 2003 for terms of three years through December 31, 2005. Commencing January 1, 2005, such employment period shall be extended each day by one day to create a new one-year term. At any time at or after January 1, 2005, either the Company or the executive may deliver notice to the other party that the employment period shall expire on the last day of the one-year period commencing on the date of delivery of such notice. The agreements provide for an annual base salary ($475,000 for Mr. Toback and Mr. Dwyer, $375,000 for Mr. Gaan, and $325,000 for Mr. Fanelli and Mr. Wildman), subject to increases at the discretion of Bally, and a bonus payable at the discretion of Bally. In the event of a change in control of Bally and the successor in control, without cause, terminates the agreement, or employment is constructively terminated, the executive will be paid a lump sum equal to a percentage of his annual target bonus for the year based on the number of days passed until the date of termination, plus two times the executive's annual salary and target bonus. If it is determined that any payment, distribution or benefit received by the executive from the Company pursuant to his agreement or any stock award or option plan would result in the imposition of excise tax, the Company will pay the executive an additional amount related to the excise tax. Under these employment agreements, if a change in control of Bally had occurred on June 30, 2003 and the executive was subsequently asked to leave the employ of Bally, Mr. Toback and Mr. Dwyer would be entitled to a payment of $1,698,125, Mr. Gaan a payment of $1,171,875 and Mr. Fanelli and Mr. Wildman a payment of $1,015,625, plus a percentage of their target bonus based on the number of days worked up to their date of termination, excluding excise tax related payments, if any, referred to above. In addition, Mr. Gaan's agreement allows him to voluntarily end his employment after December 31, 2003 and be paid a lump sum equal to his annual salary and target bonus plus a percentage of his annual target bonus for the year based on the number of days passed until the date of termination.

MANAGEMENT RETIREMENT SAVINGS PLAN

         The board of directors of Bally has adopted the Bally Total Fitness Holding Corporation Management Retirement Savings Plan (the "Retirement Plan"). The Retirement Plan is a deferred compensation plan designed to permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment. The Retirement Plan is intended to be an unfunded "employee pension benefit plan" under the Employee Retirement Income Security Act of 1974, as amended, and is maintained by Bally. The Retirement Plan is not intended to be qualified under the Internal Revenue Code of 1986, as amended (the "Code"). The board of directors, in its sole discretion, designates those members of management or highly compensated employees who are eligible to participate in the Retirement Plan.

         The amount of compensation that may be deferred is presently limited pursuant to a schedule based upon the age of the participant at the beginning of or during the compensation year. For participants who are less than 50 years of age, a maximum of 25% of compensation may be deferred; for those who are 50 to 54 years of age, a maximum of 50% of compensation may be deferred; for those who are 55 to 59 years of age, a maximum of 75% of compensation may be deferred; and for those participants who are 60 years of age or older, a maximum of 100% of compensation may be deferred. During 2002, Bally provided a matching contribution of 50% of the first 10% of eligible compensation the participant deferred and 0% thereafter. Matching contributions are credited to a participant's matching account and become vested as follows: after one but less than two Years of Deferral (as defined) they become 33 1/3% vested, after two but less than three Years of Deferral they become 66 2/3% vested, and after more than three Years of Deferral they become fully vested. For this purpose, a Year of Deferral is credited with respect to a matching contribution for each completed calendar year commencing after the calendar year for which the matching contribution was made. A participant who separates from service will receive his benefits under the Retirement Plan in a lump sum. As soon as possible (but not later than five business days) after a change in control of Bally (as defined), all of the participants' accounts will become 100% vested.

         For 2002, Bally contributed $588,240 to the accounts of all participants in the Retirement Plan, of which $65,935 was allocated to the accounts of all executive officers of Bally as a group. Named Executive Officers receiving allocations are as follows: Mr. Toback, $14,915, Mr. Dwyer, $28,788 and Mr. Fanelli, $20,500.

2000 BONUS PLAN

         In 2000, the Compensation Committee of the board of directors of Bally adopted the Bally Total Fitness Holding Corporation 2000 Bonus Plan (the "Bonus Plan"). The purpose of the Bonus Plan was to provide an additional performance incentive for certain senior executive and other key employees of Bally for 2000, 2001 and 2002 (the "Plan Years"). The Compensation Committee, based upon the recommendation of Bally's management, determined those employees who participated in the Bonus Plan.

         Bonuses for each participant were part of a pool consisting of a maximum of 14% of the increases in Bally's earnings before interest, taxes, depreciation and amortization, for a plan year from the immediately preceding plan year. Each participant had a determined participation percentage of the amount allocated to the pool, which was based upon the participant's responsibilities and contributions for the plan year. The participation percentages were designated by the Compensation Committee and awarded in a manner such that the sum of the participation percentages did not exceed 100% of the pool. Each participant's share of the bonus amount for a plan year equaled the individual's participation percentage for the plan year multiplied by the amount allocated to the pool for such plan year. The bonus amounts were payable by March 15th of the calendar year following the plan year. To the extent that Bally's federal income tax deduction for remuneration to a participant was limited by Section 162(m) of the Code, payments under the Bonus Plan were deferred until Section 162(m) no longer limits the deduction.

         The determination of the participants and their participation percentages by the Compensation Committee remained in effect until participation ceases. A person ceased to be a participant immediately upon termination of employment with Bally for any reason whatsoever. A person who ceased to be a participant forfeited entitlement to future payments under the plan, other than amounts deferred because of the Section 162(m) limitation.

STOCK OPTION AND SAR GRANTS

         The Company did not grant any options to purchase common stock to the Named Executive Officers during 2002. There have been no stock appreciation rights granted by Bally to date.

STOCK OPTION AND SAR EXERCISES

         The following table sets forth certain information concerning exercises of stock options during 2002 by each of the Named Executive Officers and their stock options outstanding as of December 31, 2002. There have been no stock appreciation rights granted by Bally to date.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                    OPTION VALUES AT END OF LAST FISCAL YEAR

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED
                                                           OPTIONS AT            VALUE OF UNEXERCISED IN-THE-MONEY
                                                       DECEMBER 31, 2002          OPTIONS AT DECEMBER 31, 2002 (1)
                           SHARES       VALUE      --------------------------    ---------------------------------
                        ACQUIRED ON    REALIZED    EXERCISABLE  UNEXERCISABLE    EXERCISABLE         UNEXERCISABLE
       NAME             EXERCISE (#)     ($)           (#)           (#)            ($)                   ($)
------------------      ------------   --------    -----------  -------------    -----------         -------------
Paul A. Toback                                        93,333       26,667
John W. Dwyer                                        175,000       30,000          103,775
William G. Fanelli                                   115,000       20,000           44,475
Cary A. Gaan                                          46,666       13,334
John H. Wildman                                      105,000       20,000          103,775
Lee S. Hillman                                       435,000                       294,750

-----------------

(1) Based on the closing price of common stock on the New York Stock Exchange on December 31, 2002, which was $7.09 per share.

COMPENSATION OF DIRECTORS

         Members of the board of directors who are also employees of Bally do not receive any additional compensation for service on the board of directors or any committees of the board of directors. Members of the board of directors who are not employees of Bally presently receive an annual retainer of $30,000 plus a $2,000 stipend for each board of directors meeting attended. Non-employee directors presently receive additional stipends for service on committees of the board of directors of $1,000 per year for committee members and $2,000 per year for committee chairman. In addition, in 2002 the then non-employee directors received $17,500 for service on a special committee of the board of directors. Also, pursuant to Bally's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director of Bally is granted an option to purchase 5,000 shares of common stock upon the commencement of service on the board of directors, with another option to purchase 5,000 shares of common stock granted on the second anniversary thereof. Additional grants of options may be made from time to time pursuant to the Directors' Plan. Options under the Directors' Plan are generally granted with an exercise price equal to the fair market value of the common stock at the date of grant. Option grants under the Directors' Plan become exercisable in three equal annual installments commencing one year from the date of grant and have a 10-year term. Under the Directors' Plan, each of the then non-employee directors of Bally was granted options to purchase 5,000 shares of common stock in September 2001, December 2000, January 1998 and January 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         In general, "beneficial ownership" includes those shares a stockholder has the power to vote or transfer and stock options or warrants that are exercisable currently or within 60 days. Unless otherwise indicated, all information with respect to ownership of common stock is as of September 15, 2003. On September 15, 2003, Bally had outstanding 33,969,827 shares of common stock. The Common Shares Owned column includes, in certain circumstances, shares of common stock held in the name of the director's or executive officer's spouse, minor children, or relatives sharing the director's or executive officer's home, the reporting of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares of common stock the director or executive officer may have disclaimed beneficial ownership. As used in the following tables, an asterisk in the Percentage of Outstanding Stock column means less than 1%.

                                                                COMMON    OPTIONS/WARRANTS       TOTAL      PERCENTAGE
                                                                SHARES      EXERCISABLE       BENEFICIAL    OUTSTANDING
                   BENEFICIAL OWNER                             OWNED      WITHIN 60 DAYS      OWNERSHIP       STOCK
---------------------------------------------------------     ---------   ----------------    ----------    -----------
Paul A. Toback                                                  301,803        103,333           405,136       1.2%
     President, Chief Executive Officer and Director

John W. Dwyer                                                   260,872        185,000           445,872       1.3%
     Executive Vice President, Chief Financial Officer
     and Director

William G. Fanelli                                              155,967        121,666           277,633        *
     Senior Vice President, Finance

Cary A. Gaan                                                     93,103         50,000           143,103        *
     Senior Vice President, Secretary and General Counsel

John H. Wildman                                                 155,000        111,666           266,666        *
     Senior Vice President, Chief Operating Officer

Martin E. Franklin, Director (2)                                      -              -                 -        *

J. Kenneth Looloian, Director                                     2,500         16,666            19,166        *

James F. McAnally, M.D., Director                                 5,000         16,666            21,666        *

John W. Rogers, Jr., Director                                    10,000              -            10,000        *

Stephen C. Swid, Director (3)                                   269,300              -           269,300        *

Lee S. Hillman                                                    2,250      1,170,701         1,172,951       3.4%
     Former Chairman, President and Chief
     Executive Officer

All directors and executive officers as a
     group (12 persons) (9)                                   1,431,966        769,164         2,201,130       6.3%

SLS Management, LLC (1)(4)                                    3,211,541                        3,211,541       9.5%
     140 West 57th Street
     Suite 7B
     New York, New York 10019

Janus Capital Management LLC(1)(5)                            2,531,715                        2,531,715       7.5%
Janus Special Situations Fund (1)(5)
     100 Fillmore Street
     Denver, CO 80206

Liberty Wanger Asset Management, L.P. ("WAM") (1) (6)         2,498,900                        2,498,900       7.4%
WAM Acquisition GP, Inc., the general
     partner of WAM (1)(6)
Liberty Acorn Trust (1)(6)
     227 West Monroe Street, Suite 3000
     Chicago, IL 60606

Douglas Levine (1)(7)                                         2,280,348                        2,280,348       6.7%
     17 E. 17th Street, Apt. 7
     New York, NY 10013

Wellington Management Company, LLP (1)(8)                     1,754,800                        1,754,800       5.2%
     75 State Street
     Boston, MA 02109

------------------

(1) Represents a beneficial owner of more than 5% of the common stock based on the owner's reported ownership of shares of common stock in filings made with the Securities and Exchange Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Information with respect to each beneficial owner is generally as of the date of the most recent filing by the beneficial owner with the Securities and Exchange Commission and is based solely on information contained in such filings.

(2) Does not include 35,326 shares of common stock held in escrow ("escrow shares") pursuant to the terms of the Escrow Agreement, dated December 31, 2001, among the Company, Marlin Holdings, Inc., Douglas Levine, and other former stockholders of Crunch Fitness International, Inc., a Delaware corporation, including Marlin Capital L.P. and Bank of New York as escrow agent. Mr. Franklin is an executive officer of the general partner, Marlin Capital L.P.. Mr. Franklin disclaims beneficial ownership of the escrow shares.

(3) Includes 25,000 shares held in trusts for which Mr. Swid's daughters are beneficiaries and of which Mr. Swid is a trustee and includes 55,000 shares owned by The Wall Street Trust. Mr. Swid is the principal of the entity which is the investment manager of that trust.

(4) SLS Management, LLC, is a Delaware limited liability company ("Management"). Management's principal business is managing a number of accounts containing securities over which Management has discretionary voting and dispositive power. One or more of management's advisory clients is the owner of 3,185,941 shares of common stock. Investment advisory arrangements with its advisory clients grant to Management voting and investment discretion over the securities owned by its advisory clients. Accordingly, Management may be deemed, for purposes of Regulation 13D-G under the Securities Exchange Act of 1934, the beneficial owner of 3,185,941 shares of common stock. Management has sole voting and dispositive power with respect to 2,981,486 of such shares of common stock and (in the case of one advisory client which retains the right to require Management to liquidate securities positions in its account under certain limited circumstances) may be deemed to share voting and dispositive power with respect to 204,455 of such shares of common stock.

(5) Janus Capital is a registered investment adviser which furnishes investment advice to several investment companies registered under
         Section 8 of the Investment Company Act of 1940 and individual and institutional clients. These investment companies and other clients hold the shares of common stock that are reported in this chart. Janus Capital may be deemed to be the beneficial owner of common stock held by these investment companies and clients but disclaims any ownership of the common stock. Janus Special Situations Fund is an investment company registered under the Investment Company Act of 1940 and is one of the investment companies to which Janus Capital renders advice. Janus Special Situations Fund beneficially owns 1,919,170 shares.

(6) Liberty Acorn Trust is an Investment Company under Section 8 of the Investment Company Act of 1940. WAM is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940; WAM Acquisition GP, Inc., is the General Partner of the Investment Adviser. Liberty Acorn Trust beneficially owns 1,823,000 shares.

(7) Includes 267,614 shares of common stock held in escrow (the "escrow shares") pursuant to the terms of an escrow agreement, dated December 31, 2001, among the Company, Mr. Levine and other former stockholders of Crunch Fitness International, Inc., a Delaware corporation, Marlin Holdings, Inc., and Bank of New York, as escrow agent. Mr. Levine disclaims beneficial ownership of the escrow shares. Mr. Levine may be deemed to have shared voting and dispositive power of 100,000 shares of common stock beneficially owned by the Douglas and Kasia Levine Family Support Foundation and disclaims beneficial ownership over any shares held by that foundation.

(8) Wellington Management Company, LLP ("WMC") in its capacity as investment advisor, may be deemed to beneficially own 1,754,800 shares of common stock which are held of record by clients of WMC. WMC has the shared power to vote or to direct the vote of 1,632,500 shares of common stock and the shared power to dispose or to direct the disposition of 1,754,800 shares of common stock.

(9) Does not include Lee S. Hillman, our former Chairman, President and Chief Executive Officer.

                              CERTAIN TRANSACTIONS

         During 2002, we paid approximately $1.1 million for goods and services from a company which employed a relative of Mr. Hillman and approximately $1.4 million for goods and services from a company which employed a relative of Mr. Wildman. We believe that the terms of these arrangements were at least as favorable to us as those which could be obtained from unrelated parties.

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

                        DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITY

         Bally has a five-year $100.0 million senior secured revolving credit facility maturing June 30, 2008. This credit facility is secured by substantially all of our real and personal property (excluding installment contracts receivable) and is guaranteed by substantially all of our existing (and future) restricted subsidiaries. The amount available under the credit facility will be reduced by any outstanding letters of credit, which cannot exceed $30.0 million. The rate of interest on borrowings will be, at Bally's option, generally based upon either the agent bank's prime rate plus 2.25% to 2.75% depending on Bally's leverage ratio or a Eurodollar rate plus 3.25% to 3.75%, in each case, depending on its leverage ratio. A commitment fee of one-half of 1% will be payable quarterly on the unused portion of the new credit facility or, if Bally uses 33% or less of the new credit facility, the commitment fee will be 0.75% of the unused portion of the credit facility. The new credit facility contains covenants that limit our ability to incur additional indebtedness, guarantee obligations, dispose of certain assets, prepay certain indebtedness and make certain investments or acquisitions.

SENIOR SUBORDINATED NOTES DUE 2007

         In 1999, Bally exchanged the majority of its $225.0 million aggregate principal amount of 9 7/8% Senior Subordinated Series B Notes due 2007 and all of all of its $75.0 million aggregate principal amount of 9 7/8% Series Subordinated C Senior Notes due 2007 for a like principal amount of 9 7/8% Series D Senior Subordinated Notes due 2007. The Series B Notes not exchanged and the Series D Notes, which are referred to collectively as our Senior Subordinated Notes, mature on October 15, 2007. The Senior Subordinated Notes are not subject to any sinking fund requirement but are redeemable at Bally's option, in whole or in part, with premiums ranging from a current premium of 4.9% to zero in 2005 and thereafter. Payment of the Senior Subordinated Notes is subordinated to the payment in full of all Bally's senior indebtedness, including the notes and borrowings under the new credit facility. Interest on the Senior Subordinated Notes is payable semiannually on April 15 and October 15 of each year. The indenture governing the Senior Subordinated Notes contains covenants that limit our ability to incur additional indebtedness, pay dividends, prepay certain indebtedness, dispose of certain assets, create liens and make certain investments or acquisitions.

SECURITIZATION

         We have a master trust receivables securitization program through H & T Master Trust, which is comprised of a portfolio of membership fee installment sales contracts originated by Bally Total Fitness Corporation and its affiliates. The trust has from time to time issued series of certificates representing fractional ownership interests in the trust. As of June 30, 2003, the only series outstanding under this program was the $155.0 million Series 2001-1 certificates, a variable funding series issued in November 2001. In July 2003, the maturity of $100 million of principal outstanding under this series was extended to July 2005 and the Company paid down $25 million of principal. The remaining $30 million of principal balance on our Series 2001-1 Certificates is scheduled to begin amortizing in November 2003. The certificates under this series are held and funded through a commercial paper conduit having a commitment to purchase the certificates issued by the trust on a revolving basis.

CAPITAL LEASE OBLIGATIONS AND MORTGAGES

         From time to time in the ordinary course of our business we enter into capital leases and other secured obligations, principally mortgages, to finance our operations. As of June 30, 2003, we had approximately $80.9 million of outstanding capitalized lease and other secured obligations. These obligations are generally secured by the underlying assets relating to such capital leases or mortgages. As a result, the notes will be effectively subordinated to these capitalized leases and other secured obligations to the extent of the assets that constitute collateral securing these obligations.

                              DESCRIPTION OF NOTES

GENERAL

         The old notes were issued and the notes will be issued under an indenture, dated as of July 2, 2003, as supplemented on July 22, 2003, among Bally, the subsidiary guarantors and U.S. Bank National Association, as trustee. The following summary of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended and to all of the provisions of the indenture (a copy of the form of which may be obtained from us), including the definitions of certain terms therein and those terms made a part of the indenture by reference to the Trust Indenture Act as in effect on the Issue Date. The definitions of most of the capitalized terms used in the following summary are set forth below under "--Certain Definitions."

         The notes will be Bally's senior unsecured obligations, ranking equal in right of payment to all of Bally's unsubordinated debt. The notes will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. After giving effect to the sale of the old notes and the other refinancing transactions and the application of the proceeds therefrom, at June 30, 2003, the aggregate outstanding principal amount of our secured debt and the secured debt of our subsidiaries would have been approximately $210.9 million and Bally would have approximately $94.0 million of secured borrowings available under the new credit facility after giving effect to outstanding letters of credit of $6.0 million.

PRINCIPAL, MATURITY AND INTEREST

         The notes will be unlimited in aggregate principal amount, with $235.0 million aggregate principal amount to be issued in this offering. Additional notes may be offered from time to time subject to the limitations set forth under "--Certain Covenants--Incurrence of Indebtedness."

         The notes will be issued in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The notes will mature on July 15, 2011.

         Interest on the notes will accrue at the rate of 10 1/2% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2004. Bally will make each interest payment to the holders of record of the notes on the immediately preceding January 1 and July 1.

         Interest on the notes will accrue from July 2, 2003. Interest will be computed on the basis of a 360-day year made up of twelve 30-day months.

PAYMENTS ON THE NOTES

         All principal of, premium, if any, and interest on the notes will be payable at Bally's office or agency in the City of New York maintained for this purpose. Initially, payments will be made at the corporate trust office of the trustee. However, Bally can make interest payments by check mailed to the holders at their address set forth in the security register.

         Payments of principal of and interest on the notes will be made in funds which are available the same day. The notes will trade in the same day funds settlement system of DTC until maturity, and secondary market trading activity for the notes will therefore settle in same day funds.

         The notes will not be entitled to the benefit of any mandatory sinking fund.

TRANSFER AND EXCHANGE

         You may transfer or exchange the notes in accordance with the indenture. The transfer or exchange will be made at Bally's office or agency in the City of New York maintained for this purpose, which will initially be the corporate trust office of the trustee. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

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

         The registered holder of a note will be treated as the owner of it for all purposes.

REDEMPTION

         At any time, or from time to time, on or prior to July 15, 2006, Bally may redeem up to 35% of the aggregate principal amount of notes originally issued under the indenture at a redemption price of 110.50% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings. However,

         (1) at least 65% of the notes must remain outstanding immediately after the redemption;

         (2) the redemption must be completed within 90 days of the closing of the Public Equity Offering; and

         (3) Bally must mail a notice of redemption no later than 60 days after the closing of the Public Equity Offering.

         Except pursuant to the preceding paragraph, the notes will not be redeemable at our option prior to July 15, 2007.

         Beginning July 15, 2007, Bally may redeem the notes, in integral multiples of $1,000, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date:

                                    REDEMPTION
   IF WE REDEEM ON OR AFTER:           PRICE
   -------------------------     ----------------
July 15, 2007.................        105.250%
July 15, 2008.................        102.625%
July 15, 2009 and thereafter..        100.000%

         Bally will give between 30 and 60 days prior notice of any optional redemption described in this paragraph.

         If less than all the notes are going to be redeemed, the trustee will select the notes or portions to be redeemed pro rata, by lot or by any other method the trustee deems fair and reasonable.

GUARANTEES

         The Guarantors will jointly and severally guarantee Bally's obligations under the indenture and the notes on a senior unsecured basis. The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. Some but not all of Bally's subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of the non-guarantor subsidiaries before any assets are made available for distribution to Bally. After giving effect to this offering and the other refinancing transactions and the application of the proceeds therefrom, at June 30, 2003, the notes would have been effectively junior to approximately $155.1 million of indebtedness and other liabilities (including trade payables) of the non-guarantor subsidiaries and approximately $0.5 million would have been available to those subsidiaries for future borrowing under their credit facilities. The non-guarantor subsidiaries generated 3.5% of our consolidated revenues in the twelve-month period ended June 30, 2003 and held 36% of our consolidated assets as of June 30, 2003.

         Each Guarantor may consolidate with or merge into or sell its assets to Bally or another Guarantor that is a Subsidiary of Bally without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See "--Certain Covenants--Merger, Consolidation or Sale of Assets." In the event a Guarantor ceases to be a Subsidiary of Bally in a transaction that complies with the provisions set forth in "--Certain Covenants--Asset Sales" and the other covenants contained in the indenture, then the Guarantor's Guarantee will be released.

CHANGE OF CONTROL

         If a Change of Control occurs, each holder of notes will have the right to require Bally to purchase all or any part of that holder's notes, in integral multiples of $1,000. In the Change of Control Offer, Bally will offer to pay the Change of Control Purchase Price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following any Change of Control, Bally will notify the trustee and mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the notes for the Change of Control Purchase Price on the Change of Control Payment Date specified in the notice. The Change of Control Payment Date will be between 30 and 60 days from the date that the notice is first mailed. Bally will comply with the applicable tender offer rules and any other applicable securities laws or regulations in connection with the repurchase of the notes as a result of a Change of Control.

         Certain of Bally's Senior Debt, including the Senior Credit Facility, currently prohibits Bally from purchasing any notes. If a Change of Control occurs at a time when Bally is prohibited from purchasing the notes, Bally could seek the consent of its senior lenders to the purchase of the notes or could attempt to refinance the borrowings that contain the prohibition. If Bally does not obtain a consent or repay the borrowings, Bally will remain prohibited from purchasing the notes. Even if Bally obtained the consent or repaid the borrowings, Bally may not have available funds sufficient to pay the Change of Control Purchase Price for all the notes that might be tendered by holders of the notes seeking to accept the Change of Control Offer. In either case, Bally's failure to make or complete the Change of Control Offer or pay the Change of Control Purchase Price when due will be an Event of Default under the indenture which could, in turn, constitute a default under the Senior Debt.

         Bally's requirement to make a Change of Control Offer may deter a third party from acquiring Bally in a Change of Control transaction.

         In addition to Bally's requirements under the notes upon a Change of Control, the indebtedness under the Senior Credit Facility will become immediately due and payable upon a "change of control" as defined in the Senior Credit Facility. Furthermore, the indenture governing Bally's Subordinated Notes contains a provision similar to the Change of Control provisions relating to the notes that requires Bally to make a change of control offer with respect to its Subordinated Notes upon a change of control.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Bally. The term "all or substantially all" has not been interpreted under New York law, which governs the indenture, to represent a specific quantitative test. Accordingly, the ability of a holder of notes to require Bally to repurchase their notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Bally to another Person or group may be uncertain.

CERTAIN COVENANTS

         Under the indenture, Bally and its Subsidiaries are subject to, among others, the covenants described in this section. However, Bally's Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this section.

         Asset Sales. Neither Bally nor its Subsidiaries will consummate an Asset Sale unless:

                  (1) Bally or the Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the shares or assets issued or sold or otherwise disposed of;

                  (2) such Fair Market Value is determined by Bally's board of directors and evidenced by a resolution of the board of directors; and

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

                  (3) at least 75% of the consideration received by Bally or the Subsidiary is in the form of cash or Cash Equivalents;

         Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, Bally or the Subsidiary may apply the Net Cash Proceeds at its option:

                  (1) to repay Indebtedness under the Senior Credit Facility or any other Senior Secured Debt (and, in each case, effect a corresponding permanent reduction in the availability under such Senior Credit Facility or to the outstanding amount of such Senior Secured
         Debt) or to repay unsecured Senior Debt that has provisions requiring Bally to make an offer to purchase upon an Asset Sale; provided, however, that if Bally repays such unsecured Senior Debt it must make a ratable offer to all holders of notes as provided in the following paragraph;

                  (2) to acquire properties and assets that replace the properties and assets that were the subject of the Asset Sale; or

                  (3) to acquire properties and assets that will be used in the businesses of Bally or its Subsidiaries existing on the Issue Date or in businesses reasonably related or complementary.

         Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $15.0 million:

                  (1) Bally will make an offer to purchase an aggregate principal amount of notes equal to the Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding aggregate principal amount of notes, and the denominator of which is the outstanding aggregate principal amount of the notes and any unsecured Senior Debt that has provisions requiring Bally to make an offer to purchase upon an Asset Sale, and

                  (2) Bally will make an offer to purchase any unsecured Senior Debt that has provisions requiring Bally to make an offer to purchase upon an Asset Sale, in an aggregate principal amount equal to the remaining Excess Proceeds after the purchase described in paragraph
         (1) above.

         The offer price for the notes will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after these purchases, Bally may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered in these purchases exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased on a pro rata basis. Upon completion of these purchases, the amount of Excess Proceeds shall be reset at zero.

         Bally will complete the purchase of any notes and any unsecured Senior Debt that has provisions requiring Bally to make an offer to purchase upon an Asset Sale between 30 and 60 days from the date the holders receive notice of the purchase offer, or later as may be necessary to comply with the requirements under the Exchange Act. Bally will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with this offer to purchase notes and such unsecured Senior Debt.

         Restricted Payments. Except for Permitted Investments, neither Bally nor its Subsidiaries will:

                  (1) declare or pay any dividend on, or make any other payment or distribution to, any shares of Bally's Capital Stock, other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of Qualified Capital Stock;

                  (2) purchase, redeem or otherwise acquire or retire for value the Capital Stock of Bally or any Affiliate of Bally, other than Capital Stock of any Wholly Owned Subsidiary;

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

                  (3) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, any Subordinated Indebtedness, except a scheduled principal payment, sinking fund payment or maturity;

                  (4) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary, in either case, other than to or from Bally or any of its Wholly Owned Subsidiaries;

                  (5) incur, create or assume any guarantee of Indebtedness of any Affiliate of Bally, other than a Wholly Owned Subsidiary; or

                  (6) make any Investment in any Person (all payments and other actions described in paragraphs (1) through (6) above collectively referred to as "Restricted Payments"),

         unless, immediately before and immediately after giving effect to the Restricted Payment:

                  (1) no Default or Event of Default exists or would exist, after notice or lapse of time, or both, under the terms of any Indebtedness of Bally or its Subsidiaries;

                  (2) Bally could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) under the covenant described below under "--Incurrence of Indebtedness"; and

                  (3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Bally and its Subsidiaries after October 7, 1997 plus Permitted Payments described in clause (7) of the next succeeding paragraph, is less than $5.0 million plus the sum of:

                           (a) 50% of the aggregate Consolidated Net Income of
                  Bally accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of Bally's last fiscal quarter ending before the date of the Restricted Payment (or, if the aggregate cumulative Consolidated Net Income is a loss, minus 100% of such loss); plus

                           (b) the aggregate Net Cash Proceeds received after
                  October 7, 1997 by Bally either (x) as capital contributions in the form of common equity to Bally or (y) from the issuance or sale, other than to any of its Subsidiaries, of Qualified Capital Stock of Bally or any options, warrants or rights to purchase Qualified Capital Stock of Bally (except, in each case, to the extent those proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as described in clause (2) or (3) of the next succeeding paragraph) in each case, other than Net Cash Proceeds received from the issuance or sale of Qualified Capital Stock or options, warrants or rights to purchase Qualified Capital Stock in, or otherwise received in connection with, the Refinancing; plus

                           (c) the aggregate Net Cash Proceeds received after
                  October 7, 1997 by Bally, other than from any of its Subsidiaries, upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of Bally; plus

                           (d) the aggregate Net Cash Proceeds received after
                  October 7, 1997 by Bally from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of Bally or its Subsidiaries into or for Qualified Capital Stock of Bally plus, to the extent those debt securities or Redeemable Capital Stock were issued after October 7, 1997, the aggregate of Net Cash Proceeds from their original issuance; plus

                           (e) in the case of the disposition or repayment of
                  any Investment constituting a Restricted Payment made after October 7, 1997, an amount equal to the lesser of the return of capital with respect to that Investment and the initial amount of that Investment, in either case, less the cost of the disposition of that Investment.

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

         So long as no Default exists, the preceding provisions will not prohibit the following Permitted Payments:

                  (1) the payment of any dividend within 60 days after the date of declaration;

                  (2) the redemption, repurchase, retirement, or other acquisition of any shares of any class of Capital Stock of Bally in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale, other than to a Subsidiary, of other shares of Qualified Capital Stock of Bally; provided that the Net Cash Proceeds from the issuance of Qualified Capital Stock will, to the extent used, be excluded from clause (3)(b) of the preceding paragraph;

                  (3) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash, other than to any Subsidiary, of any Qualified Capital Stock of Bally, provided that the Net Cash Proceeds from the issuance of the shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(b) of the preceding paragraph;

                  (4) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness, other than Redeemable Capital Stock (a "refinancing"), through the substantially concurrent issuance of new Subordinated Indebtedness of Bally, provided that any such new Subordinated Indebtedness:

                           (a) shall be in a principal amount that is not greater than the principal amount so refinanced, plus the lesser of:

                                    (i)      the stated amount of any premium or
                           other payment required to be paid to complete a refinancing, or

                                    (ii)     the amount of premium or other
                           payment actually paid at the time of refinancing the Indebtedness, plus, in either case, the amount of expenses Bally incurred in connection with the refinancing;

                           (b) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes;

                           (c)      has a Stated Maturity for its final
                  scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the notes; and

                           (d) is expressly subordinated in right of payment to the notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

                  (5) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal (a "refinancing") of the Subordinated Notes, through the substantially concurrent issuance of Senior Debt, provided that:

                           (a) such Senior Debt shall be in a principal amount that is not greater than the principal amount of Subordinated Notes so refinanced, plus the lesser of:

                                    (i)      the stated amount of any premium or
                           other payment required to be paid to complete a refinancing of such Subordinated Notes, or

                                    (ii)      the amount of premium or other
                           payment actually paid at the time of refinancing such Subordinated Notes, plus, in either case, the amount of expenses Bally incurred in connection with the refinancing; and

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

                           (b) the incurrence of such Senior Debt shall be permitted by clause (11) of the definition of Permitted Indebtedness (as defined below under the caption "Incurrence of Indebtedness");

                  (6) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of any Redeemable Capital Stock through the substantially concurrent issuance of new Redeemable Capital Stock of Bally, provided that any new Redeemable Capital Stock:

                           (a)      will have an aggregate liquidation
                  preference that does not exceed the aggregate liquidation preference of the amount being refinanced;

                           (b) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes; and

                           (c) has a Stated Maturity later than the Stated Maturity for the final scheduled principal payment of the notes; and

                  (7) the repurchase of shares of, or options or warrants to purchase shares of, common stock of Bally or any of its Subsidiaries from employees, former employees, directors or former directors of Bally or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors of Bally under which those individuals purchase or sell or are granted the option to purchase or sell, shares of common stock in an aggregate amount not to exceed $500,000 in any calendar year or an aggregate of $2.5 million from and after the Issue Date.

         Incurrence of Indebtedness. Bally will not incur any Indebtedness, including Acquired Debt. However, Bally may incur Indebtedness, including Acquired Debt, if the Consolidated Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which the additional Indebtedness is incurred, taken as one period, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if:

                  (1) the additional Indebtedness had been incurred on the first day of the four-quarter period;

                  (2) the incurrence, repayment or retirement of any other Indebtedness since the first day of the four-quarter period had occurred on the first day of the four-quarter period;

                  (3) in the case of Acquired Debt, the related acquisition had taken place on the first day of the four-quarter period; and

                  (4) any acquisition or disposition of any company or any business or any assets out of the ordinary course of business since the first day of the four-quarter period had been completed on the first day of the four-quarter period.

         Bally will not allow any of its Subsidiaries to incur any Indebtedness, except for Permitted Subsidiary Indebtedness.

         The preceding paragraphs will not prohibit the incurrence of any Permitted Indebtedness, as defined below:

                  (1) Indebtedness under the Senior Credit Facility and the Securitization Facility in an aggregate amount not to exceed, whichever amount is greater, (a) $275.0 million or (b) $115.0 million plus 80% of the net book value of the consolidated accounts receivable of Bally and its Subsidiaries, calculated in accordance with GAAP, in each case minus any permanent reductions of the amounts outstanding under the Senior Credit Facility or the Securitization Facility as a result repayments of such Indebtedness pursuant to the covenant described above under the caption "Asset Sales";

                  (2)      Indebtedness of Bally:

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                           (a)      represented by the notes, or

                           (b) that is incurred and actually applied, in any amount, and in whole or in part, to

                                    (i)      redeem all of the notes
                           outstanding, or

                                    (ii)     effect a Legal Defeasance or a
                           Covenant Defeasance;

                  (3)      Indebtedness of Bally outstanding on the Issue Date;

                  (4) Indebtedness of Bally owing to a Subsidiary and not transferring to any other Person:

                           (a) that is made pursuant to an intercompany note and is expressly subordinated in right of payment to the notes, and

                           (b) will not be due and payable upon an Event of Default until it is cured, waived or rescinded;

                  (5) Interest Rate Agreements entered into in the ordinary course of business as long as these obligations do not exceed the aggregate principal amount of the Indebtedness then outstanding to which the Interest Rate Agreements apply;

                  (6) Up to $50.0 million aggregate principal amount outstanding at any one time of Capital Lease Obligations, Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, improvement or development of any real or personal property, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of Bally and any refinancings of such Indebtedness made in accordance with paragraph (10) below; provided that the principal amount of any Indebtedness permitted under this paragraph (6) was not, at the time of incurrence, more than the cost of the acquired or constructed asset or improvement that was financed;

                  (7) Indebtedness of Bally in respect of performance bonds, surety bonds and replevin bonds provided by Bally in the ordinary course of business;

                  (8) other Indebtedness of Bally that is not greater than $50.0 million in the aggregate at any one time outstanding;

                  (9) Indebtedness arising from a bank or other financial institution honoring a check, draft or other financial instrument drawn against insufficient funds in the ordinary course of business, provided that it is extinguished within four business days of its incurrence; and

                  (10) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in paragraphs (3) and (4) of this definition of "Permitted Indebtedness," including any successive refinancings if:

                           (a) the borrower is Bally or, if not Bally, the same as the borrower of the Indebtedness being refinanced;

                           (b)      the aggregate principal amount of
                  Indebtedness as of the Issue Date is not increased by more than the lesser of:

                                    (i)      the stated amount of any premium or
                           other payment required to be paid to complete a refinancing; or

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                                    (ii)     the amount of premium or other
                           payment actually paid at the time of refinancing the Indebtedness, plus, in either case, the amount of expenses of Bally incurred in connection with the refinancing; and

                           (c) (i) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, the new Indebtedness is made subordinate to the notes at least to the same extent as the Indebtedness being refinanced, and

                                    (ii)     in the case of Senior Debt or
                           Subordinated Indebtedness, as the case may be, the refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of the Indebtedness;

                  (11) Indebtedness of Bally used to make any Permitted Payment set forth in clause (5) of the definition of Permitted Payments (as defined above under the caption "--Restricted Payments"); provided, that the Senior Leverage Ratio for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which the additional Indebtedness is incurred, taken as one period, does not exceed 2.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

         Liens. Bally will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens upon any property or assets of Bally or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

                  (1) in the case of Liens securing Subordinated Indebtedness, the notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

                  (2) in all other cases, the notes or the Guarantees, as the case may be, are secured on an equal and ratable basis, except for Permitted Liens and:

                           (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

                           (b) Liens securing Indebtedness permitted by clauses (1)and (6) of the definition of Permitted Indebtedness (as defined in the "--Certain Covenants--Incurrence of Indebtedness") and Liens securing Indebtedness constituting Indebtedness referred to by the cross-reference to clause (1) of the definition of Permitted Indebtedness contained in clause (2) of the definition of Permitted Subsidiary Indebtedness (including guarantees of Obligations owed under the Senior Credit Facility) and, in each case, related Obligations;

                           (c)      Liens securing the notes and Guarantees;

                           (d) Liens of Bally or a Subsidiary on assets of any Subsidiary and Liens on the assets of Bally in favor of a Subsidiary that is a Guarantor;

                           (e) Liens securing Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien permitted under the indenture and that has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens:

                                    (x) are no less favorable to the holders of
                           notes in any material respect, than the Liens in respect of the Indebtedness being refinanced; and

                                    (y) do not extend to or cover any property
                           or assets of Bally or any of its Subsidiaries not securing the Indebtedness so refinanced, except in the case of Liens securing Purchase Money Obligations, then the Liens permitted by this clause
                           (e) may

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                           extend to or cover a similar property or asset that
                           was subject to the Lien at the time such Purchase Money Obligation was originally incurred; and

                           (f)      Liens in favor of Bally.

         Dividend and Other Payment Restrictions Affecting Subsidiaries. Neither Bally nor its Subsidiaries will create or permit to exist any consensual encumbrance or restriction on the ability of any Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock;

                  (2)      pay any indebtedness owed to Bally or any other
         Subsidiary;

                  (3)      make any Investment in Bally or any other Subsidiary;
         or

                  (4) transfer any of its properties or assets to Bally or any other Subsidiary.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                  (1)      any agreement in effect on the Issue Date;

                  (2) with respect to a Subsidiary that was not a Subsidiary on the Issue Date, any agreement or otherwise in existence at the time the Person becomes a Subsidiary and was not incurred in connection with or in contemplation of, this Person becoming a Subsidiary;

                  (3) customary non-assignment or subletting provisions in leases, licenses or other contracts;

                  (4) restrictions entered into in the ordinary course of business contained in any lease of any Subsidiary or any security agreement or mortgage securing Indebtedness of any Subsidiary to the extent the restriction restricts the transfer of property subject to the security agreement, mortgage or lease;

                  (5) any restriction contained in an agreement pursuant to which Permitted Subsidiary Indebtedness is incurred; and

                  (6) any amendments, substitutions, restructurings, supplements, extensions, renewals, refinancings, replacements of or other modifications to any agreement described in paragraphs (1) through (5) above and this paragraph (6), provided that these are no more restrictive in any material respect than those contained in the agreements, as in effect on the Issue Date.

         Merger, Consolidation or Sale of Assets. Bally will not, in one or more related transactions: (1) consolidate or merge with or into another Person; (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets to another Person; or (3) permit any of its Subsidiaries to enter into any transaction or series of related transactions if the transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Bally and its Subsidiaries on a Consolidated basis to another Person; unless:

                  (1)      either: (a) Bally is the surviving corporation; or
         (b) the Person formed by or surviving the consolidation or merger (if other than Bally) or to which the sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the Person formed by or surviving the consolidation or merger (if other than Bally) or the Person to which the sale, assignment, transfer, conveyance or other disposition shall have been made expressly assumes all the obligations of Bally under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

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                  (3)      immediately before and after the transaction no
         Default or Event of Default exists;

                  (4) immediately before and after giving the transaction pro forma effect and any related financing transactions as if the same had occurred on the first day of the applicable four-quarter period, Bally or the Person formed by or surviving the consolidation or merger (if other than Bally) or the Person to which the sale, assignment, transfer, conveyance or other disposition shall have been made, could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under "--Incurrence of Indebtedness"; and

                  (5) The trustee has received the required documentation, including an opinion of counsel, regarding the transaction's compliance with the provisions of the indenture.

         This "Merger, Consolidation or Sale of Assets" covenant will not apply to a merger between Bally and any of its Subsidiaries, provided Bally is the surviving corporation, or among Subsidiaries.

         Transactions with Affiliates. Neither Bally nor its Subsidiaries will enter into any transaction or series of related transactions with or for the benefit of any Affiliate (each, an "Affiliate Transaction"), unless:

                  (1) it is no less favorable to Bally or the relevant Subsidiary than would have been obtained in a comparable transaction by Bally or such Subsidiary in arm's-length dealings with an unrelated Person;

                  (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate value in excess of $1.0 million, Bally delivers to the trustee an officers' certificate certifying that such Affiliate Transaction complies with this covenant; and

                  (3) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate value in excess of $10.0 million, either Bally delivers to the trustee an opinion as to the fairness to Bally or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing or the transaction or series of related transactions has been approved by a majority of the Disinterested Directors of Bally.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) any transaction with an employee or director of Bally or any of its Subsidiaries entered into by Bally or the Subsidiary in the ordinary course of business;

                  (2) transactions between or among Bally and/or its Subsidiaries;

                  (3)      any transaction related to the Securitization
         Facility;

                  (4) Restricted Payments that are permitted by the provisions of the indenture described above under "--Restricted Payments" or Permitted Payments; and

                  (5) management or similar agreements between Bally or any Subsidiary and Affiliates in which Bally or any Subsidiary has made an Investment.

         Preferred Stock of Subsidiaries. Except for the acquisition of all the outstanding Preferred Stock of the Subsidiary, Bally will not permit:

                  (1) its Subsidiaries to issue any Preferred Stock, except for

                           (a) Preferred Stock issued to Bally or a Wholly Owned Subsidiary, and

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

                           (b) Preferred Stock issued by a Person before that Person becomes a Subsidiary, merges with or into a Subsidiary or has a Subsidiary merge with or into them but not in contemplation of any of these transactions,

                  (2) any Person, other than Bally or a Wholly Owned Subsidiary, to acquire Preferred Stock of any Subsidiary from Bally or any Subsidiary.

         Unrestricted Subsidiaries. Neither Bally nor its Subsidiaries will make, an Investment in Unrestricted Subsidiaries, unless

                  (1) the aggregate amount of the Investments would not exceed the amount of Restricted Payments then allowed, or

                  (2)      the Investment is a Permitted Investment.

         Except for Permitted Investments, any Investment in an Unrestricted Subsidiary must be made in accordance with the procedures described in "--Restricted Payments" and may be made in cash or property.

         Additional Subsidiary Guarantees. If the Company or any Subsidiary transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Subsidiary that is not a Guarantor having total assets (after giving effect to such transfer) with a book value in excess of $500,000, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Domestic Subsidiary having total assets with a book value in excess of $500,000, then such Domestic Subsidiary shall:

                  (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the notes and the indenture on the terms set forth in the indenture; and

                  (2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

         Thereafter, such Subsidiary shall be a Guarantor for all purposes of the indenture; provided, however, that (i) if such Subsidiary is a Non-Guarantor Subsidiary, it shall not be required to be a Guarantor hereunder and (ii) to the extent that a Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Subsidiary from issuing a Guarantee, such Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt; provided, further, however, that notwithstanding the above proviso, if any such Subsidiary, other than a Non-Guarantor Subsidiary, incurs Indebtedness under or guarantees the Senior Credit Facility, then such Subsidiary, other than a Non-Guarantor Subsidiary, will guarantee the notes as well.

         Reports. Whether or not required by the Commission, so long as any notes are outstanding, Bally will furnish to the holders of notes and file with the trustee, within 15 days of the time periods specified in the Commission's rules and regulations:

                  (1) all quarterly and annual reports on Forms 10-Q and 10-K; and

                  (2)      all current reports on Form 8-K.

         In addition, whether or not required by the Commission, Bally will file a copy of all of the information and reports referred to in paragraphs (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations. If the Commission will not accept such filings, then, upon written request and payment of reasonable copying and delivery expenses, Bally will provide those documents to any prospective holder of notes.

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EVENTS OF DEFAULT

         Each of the following is an Event of Default:

                  (1) default for 30 days in the payment when due of interest on the notes;

                  (2) default in payment when due of the principal of or premium, if any, on the notes;

                  (3) failure by Bally to perform or comply with any covenant or agreement contained in the indenture if the failure continues for 30 days after written notice has been given to Bally by the trustee or to Bally and the trustee by the holders of at least 25% in aggregate principal amount of outstanding notes;

                  (4) failure by Bally to comply with the provisions described in "--Certain Covenants-- Merger, Consolidation or Sale of Assets," or failure to make the offer to purchase the notes as described in "--Change of Control" and "--Certain Covenants--Asset Sales";

                  (5) default under any agreement, indenture or instrument under which Bally or any Subsidiary has outstanding Indebtedness of greater than $10.0 million, individually or in the aggregate, if that default:

                           (a) is caused by a failure to pay principal of or premium, if any, or interest on the Indebtedness prior to maturity; or

                           (b)      results in the acceleration of the
                  Indebtedness prior to its express maturity;

                  (6) the rendering against Bally or any Subsidiary or any of their respective properties of judgments, orders or decrees for the payment of money aggregating more than $10.0 million (net of any insurance coverage available), which was not discharged and which a creditor has begun enforcement or which has not been stayed for a period of 60 consecutive days;

                  (7) certain events of bankruptcy or insolvency with respect to Bally or any of its Significant Subsidiaries; and

                  (8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (in each case other than by reason of release of a Guarantor in accordance with the terms of the indenture).

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Bally, all outstanding notes, along with accrued and unpaid interest, will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

         The holders of a majority in aggregate principal amount of the notes then outstanding may by notice to the trustee waive any past Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default (1) in the payment of interest on, or the principal of, the notes or (2) of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of the note affected by the modification or amendment.

         After a declaration that all the notes are due and payable, but before the trustee has obtained a judgment or decree for payment of the money, the holders of a majority in aggregate principal amount of the notes then outstanding, may rescind the declaration if:

                  (1)      Bally has paid or deposited with the trustee:

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                           (a)      all amounts advanced by the trustee and the
                  reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

                           (b)      all overdue interest on all notes then
                  outstanding;

                           (c) the principal of and premium, if any, on the notes then outstanding which are due and payable notwithstanding this declaration; and

                           (d) to the extent it is lawful to do so, interest upon overdue interest; and

                  (2) all Events of Default, other than the nonpayment of principal of the notes which have become due and payable because of this declaration, have been cured or waived.

         If a declaration is rescinded, it will have no effect on any later default or any right which the trustee or the holders of the notes can exercise.

         If the trustee becomes a creditor of Bally, the Trust Indenture Act limits the rights of the trustee to obtain payment of claims in certain cases or to realize on certain property received by it in respect of those claims. If the trustee acquires a conflicting interest it must eliminate the conflict upon an Event of Default or must resign.

         Bally is required to deliver to the trustee annually a written statement regarding compliance with the indenture. Within ten business days of any Default or Event of Default, Bally is required to deliver to the trustee a statement specifying such Default or Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE

         Bally may discharge its obligations with respect to the outstanding notes ("Legal Defeasance") except for:

                  (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due from the trust referred to below;

                  (2) Bally's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

                  (3) the rights, powers, trusts, duties and immunities of the trustee, and Bally's obligations in connection therewith; and

                  (4)      the Legal Defeasance provisions of the indenture.

         In addition, Bally may elect to have its obligations released with respect to most covenants that are contained in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (1) Bally must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, U.S. Government Obligations (as defined in the indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, after July 15, 2007 if Bally delivers to the trustee an irrevocable notice to redeem all the outstanding notes on that date;

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                  (2)      in the case of Legal Defeasance, Bally shall have
         delivered to the trustee an opinion of counsel confirming that (a) Bally has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, Bally shall have delivered to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (5) such Legal Defeasance or Covenant Defeasance shall not cause the trustee to have a conflicting interest as defined in the indenture and for purposes of the Trust Indenture Act with respect to any securities of Bally;

                  (6) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the indenture or any other agreement or instrument to which Bally or any Significant Subsidiary is a party or by which Bally or any Significant Subsidiary is bound if the breach, violation or default would have a material adverse effect on Bally and its Subsidiaries taken as a whole;

                  (7) such Legal Defeasance or Covenant Defeasance will not result in the trust created by this deposit constituting an investment company within the meaning of the Investment Company Act of 1940, unless the trust is registered under that Act as exempt from that registration;

                  (8) Bally must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance under the Bankruptcy Law;

                  (9) Bally must deliver to the trustee an officers' certificate stating that the deposit was not made by Bally with the intent of preferring the holders of notes over the other creditors of Bally with the intent of defeating, hindering, delaying or defrauding creditors of Bally or others;

                  (10) no event or condition shall exist that would prevent Bally from making payments of the principal of, premium, if any, and interest on the notes on the date of deposit or at any time ending on the 91st day after the deposit; and

                  (11) Bally must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

MODIFICATIONS AND AMENDMENTS

         Without the consent of the holder affected, an amendment or waiver may not:

                  (1) educe the principal amount of notes whose holders must consent to a supplemental indenture or any waiver or compliance with certain provisions of the indenture;

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                  (2)      reduce the principal of or change the fixed maturity
         of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under "--Change of Control";

                  (3) reduce the rate of or change the time for payment of interest on any note;

                  (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

                  (5) make any note payable in money other than that stated in the notes;

                  (6) impair the right to institute suit for the enforcement of any payment after the fixed maturity of the note, or after the redemption date, if appropriate;

                  (7) amend, change or modify the obligation of Bally to make and complete an offer to purchase the notes upon an Asset Sale;

                  (8) amend, change or modify the obligation of Bally to make and complete an offer to purchase the notes upon a Change of Control;

                  (9) make any change in the provisions of the indenture relating to supplemental indentures or relating to waivers of past Defaults or waivers of certain covenants, except to increase the percentage of outstanding notes required for these consents and waivers;

                  (10)     except as described under "--Certain
         Covenants--Merger, Consolidation or Sale of Assets," consent to the assignment or transfer by Bally of any of its rights and obligations under the indenture;

                  (11) amend or modify any of the ranking provisions of the indenture in any manner adverse to the holders of the notes; and

                  (12) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture.

         Notwithstanding the preceding, without the consent of any holder of notes, Bally, the Guarantors and the trustee may modify or amend the indenture:

                  (1) to cure any ambiguity, defect or inconsistency that does not adversely affect the legal rights under the indenture of any holder of notes;

                  (2) to provide for the assumption of Bally's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Bally's assets;

                  (3) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

                  (4) to add covenants of Bally for the benefit of the holders of the notes or take away any right or power of Bally under the indenture;

                  (5) to evidence and accept the appointment of a successor trustee; or

                  (6) to give security for the payment and performance of Bally's obligations under the indenture.

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         The holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the indenture.

SATISFACTION AND DISCHARGE

         The indenture will be discharged and be of no further effect when:

                  (1)      either:

                           (a) all notes issued and outstanding have been delivered to the trustee for cancellation, or

                           (b)      Bally has irrevocably deposited with the

                  trustee as trust funds in trust an amount sufficient to pay and discharge the entire amount owing on all notes not delivered to the trustee for cancellation and those notes:

                                    (i)      have become due and payable;

                                    (ii)     will become due and payable at
                           their Stated Maturity within one year; or

                                    (iii)    are to be called for redemption
                           within one year;

                  (2) Bally has paid all other sums payable under the indenture; and

                  (3) Bally has delivered to the trustee an officers' certificate and an opinion of independent counsel that:

                           (a) all conditions of the indenture relating to the satisfaction and discharge of the indenture have been satisfied; and

                           (b) the satisfaction and discharge will not breach or constitute a default under, the indenture or any other material agreement of Bally or any Subsidiary.

GOVERNING LAW

         The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE TRUSTEE

         If the trustee becomes a creditor of Bally, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

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CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" means Indebtedness of a Person:

                  (1) existing at the time that Person becomes a Subsidiary or merges with or into or consolidates with Bally or any Subsidiary; or

                  (2) assumed in connection with the acquisition of assets from that Person.

         However, Indebtedness incurred in connection with, or in contemplation of, a Person becoming a Subsidiary or the acquisition of assets will not be Acquired Debt. Acquired Debt is incurred on the date of the related acquisition of assets or the date the acquired Person becomes a Subsidiary.

         "Adjusted Consolidated Interest Expense" of any Person means, for any period, the sum of:

                  (1) the interest expense of the Person and its Consolidated Subsidiaries, not including deferred financing fees and any premiums or penalties paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity for the period, on a Consolidated basis, including,

                           (a)      amortization of debt discount,

                           (b) the net cost under interest rate contracts, including amortization of discounts,

                           (c) the interest portion of any deferred payment obligation, and

                           (d)      accrued interest, plus

                  (2) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Person during the period, plus

                  (3) all capitalized interest of such Person and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

         "Affiliate" means, with respect to any specified Person:

                  (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person;

                  (2)      any other Person that owns, directly or indirectly,

                           (a) 10% or more of the specified Person's Capital Stock, or, if the Person is a real estate investment trust, 10% or more beneficial interest,

                           (b) any officer or director of the specified Person or other Person, or

                           (c) with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or

                  (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by the specified Person.

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         For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, through ownership of voting securities, by contract or otherwise.

         The terms "controlling" and "controlled" have the meanings implied by "control."

         "Asset Sale" means any transfer, directly or indirectly, in one or a series of related transactions, of:

                  (1)      any Capital Stock of any Subsidiary;

                  (2) all or substantially all of the properties and assets of any division or line of business of Bally or its Subsidiaries; or

                  (3) any other properties or assets of Bally or any Subsidiary, other than in the ordinary course of business.

         However, Asset Sale does not include any transfer of properties and assets:

                  (1) governed by the provisions described under "--Certain Covenants--Merger, Consolidation or Sale of Assets";

                  (2)      between or among Bally and its Subsidiaries;

                  (3) of obsolete equipment or other obsolete assets in the ordinary course of business;

                  (4) that constitutes a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments," including the making of a Permitted Investment (other than pursuant to paragraph (5) of the definition of "Permitted Investment," which refers to Investments in connection with an Asset Sale);

                  (5) the Fair Market Value of which in the aggregate does not exceed $1.0 million in any transaction or series of related transactions; or

                  (6) that constitute sales of accounts receivable and other transactions among Bally and its Subsidiaries pursuant to the Securitization Facility.

         "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing:

                  (1)      the sum of the products of

                           (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of the Indebtedness multiplied by

                           (b)      the amount of each principal payment; by

                  (2)      the sum of all the principal payments.

         "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Banks" means the lenders under the Senior Credit Facility.

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         "Capital Lease Obligation" of any Person means any obligation of the
Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property recorded as a capitalized lease obligation in accordance with GAAP.

         "Capital Stock" means:

                  (1)      in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

                  (1)      Temporary Cash Investments;

                  (2) securities received by Bally or any Subsidiary from the transferee in an Asset Sale that are promptly converted by Bally or the Subsidiary into cash;

                  (3) the assumption of Indebtedness or other obligations or liabilities of Bally or any Subsidiary in connection with an Asset Sale and from which Bally or such Subsidiary is released; and

                  (4) in connection with an Asset Sale to a Person where the assets transferred are included in a business which will be a party to the Franchise Program, the net present value of payments by that Person under the Franchise Program.

         "Change of Control" means the happening of any of the following events:

                  (1) any "person" or "group" is or becomes the "beneficial owner", directly or indirectly, of more than a majority of the total outstanding Voting Stock of Bally;

                           (a) the terms "person" or "group" are used as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and

                           (b) the term "beneficial owner" is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  (2) during any period of two consecutive years, individuals who at the beginning of this period constituted the board of directors of Bally, along with any new directors whose election or nomination was approved by 66 2/3% of the directors then still in office who were either directors at the beginning of this period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the board of directors then in office;

                  (3) Bally consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with Bally in any such event as a follow-up to a transaction in which the outstanding Voting Stock of Bally is changed into or exchanged for cash, securities or other property, other than:

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                           (a)      any such transaction where the outstanding
                  Voting Stock of Bally is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Bally); or

                           (b) where the outstanding Voting Stock of Bally is changed into or exchanged for:

                                    (i)     Voting Stock of the surviving
                           corporation which is not Redeemable Capital Stock, or

                                    (ii)    cash, securities and other property,
                           other than Capital Stock of the surviving corporation, in an amount which could be paid by Bally as a Restricted Payment as described under "--Certain Covenants--Restricted Payments" (and such amount will be treated as a Restricted Payment subject to the provisions in the indenture described under "--Certain Covenants--Restricted Payments"); and

                           (c)      where no "person" or "group" owns
                  immediately after such transaction, directly or indirectly, more than a majority of the total outstanding Voting Stock of the surviving corporation; or

                  (4) Bally is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Certain Covenants--Merger, Consolidation or Sale of Assets".

         "Commission" means the United States Securities and Exchange
Commission.

         "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of EBITDA to the sum of Adjusted Consolidated Interest Expense for the period and cash dividends paid on any Preferred Stock of that Person during that period; provided that:

                  (1) in making such computation, the Adjusted Consolidated Interest Expense attributable to interest on any Indebtedness will be computed on a pro forma basis, and

                           (a) where that Indebtedness was outstanding during the period and bore a floating interest rate, interest will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and

                           (b) where that Indebtedness was not outstanding during the period for which the computation is being made but which bears, at the option of Bally, a fixed or floating rate of interest, will be computed by applying either the fixed or floating rates, and

                  (2) in making that computation, the Adjusted Consolidated Interest Expense of the Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based upon the average daily balance of the Indebtedness during the applicable period.

         "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of that Person and its Consolidated Subsidiaries for the period as determined in accordance with GAAP.

         "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of the Person and its Subsidiaries for the period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating net income (or loss), by excluding, without duplication,

                  (1) all extraordinary gains or losses (exclusive of all fees and expenses relating to the gain or loss),

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                  (2)      the portion of net income (or loss) of the Person and
         its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Person or one of its Subsidiaries,

                  (3) net income (or loss) of any Person combined with the Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,

                  (4) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

                  (5) net gains (or losses) (except for all fees and expenses relating to net gains or losses) in respect of dispositions of assets other than in the ordinary course of business,

                  (6) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

                  (7) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person,

                  (8) transaction costs charged in connection with the Refinancing, or

                  (9) amortization of intangible assets of the Person and its Subsidiaries on a consolidated basis under GAAP.

         "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Person and its Subsidiaries on a Consolidated basis for the period, as determined in accordance with GAAP. However, Consolidated Non-Cash Charges does not include any non-cash charge which requires an accrual or reserve for cash charges for any future period.

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Person and each of its Subsidiaries if and to the extent these accounts would normally be consolidated with those of the Person, all in accordance with GAAP. The term "Consolidated" will have a similar meaning.

         "Credit Card Program Guarantee" means Bally's obligation to remit funds in excess of the sum of:

                  (1)      $25.0 million, plus

                  (2) a reserve of up to 25% of the amount owed to Bally by a member, which becomes an obligation due to the credit card issuer by such member, pursuant to Bally's Credit Card Program Agreement dated December 21, 1995, as that agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented, or otherwise modified from time to time.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Disinterested Director" means, a member of the board of directors of Bally who does not have any material direct or indirect financial interest in or with respect to a transaction or series of related transactions.

         "Domestic Subsidiary" means a Subsidiary incorporated or otherwise organized and existing under the laws of the United States or any state thereof.

         "EBITDA" means the sum of Consolidated Net Income, Adjusted Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net

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Income of Bally and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP consistently applied.

         "Fair Market Value" means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value will be determined by the board of directors of Bally acting in good faith and will be evidenced by a resolution of the board of directors.

         "Franchise Program" means the program under which Bally and/or its Subsidiaries grant franchises to third parties. These franchisees are required to, among other things, pay fees to Bally and/or its Subsidiaries, and have the right to receive training from Bally or its Subsidiaries or sell memberships to use facilities of the franchisee and Bally or its Subsidiaries. The Franchise Program may include the conversion of facilities owned by Bally or its Subsidiaries to franchise facilities and includes such a program as it may be amended, renewed, extended, substituted, restructured, replaced, supplemented or otherwise modified from time to time.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which were in effect on the Issue Date.

         "Guarantee" means each guarantee of the Bally's obligations under the indenture and the notes by the Guarantors.

         "Guarantor" means: (1) each of the Guarantors listed on Schedule A to the indenture; and (2) each of the Bally's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

         "Guaranteed Debt" of any Person means all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

                  (1) to pay or purchase the Indebtedness or to advance or supply funds for the payment or purchase of the Indebtedness,

                  (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the Indebtedness or to assure the holder of the Indebtedness against loss,

                  (3) to supply funds to, or in any other manner invest in, the debtor, including any agreement to pay for property or services without requiring that the property be received or the services be rendered,

                  (4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or

                  (5)      otherwise to assure a creditor against loss.

         However, "guarantee" does not include endorsements for collection or deposit in the ordinary course of business or guarantees of operating leases.

         "Indebtedness" means, with respect to any Person

                  (1) all obligations of the Person for borrowed money or for the deferred purchase price of property or services,

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                           (a)      excluding any trade payables and other
                  accrued current liabilities arising in the ordinary course of business, but

                           (b) including all obligations, contingent or otherwise, of the Person in connection with any letters of credit issued

                                    (i)     under letter of credit facilities,

                                    (ii)    under acceptance facilities or other
                           similar facilities, and

                                    (iii)   in connection with any agreement to
                           purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock,

                  (2) all obligations of the Person evidenced by bonds, notes, debentures or other similar instruments,

                  (3) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

                  (4) all obligations under Interest Rate Agreements of the Person,

                  (5)      all Capital Lease Obligations of the Person,

                  (6) all Indebtedness referred to in paragraphs (1) through (5) above of other Persons and all dividends of other Persons, if the payment of the Indebtedness is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including accounts and contract rights, owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

                  (7)      all Guaranteed Debt of the Person,

                  (8) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

                  (9)      the Credit Card Program Guarantee, and

                  (10) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability which constitutes Indebtedness of the types referred to in paragraphs (1) through (9) above.

         As used in this definition of Indebtedness, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if the repurchase occurred on the date on which Indebtedness will be determined under the indenture. If such price is based upon the Fair Market Value of such Redeemable Capital Stock, the Fair Market Value will be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "Interest Rate Agreements" means any interest rate protection agreement, including interest rate swaps, caps, floors, collars and other types of interest rate hedging agreements.

         "Investment" means:

                  (1) any advance, loan, guarantee or other extension of credit or capital contribution;

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                  (2)      any purchase, acquisition or ownership of any Capital
         Stock, bonds, notes, debentures or other securities issued or owned by any other Person; and

                  (3) all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

         However, the ownership of any Capital Stock, bonds, notes, debentures or other securities obtained without making any advance, loan, payment, extension of credit or capital contribution is not an Investment.

         "Issue Date" means the date the notes are originally issued under the indenture.

         "Lien" means any mortgage or deed of trust, charge, pledge, statutory or other lien, privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind. A Lien includes any conditional sale, capital lease or other title retention agreement, any leases and any agreement to give any security interest.

         "Maturity", when used with respect to the notes means the date the principal of the notes becomes due and payable as provided in the notes or in the indenture, including:

                  (1)      Stated Maturity,

                  (2)      the Change of Control Payment Date,

                  (3)      the redemption date, and

                  (4)      any declaration of acceleration.

         "Net Cash Proceeds" means

                  (1) with respect to all Asset Sales, the proceeds from any Asset Sale in the form of cash or Temporary Cash Investments, net of:

                           (a) brokerage commissions and other reasonable fees and expenses related to the Asset Sale, including fees and expenses of counsel and investment bankers;

                           (b) provisions for all taxes payable as a result of the Asset Sale;

                           (c) payments made to satisfy any Indebtedness that is secured by the assets which are the subject of the Asset Sale;

                           (d) amounts required to be paid to any Person owning a beneficial interest in the assets subject to the Asset Sale, other than Bally or any Subsidiary; and

                           (e) appropriate amounts to be provided by Bally or any Subsidiary, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Bally or any Subsidiary, as the case may be, after the Asset Sale; and

                  (2) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "--Certain Covenants--Restricted Payments", the proceeds from the issuance or sale in the form of cash or Temporary Cash Investments, net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with the issuance or sale and net of associated taxes paid or payable.

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         "Non-Guarantor Subsidiary" means H&T Receivables Funding, Bally ARA
Corporation, Lincoln Indemnity Company and any other Wholly Owned Subsidiary of Bally whose sole activity is engaging in receivables financing transactions or real estate financing transactions and which Subsidiaries incur no Indebtedness other than Indebtedness directly related to such receivables or real estate financing transactions.

         "Obligations" means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any insolvency, bankruptcy or liquidation proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness and (c) any obligation to post cash collateral in respect of letters of credit and any other obligations.

         "Permitted Investment" means:

                  (1) Investments in any Subsidiary or any Person which, as a result of the Investment,

                           (a)      becomes a Subsidiary, or

                           (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Bally or any Subsidiary;

                  (2) Indebtedness of Bally described under paragraph (4) of the definition of "Permitted Indebtedness";

                  (3) Investments in any of the notes and Investments represented by guarantees that are otherwise provided by the indenture;

                  (4)      Temporary Cash Investments;

                  (5) Investments acquired by Bally or any Subsidiary in connection with an Asset Sale permitted under "--Certain
         Covenants--Asset Sales" to the extent the Investments are non-cash proceeds as permitted under that covenant;

                  (6)      Investments in existence on the Issue Date;

                  (7) Investments in the aggregate amount of $5.0 million to purchase Capital Stock of any Subsidiary;

                  (8) any advance, loan, guarantee or other extension of credit to any Person who purchases or acquires assets of Bally or any Subsidiaries which are to be included in a business which will be or is a party to the Franchise Program, which amount cannot be more than the purchase or acquisition price of such assets; and

                  (9) up to $25.0 million aggregate amount outstanding at any one time in any other Investments in joint ventures, partnerships, real estate investment trusts or other Persons reasonably related or complementary to the business of Bally on the Issue Date.

         In connection with any assets or property contributed or transferred to any Person as an Investment, the property and assets will be valued at the Fair Market Value, as determined by the board of directors of Bally, at the time of Investment.

         "Permitted Liens" means the following types of Liens:

                  (1) Liens for taxes, assessments, governmental charges or levies either

                           (a)      not yet delinquent, or

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                           (b)      the validity of which is being contested in
                  good faith in an appropriate manner diligently pursued and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP;

                  (2) materialmen's, mechanics', landlord's, workmen's, repairmen's, employees' or like liens arising in the ordinary course of business to secure obligations not yet delinquent or being contested in good faith and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP or as to which adequate bonds or insurance shall have been obtained;

                  (3) deposits or pledges to secure the payment of, or to secure Bally's or any Subsidiaries' obligations with respect to letters of credit that secure the payment of workers' compensation, unemployment insurance, social security or other retirements benefits or obligations (exclusive of liens arising under ERISA) or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds, and other obligations of a like nature incurred in the ordinary course of business;

                  (4) judgment Liens not giving rise to an Event of Default;

                  (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Bally or of any of its Subsidiaries;

                  (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

                  (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Bally or any of its Subsidiaries, including rights of offset and setoff;

                  (9) Liens securing Interest Rate Agreements which Interest Rate Agreements relate to Indebtedness that is otherwise permitted under the indenture;

                  (10) Liens securing Acquired Debt incurred in accordance with the covenant described under "--Certain Covenants--Incurrence of Indebtedness"; provided that:

                           (a) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by Bally or a Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by Bally or a Subsidiary; and

                           (b) such Liens do not extend to or cover any property or assets of Bally or any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of Bally or a Subsidiary and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by Bally or a Subsidiary;

                  (11) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of Bally and its Subsidiaries;

                  (12) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

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                  (13)     Liens arising from filing Uniform Commercial Code
         financing statements regarding leases;

                  (14) Liens related to credit card processing agreements and cash management obligations in the ordinary course of business, including any guarantees thereof by Bally or any Subsidiary; and

                  (15) non-monetary Liens which do not have an adverse effect on the value or use of the property subject to such Liens;

                  (16) Liens securing Indebtedness permitted by the covenant described under "--Incurrence of Indebtedness" that is incurred in connection with a Person becoming a Subsidiary or in connection with the acquisition of assets that constitute a business; provided, that the amount of such Indebtedness to be secured by this clause (16) shall, at the time such Indebtedness is incurred, not exceed an amount equal to 1.5 times the EBITDA of such Person or acquired business for the mostly recently ended four fiscal quarters for which internal financial statements of such Person or acquired business are available; and

                  (17) additional Liens not to exceed $10.0 million at any one time.

         "Permitted Subsidiary Indebtedness" means:

                  (1) Indebtedness of a Subsidiary owing to Bally or another Subsidiary made pursuant to an intercompany note and that, upon an Event of Default, will be immediately due and payable. However,

                           (a) any disposition, pledge or transfer of any such Indebtedness to a Person, other than Bally or a Subsidiary, will be an incurrence of such Indebtedness by the obligor outside the definition of "Permitted Subsidiary Indebtedness" pursuant to this paragraph (1), and

                           (b) any transaction pursuant to which any Subsidiary ceases to be a Subsidiary will be deemed to be the incurrence of Indebtedness by such Subsidiary that is not within the definition of "Permitted Subsidiary Indebtedness" pursuant to this paragraph (1);

                  (2) Indebtedness of a Subsidiary which would be permitted by paragraphs (1), (3), (5), (6), (7), (8), (9) or (10) of the definition of "Permitted Indebtedness" if incurred by Bally and guarantees of Obligations owed under the Senior Credit Facility;

                  (3) Acquired Debt of a Subsidiary which would be permitted to be incurred by Bally if such Acquired Debt were being incurred by Bally;

                  (4) Indebtedness of a Subsidiary under the Securitization Facility;

                  (5) Guarantees of the notes and guarantees of Bally's Senior Debt; and

                  (6) guarantees of any Affiliate's Indebtedness if the Investment in the Affiliate complies with the limitation on Restricted Payments covenant of the indenture or constitutes a Permitted Investment.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision.

         "Preferred Stock" with respect to any Person means, any Capital Stock of any class or classes which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

         "Public Equity Offering" means an underwritten public offering of Capital Stock, other than Redeemable Capital Stock, pursuant to a registration statement that has been declared effective by the Commission. However,

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any public offering on a registration statement on Form S-8 or any successor form or otherwise relating to equity securities issuable under any employee benefit plan of Bally will not be a Public Equity Offering.

         "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of Bally and its Subsidiaries and any additions and accessions which are purchased at any time after the notes are issued so long as:

                  (1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") will be entered into within 270 days after the purchase or substantial completion of the construction of such assets and will at all times be confined solely to the assets so purchased or acquired, any additions and accessions and any proceeds,

                  (2) the aggregate principal amount of the outstanding Indebtedness secured by the Purchase Money Security Agreement will not be increased, except in connection with the purchase of additions and accession and except in respect of fees and other obligations in respect of the Indebtedness, and

                  (3)      (a)      the aggregate outstanding principal amount
                  of Indebtedness secured by the Purchase Money Security Agreement (determined on a per asset basis in the case of any additions and accessions) will not, at the time the Purchase Money Security Agreement is entered into, exceed 100% of the purchase price to Bally and its Subsidiaries of the assets subject thereto, or

                           (b) the Indebtedness secured will be with recourse solely to the assets so purchased or acquired, any additions and accessions and any proceeds.

         "Qualified Capital Stock" means any and all Capital Stock of a Person other than Redeemable Capital Stock.

         "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise,

                                    (i)      is, or upon the happening of any
                           event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the notes,

                                    (ii)     is redeemable at the option of the
                           holder of the Capital Stock at any time prior to any Stated Maturity, or

                                    (iii)    is convertible into or exchangeable
                           for debt securities at any time prior to any such Stated Maturity at the option of the holder.

         "Refinancing" means (i) the offering and sale of the Company's 9- 7/8% Senior Subordinated Notes due 2007 issued pursuant to the Indenture dated October 7, 1997 (the "B Indenture") between the Company and the U.S. Bank Trust National Association, as trustee, providing for the issuance of the Series B Securities in the aggregate principal amount of $225,000,000, (ii) the modification of the third amended and restated Credit Agreement, dated as of June 26, 1997, among the Company, the Banks and The Chase Manhattan Bank, as agent, and (iii) the consummation of the tender offer by the Company for its Senior Subordinated Notes due 2003 outstanding prior to the date of the B Indenture.

         "Securitization Facility" means the asset-backed securities issued by the H&T Master Trust on December 13, 1996 in the aggregate principal amount not exceed (a) $160.0 million or (b) 80% of the net book value of the consolidated accounts receivable of Bally and its Subsidiaries, calculated in accordance with GAAP, including any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications.

         "Senior Credit Facility" means the amended and restated Credit Agreement dated as of July 2, 2003 among Bally, the Banks and JPMorgan Chase Bank, as agent, including any guarantees, instruments and collateral security

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documents delivered in connection therewith and any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications thereto, in whole or in part, whether or not with the same lenders.

         "Senior Debt" means all Indebtedness of Bally and its Subsidiaries on a Consolidated basis which is not Subordinated Indebtedness, including without limitation the notes and the Guarantees, Indebtedness arising under the Senior Credit Facility and guarantees thereof and Indebtedness arising under the Securitization Facility.

         "Senior Leverage Ratio" means with respect to Bally and its Subsidiaries on a Consolidated basis for the most recently ended four full fiscal quarters twelve month period for which financial statements are available, the ratio of (a) Senior Debt of Bally and its Subsidiaries on a Consolidated basis on the last day of such period to (b) EBITDA for such period.

         "Senior Secured Debt" means Senior Debt that is secured by a Lien permitted by the covenant described under "--Liens".

         "Series D Subordinated Notes" means Bally's Series D Senior Subordinated Notes due 2007 issued in original principal amount equal to $300.0 million.

         "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of Bally within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

         "Stated Maturity" means the dates specified as the fixed date when the principal of any Indebtedness or any installment of interest is due and payable.

         "Subordinated Indebtedness" means Indebtedness of Bally which by its term is expressly subordinated in right of payment to the notes.

         "Subordinated Notes" means the Series D Subordinated Notes and Bally's 9 7/8 Series B Senior Subordinated Notes due 2007.

         "Subsidiary" means any Person with a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Bally or by one or more other Subsidiaries, or by Bally and one or more other Subsidiaries. However, an Unrestricted Subsidiary will not be a Subsidiary.

         "Temporary Cash Investments" means

                  (1)      any evidence of Indebtedness,

                           (a) maturing one year or earlier after the date of acquisition,

                           (b) issued by the United States of America, or an instrumentality or agency thereof, and

                           (c) guaranteed fully as to principal, premium, if any, and interest by the United States of America;

                  (2) any certificate of deposit (or, with respect to non-U.S. banking institutions, similar instruments)

                           (a) maturing one year or earlier after the date of the acquisition,

                           (b) issued by a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America,

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                           (c)      that has combined capital and surplus and
                  undivided profits of not less than $500 million, or the foreign currency equivalent thereof, and

                           (d) whose debt has a rating, at the time any investment is made,

                                    (i)      of at least "P-1" according to
                           Moody's Investors Service, Inc. ("Moody's") or any successor rating agency, or

                                    (ii)     of at least "A-1" according to
                           Standard & Poor's Rating Group, a division of McGraw Hill, Inc. ("S&P");

                  (3) commercial paper, maturing one year or earlier after the date of acquisition, issued by a corporation, other than an Affiliate or Subsidiary of Bally, organized and existing under the laws of the United States of America with a rating, at the time when any Investment is made, of at least "P-1" according to Moody's or at least "A-1" according to S&P;

                  (4) any money market deposit accounts or demand deposit accounts issued or offered by a domestic commercial bank or a commercial banking institution organized and located in a country recognized by the United States of America,

                  (a) having capital and surplus in excess of $500 million, or the foreign currency equivalent thereof; and

                  (b) whose short-term debt has a rating, at the time of investment, of at least "P-1" according to Moody's or of at least "A-1" according to S&P; and

                  (5) any other Investments, that at any one time do not exceed $100,000 in the aggregate, issued or offered by any domestic commercial bank or any commercial banking institution organized and located in a country recognized by the United States of America.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

         "Unrestricted Subsidiary" means

                  (1)      BTFCC, Inc.;

                  (2)      BSPS LLC;

                  (3)      BTF Canada Corporation;

                  (4)      BTF Cincinnati Corporation;

                  (5)      BTF Europe Corporation;

                  (6)      BTFF Corporation;

                  (7)      BTF Indianapolis Corporation;

                  (8)      BTF Minneapolis Corporation;

                  (9)      BTF PA Corporation;

                  (10)     BTF PA LLC;

                  (11)     Efit.COM Incorporated;

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                  (12)     Bally Real Estate I, LLC;

                  (13) any other Subsidiary of Bally that has been designated by the board of directors of Bally as an Unrestricted Subsidiary; and

                  (14)     any subsidiary of an Unrestricted Subsidiary.

         The board of directors of Bally may designate any subsidiary of Bally, including any newly acquired or newly formed subsidiary, to be an Unrestricted Subsidiary if all of the following conditions apply:

                  (1) neither Bally nor any of its Subsidiaries provides credit support for Indebtedness of the Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing the Indebtedness;

                  (2) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness or the Senior Credit Facility;

                  (3) any Investment by Bally in such Unrestricted Subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary will not violate the provisions described under "--Certain Covenants--Unrestricted Subsidiaries"; and

                           (a) such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at the designation time with Bally or any other subsidiary of Bally, unless the terms of any the agreement, contract, arrangement or understanding are no less favorable to Bally or such other subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Bally; or

                           (b) in the event the condition described in subparagraph (a) is not satisfied, the value of the agreement, contract, arrangement or understanding to such Unrestricted Subsidiary will be considered an Investment; and

                  (4) such Unrestricted Subsidiary does not own any Capital Stock in any subsidiary of Bally which is not simultaneously being designated an Unrestricted Subsidiary.

         Any such designation by the board of directors of Bally will be evidenced to the trustee by the filing with the trustee:

                  (1) a board resolution giving effect to such designation, and

                  (2) an officers' certificate certifying that such designation complies with the foregoing conditions described in the definition

         Any Investment by Bally in any Unrestricted Subsidiary will be deemed a Restricted Payment on the date of designation in an amount equal to the greater of

                           (a)      the net book value of such Investment, or

                           (b) the Fair Market Value of such Investment as determined in good faith by Bally's board of directors.

         The board of directors may designate any Unrestricted Subsidiary as a Subsidiary, so long as

                           (a) if such Unrestricted Subsidiary has any Indebtedness, that immediately after giving effect to the designation, Bally could incur $1.00 of additional Indebtedness pursuant to the restrictions under "--Certain Covenants--Incurrence of Indebtedness", other than Permitted Indebtedness or Permitted Subsidiary Indebtedness, and

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                           (b)      all Indebtedness of such Subsidiary will be
                  considered to be incurred on the date the Unrestricted Subsidiary becomes a Subsidiary.

         "Unrestricted Subsidiary Indebtedness" means Indebtedness of any Unrestricted Subsidiary

                  (1) that neither Bally nor any Subsidiary is directly or indirectly liable, and

                  (2) upon the occurrence of a default with respect to the Indebtedness, does not result in, or permit any holder of any Indebtedness of Bally or any Subsidiary to declare a default on such Indebtedness of Bally or any Subsidiary or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

         "Voting Stock" means the class or classes of Capital Stock that allow the stockholder, under ordinary circumstances, to have general voting power to elect at least a majority of (1) the board of directors, (2) managers or (3) trustees of a corporation, regardless of whether or not Capital Stock of any other class or classes will have or might have voting power by reason of the happening of any contingency.

         "Wholly Owned Subsidiary" means a Subsidiary in which Bally or another Wholly Owned Subsidiary owns all the Capital Stock, other than qualifying shares, if any.

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                          BOOK-ENTRY; DELIVERY AND FORM

         Except as described herein under the heading "Certificated Securities" exchange notes will initially be represented by a permanent global note ("Global Notes") in fully registrable form without interest coupons and will be deposited with the trustee as custodian for the Depository Trust Company and registered in the name of a nominee of such depository.

THE GLOBAL NOTES

         We expect that pursuant to procedures established by DTC:

                  (1) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary, and

                  (2) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through:

                           - records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC "participants" and

                           - the records of participants with respect to interests of persons other than participants.

         So long as DTC, or its nominee, is the registered owner or holder of the exchange notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the exchange notes.

         Payments of the principal of, premium, if any, and interest (including additional interest) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest (including additional interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell exchange notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in the Global Notes, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture. Consequently, the ability to transfer exchange notes or to pledge notes as collateral will be limited to such extent.

         Exchange notes that are issued as described below under "--Certificated Securities," will be issued in registered definitive form without coupons (each, a "Certificated Note"). Upon the transfer of Certificated Notes, such certificated notes may, unless the Global Note has previously been exchanged for certificated notes, be exchanged for an interest in the Global Note representing the principal amount of exchange notes being transferred.

         DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes (including the presentation of notes for exchange as described below) only at the direction of one or more

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participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for certificated notes, which it will distribute to its participants.

         DTC has advised us as follows: DTC is:

         (1) limited-purpose trust company organized under the laws of the State of New York,

         (2)      a member of the Federal Reserve System,

         (3) a "clearing corporation" within the meaning of the New York Uniform Commercial Code and

         (4)      a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act.

         DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

         If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, certificated notes will be issued in exchange for the Global Notes.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material federal income tax considerations relevant to the exchange of old notes for notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax consequences. This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time. Any such changes may be applied retroactively in a manner that could adversely affect your notes. We have not and will not seek any rulings from the Internal Revenue Service with respect to the matters discussed below. We cannot assure you that the Internal Revenue Service will not take positions concerning tax consequences of the exchange offer which are different from those discussed below. This discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. This discussion also does not address the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the notes as part of a straddle, hedge or conversion transaction, persons that have a functional currency other than the United States dollar, and investors in pass-through entities.

         YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF EXCHANGING OLD NOTES FOR NOTES PURSUANT TO THE EXCHANGE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

         The exchange of old notes for notes pursuant to the exchange offer will not constitute a taxable exchange for federal income tax purposes. You will have a tax basis in the notes equal to your tax basis in the old notes exchanged therefor and your holding period for the notes will include your holding period for the old notes exchanged therefor. Accordingly, the exchange should have no material federal income tax consequences to you.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus together with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in the resales of notes received in exchange for old notes where those old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in any such resale.

         We will not receive any proceeds from any sale of notes by broker-dealers or any other persons. Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such notes. Any broker-dealer that resells notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of outstanding notes including any broker-dealers, and certain parties related to such holders, against certain types of liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the notes offered hereby will be passed upon for us by Latham & Watkins, LLP, Chicago, Illinois.

         Certain matters concerning the Guarantors will be passed upon for us by Cary A. Gaan, Senior Vice President, Secretary and General Counsel of Bally.


                                     EXPERTS

         Our consolidated balance sheets as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002 included in this prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                        INDEX TO FINANCIAL STATEMENTS OF
                     BALLY TOTAL FITNESS HOLDING CORPORATION

Report of independent auditors                                                                                     F-2

Consolidated Balance Sheet at December 31, 2002 and 2001                                                           F-3

Consolidated Statement of Income for the years ended December 31, 2002, 2001, and 2000                             F-5

Consolidated Statement of Stockholders' Equity for the years ended December 31, 2002, 2001 and 2000                F-6

Consolidated Statement of Cash Flows for the years ended December 31, 2002, 2001 and 2000                          F-7

Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000                    F-9

Unaudited Condensed Consolidated Balance Sheet at June 30, 2003                                                   F-33

Unaudited Consolidated Statement of Income for the three and six months ended June 30, 2003 and 2002              F-34

Unaudited Consolidated Statement of Stockholders' Equity for the six months ended June 30, 2003                   F-36

Unaudited Consolidated Statement of Cash Flows for the six months ended June 30, 2003 and 2002                    F-37

Notes to Unaudited Condensed Consolidated Financial Statements for the six months ended June 30, 2003             F-39

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Bally Total Fitness Holding Corporation

         We have audited the accompanying consolidated balance sheets of Bally Total Fitness Holding Corporation as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bally Total Fitness Holding Corporation at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

         As discussed in the Goodwill, trademarks and intangible assets note to the consolidated financial statements, in 2002, the Company changed its method of accounting for goodwill and intangible assets.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
February 12, 2003, except for Note
  "Condensed Consolidating Financial
  Statements" as to which the date is
  June 26, 2003 and Note "Subsequent
  Events" as to which the date is
  August 12, 2003

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                        DECEMBER 31
                                                               ----------------------------
                                                                   2001           2002
                                                               -------------  -------------
ASSETS
Current assets:
  Cash and equivalents.......................................  $       9,310  $      12,907
  Installment contracts receivable, net......................        254,412        271,531
  Other current assets.......................................         99,098         92,764
                                                               -------------  -------------
     Total current assets....................................        362,820        377,202
Installment contracts receivable, net........................        273,607        251,074
Property and equipment, at cost:
  Land.......................................................         38,125         43,415
  Buildings..................................................        140,972        150,228
  Leasehold improvements.....................................        673,737        717,664
  Equipment and furnishings..................................        265,916        284,845
                                                               -------------  -------------
                                                                   1,118,750      1,196,152
  Accumulated depreciation and amortization..................       (490,116)      (538,613)
                                                               -------------  -------------
     Net property and equipment..............................        628,634        657,539
Goodwill.....................................................        226,701        242,854
Trademarks...................................................          6,969          6,969
Intangible assets, less accumulated amortization of $8,873
  and $9,453.................................................          3,367          2,786
Deferred income taxes........................................         76,104         81,314
Deferred membership origination costs........................        112,959        119,484
Other assets.................................................         25,729         32,652
                                                               -------------  -------------
                                                               $   1,716,890  $   1,771,874
                                                               =============  =============

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                        DECEMBER 31
                                                               ----------------------------
                                                                   2001           2002
                                                               -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................  $      50,471  $      51,752
  Income taxes payable.......................................          1,974          1,497
  Deferred income taxes......................................         32,346         29,303
  Accrued liabilities........................................         75,309         87,683
  Current maturities of long-term debt.......................         25,302         28,904
  Deferred revenues..........................................        294,930        271,031
                                                               -------------  -------------
     Total current liabilities...............................        480,332        470,170
Long-term debt, less current maturities......................        639,869        697,850
Other liabilities............................................         12,555         10,689
Deferred revenues............................................         71,400         63,689
Stockholders' equity:
  Preferred stock, $.10 par value; 10,000,000 shares
    authorized; none issued
  Series A Junior Participating;
    602,000 shares authorized; none issued
  Common stock, $.01 par value;
    60,200,000 shares authorized; 32,994,596 and
    33,861,964 shares issued.................................            329            338
  Contributed capital........................................        657,546        670,561
  Accumulated deficit........................................       (107,807)      (104,279)
  Unearned compensation (restricted stock)...................        (26,559)       (25,509)
  Common stock in treasury, at cost, 614,039 and 668,539
     shares..................................................        (10,775)       (11,635)
                                                               -------------  -------------
     Total stockholders' equity..............................        512,734        529,476
                                                               -------------  -------------
                                                               $   1,716,890  $   1,771,874
                                                               =============  =============

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    YEAR ENDED DECEMBER 31
                                                         -------------------------------------------
                                                             2000           2001           2002
                                                         -----------  --------------  --------------
Net revenues:
  Membership revenue.................................    $   659,279  $      689,547  $      730,589
  Products and services..............................        110,869         144,926         217,667
  Miscellaneous revenue..............................         15,714          17,031          19,622
                                                         -----------  --------------  --------------
                                                             785,862         851,504         967,878
  Special charge to membership receivable reserve....                                        (55,000)
                                                         -----------  --------------  --------------
                                                             785,862         851,504         912,878
Operating costs and expenses:
  Fitness center operations..........................        466,702         496,937         557,749
  Products and services..............................         71,716          91,376         141,570
  Member processing and collection centers...........         43,486          42,304          45,340
  Advertising........................................         51,443          53,995          55,547
  General and administrative.........................         28,964          27,291          32,004
  Special charges....................................          6,500           6,700          17,227
  Depreciation and amortization......................         65,605          72,924          74,346
                                                         -----------  --------------  --------------
                                                             734,416         791,527         923,783
                                                         -----------  --------------  --------------
Operating income (loss)..............................         51,446          59,977         (10,905)
Finance charges earned...............................         68,462          67,258          67,771
Interest expense.....................................        (62,058)        (58,848)        (55,468)
Other, net...........................................          1,760             751            (566)
                                                         -----------  --------------  --------------
                                                               8,164           9,161          11,737
                                                         -----------  --------------  --------------
Income from continuing operations before income tax..         59,610          69,138             832
Income tax benefit...................................         19,000          13,750           4,163
                                                         -----------  --------------  --------------
Income from continuing operations....................         78,610          82,888           4,995
Discontinued operations
   Loss from discontinued operations (net of tax
   benefit of $0.3 in 2002)..........................                         (2,181)         (1,467)
                                                         -----------  --------------  --------------
Net income...........................................    $    78,610  $       80,707  $        3,528
                                                         ===========  ==============  ==============
Basic earnings per common share
  Income from continuing operations..................    $      3.29  $         2.99  $         0.16
  Loss from discontinued operations..................             --            (.08)           (.05)
                                                         -----------  --------------  --------------
  Net income per common share........................    $      3.29  $         2.91  $          .11
                                                         ===========  ==============  ==============
Average common shares outstanding....................     23,858,486      27,744,046      32,163,019
Diluted earnings per common share
  Income from continuing operations..................    $      2.84  $         2.78  $         0.15
  Loss from discontinued operations..................             --            (.08)           (.04)
                                                         -----------  --------------  --------------
  Net income per common share........................    $      2.84  $         2.70  $          .11
                                                         ===========  ==============  ==============
Average diluted common shares outstanding
  (includes 3,793,551, 2,104,154 and 822,712
  common equivalent shares in 2000, 2001 and
  2002, respectively)................................     27,652,037      29,848,200      32,985,731

Pro forma amounts, assuming the new accounting
  principle is applied retroactively (see note
  "Subsequent Events"):
    Income from continuing operations................    $    73,138  $       79,051  $        6,566
    Net Income.......................................         73,138          76,870           5,099
    Basic net income per common share................           3.07            2.77             .16
    Diluted net income per common share..............           2.64            2.58             .15

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                              COMMON STOCK                                  UNEARNED
                           -------------------                            COMPENSATION   COMMON       TOTAL
                                          PAR    CONTRIBUTED  ACCUMULATED  (RESTRICTED  STOCK IN   STOCKHOLDERS'
                             SHARES      VALUE     CAPITAL      DEFICIT      STOCK)     TREASURY      EQUITY
                             ------      -----     -------      -------      ------     --------      ------

Balance at December 31,
  1999...................  23,755,394    $ 243    $ 498,093   $ (267,124)   $  (7,978)  $ (10,775) $     212,459
Net income...............                                         78,610                                  78,610
Issuance of common stock
  for acquisitions of
  businesses.............     295,151        3        4,691                                                4,694
Restricted stock
  activity...............      90,000        1        3,779                    (3,779)                         1
Issuance of common stock
  under stock purchase
  and option plans.......     212,401        2        2,076                                                2,078
                           ----------    -----    ---------   ----------    ---------   ---------  -------------
Balance at December 31,
  2000...................  24,352,946      249      508,639     (188,514)     (11,757)    (10,775)       297,842
Net income...............                                         80,707                                  80,707
Sale of common stock.....   2,238,821       22       53,805                                               53,827
Exercise of warrants.....   2,207,104       22       11,587                                               11,609
Issuance of common stock
  for acquisitions of
  businesses.............   2,987,865       30       61,863                                               61,893
Restricted stock
  activity...............     352,500        4       14,802                   (14,802)                         4
Issuance of common stock
  under stock purchase
  and option plans.......     241,321        2        2,850                                                2,852
Income tax benefit from
  stock options
  exercised..............                             4,000                                                4,000
                           ----------    -----    ---------   ----------    ---------   ---------  -------------
Balance at December 31,
  2001...................  32,380,557      329      657,546     (107,807)     (26,559)    (10,775)       512,734
Net income...............                                          3,528                                   3,528
Exercise of warrants.....     250,000        3        2,510                                                2,513
Issuance of common stock
  for acquisitions of
  businesses.............     382,827        4        8,851                                                8,855
Restricted stock
  activity...............     110,000        1         (125)                    1,050                        926
Issuance of common stock
  under stock purchase
  and option plans.......     124,541        1        1,779                                                1,780
Purchases of common
  stock..................     (54,500)                                                       (860)          (860)
                           ----------    -----    ---------   ----------    ---------   ---------  -------------
Balance at December 31,
  2002...................  33,193,425    $ 338    $ 670,561   $ (104,279)   $ (25,509)  $ (11,635) $     529,476
                           ==========    =====    =========   ==========    =========   =========  =============


                               See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31
                                                          ---------------------------------------
                                                              2000          2001         2002
                                                          ------------- ------------- -----------
Operating:
  Net income............................................  $     78,610  $     80,707  $     3,528
  Adjustments to reconcile to cash provided:
     Depreciation and amortization, including
       amortization included in interest expense........        69,381        76,865       78,236
     Changes in operating assets and liabilities........       (98,824)      (55,800)     (29,189)
     Stock-based compensation...........................                                      926
                                                          ------------  ------------  -----------
       Cash provided by operating activities............        49,167       101,772       53,501
Investing:
  Purchases and construction of property and
     equipment..........................................      (104,739)      (91,171)     (75,140)
  Purchases of real estate..............................        (3,655)                   (11,510)
  Acquisitions of businesses and other..................        (4,066)      (30,692)      (6,610)
                                                          ------------  ------------  -----------
       Cash used in investing activities................      (112,460)     (121,863)     (93,260)
Financing:
  Debt transactions:
     Net borrowings (repayments) under revolving
       credit agreement.................................        69,500       (51,500)      31,500
     Net borrowings (repayments) of other long-term
       debt.............................................       (18,661)        4,104        9,928
     Debt issuance and refinancing costs................                      (4,569)      (1,505)
                                                          ------------  ------------  -----------
       Cash provided by (used in) debt
          transactions..................................        50,839       (51,965)      39,923
  Equity transactions:
     Proceeds from sale of common stock.................                      53,827
     Proceeds from exercise of warrants.................                      11,609        2,513
     Proceeds from issuance of common stock under
       stock purchase and option plans..................         2,078         2,856        1,780
     Purchases of common stock for treasury.............                                     (860)
                                                          ------------  ------------  -----------
       Cash provided by financing activities............        52,917        16,327       43,356
                                                          ------------  ------------  -----------
Increase (decrease) in cash and equivalents.............       (10,376)       (3,764)       3,597
Cash and equivalents, beginning of year.................        23,450        13,074        9,310
                                                          ------------  ------------  -----------
Cash and equivalents, end of year.......................  $     13,074  $      9,310  $    12,907
                                                          ============  ============  ===========

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                       YEAR ENDED DECEMBER 31
                                                               --------------------------------------
                                                                  2000          2001         2002
                                                               ------------- ------------- -----------
Supplemental cash flows information:
Changes in operating assets and liabilities, net of
  effects from acquisitions or sales, were as follows:
     Decrease (increase) in installment contracts
       receivable.......................................       $   (65,226)  $     5,189  $     5,414
     Decrease (increase) in other current and other
       assets...........................................           (22,397)       (3,195)       6,272
     Decrease (increase) in deferred membership
       origination costs................................            (7,934)        1,170       (6,525)
     Increase (decrease) in accounts payable............             1,974        (5,600)       1,281
     Decrease in income taxes...........................           (20,132)      (16,780)      (4,814)
     Increase in accrued and other liabilities..........             2,496           382        9,592
     Increase (decrease) in deferred revenues...........            12,395       (36,966)     (40,409)
                                                               -----------   -----------  -----------
                                                               $   (98,824)  $   (55,800) $   (29,189)
                                                               ===========   ===========  ===========
Cash payments for interest and income taxes were as follows:

  Interest paid.........................................       $    61,982   $    60,256  $    53,936
  Interest capitalized..................................            (3,959)       (3,984)      (2,942)
  Income taxes paid, net................................             1,132         3,029          403
Investing and financing activities exclude the following
  non-cash transactions:

     Acquisition of property and equipment through
       capital leases/borrowings........................       $    28,892   $    23,472  $    10,991
     Acquisitions of businesses with common stock.......             4,695        62,132        8,855
     Restricted stock activity..........................             3,779        14,802       (1,050)
     Assumed debt related to acquisitions of
       businesses.......................................             7,577         3,862        2,846
     Tax benefit from exercise of employee stock
       options..........................................                           4,000

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    The accompanying consolidated financial statements include the accounts of Bally Total Fitness Holding Corporation (the "Company") and the subsidiaries that it controls. The Company, through its subsidiaries, is a nationwide commercial operator of fitness centers with 412 facilities, at February 28, 2003, located in 29 states and Canada. The Company operates in one industry segment, and all significant revenues arise from the commercial operation of fitness centers, primarily in major metropolitan areas in the United States and Canada. Unless otherwise specified in the text, references to the Company include the Company and its subsidiaries.

    The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which require the Company's management to make estimates and assumptions that affect the amounts reported therein. Actual results could vary from such estimates. Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Cash Equivalents

    The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The carrying amount of cash equivalents approximates fair value due to the short maturity of those instruments.

Property and Equipment

    Depreciation of buildings, equipment and furnishings (including assets under capital leases) is provided on the straight-line method over the estimated useful lives of the related assets. Buildings are depreciated over 30 years and useful lives for equipment and furnishings range from three to 15 years. Amortization of leasehold improvements is provided on the straight-line method over the lesser of the estimated useful lives of the improvements or the lease periods. Depreciation and amortization of property and equipment was $73,793, $64,875 and $57,875 for 2002, 2001 and 2000, respectively.

Deferred Finance Costs

    Deferred finance costs are amortized over the terms of the related debt using the straight-line method. Included in "Other assets" at December 31, 2002 and 2001 were deferred finance costs of $10,015 and $12,056 respectively, net of accumulated amortization of $17,517 and $13,874, respectively.

Membership Revenue Recognition

    The Company's fitness centers primarily offer a dues membership, which permits members, upon paying an initial membership fee, which may be financed, to maintain their membership on a month-to-month basis as long as monthly dues payments are made. Initial membership fees may be paid in full when members join or may be financed via installment contracts over periods ranging up to 36 months. Revenues from initial membership fees (net of any related allowances) are deferred and recognized ratably over the weighted-average expected life of the memberships, which for paid-in-full memberships and financed memberships sold have been calculated to be 36 months and 22 months, respectively. Costs directly related to the origination of memberships (substantially all of which are sales commissions paid) are also deferred and are amortized using the same methodology as for initial membership fees described above. The provision for doubtful receivables and cancellations is charged directly against membership revenue. Dues revenue is recorded as monthly services are provided. Accordingly, when dues are prepaid, the prepaid portion is deferred and recognized over the applicable term. Installment contracts bear interest at, or are adjusted for financial accounting purposes at the time the contracts are sold to,

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

rates for comparable consumer financing. Unearned finance charges are amortized over the term of the contracts on the sum-of-the-months-digits method, which approximates the interest method.

    Components of deferred revenues as of December 31, 2002 and 2001 are as follows:

                                                   CURRENT    LONG-TERM     TOTAL
                                                 -----------  ---------  -----------
2002:
  Financed initial membership fees deferred...   $   194,414  $  39,154  $   233,568
  Paid-in-full initial membership fees
     deferred.................................        17,039     11,050       28,089
  Prepaid dues................................        59,578     13,485       73,063
                                                 -----------  ---------  -----------
                                                 $   271,031  $  63,689  $   334,720
                                                 ===========  =========  ===========
2001:
  Financed initial membership fees deferred...   $   223,577  $  44,440  $   268,017
  Paid-in-full initial membership fees
     deferred.................................        18,123     11,995       30,118
  Prepaid dues................................        53,230     14,965       68,195
                                                 -----------  ---------  -----------
                                                 $   294,930  $  71,400  $   366,330
                                                 ===========  =========  ===========


    Gross committed membership fees represent the gross contracted value of memberships originated during the periods, inclusive of initial membership fees, monthly dues, finance charges, and products and services included in membership programs. It is measured on a gross basis before consideration of our provision for doubtful accounts and cancellations and without deferral of initiation fee revenue, and includes the future potential collection of dues revenue over the initial term of membership. This data is presented in order to expand the presentation of originating membership data as the Company now operates under several brands, membership structures and an evolving menu of products and services accompanying certain membership programs. The following is a reconciliation of gross committed membership fees to initial membership fees originated, net for the years ended December 31, 2002, 2001 and 2000:

                                                    2000          2001            2002
                                               -------------  -------------   -------------
Gross committed membership fees.............   $   1,073,775  $   1,073,619   $   1,132,634
Less: Committed monthly dues................        (141,286)      (144,939)       (233,039)
  Provision for doubtful receivables and
     cancellations..........................        (337,076)      (335,628)       (329,308)
  Unearned finance charges and other........        (165,976)      (169,103)       (172,947)
  Products and services revenues included
     in membership programs.................         (41,888)       (55,155)        (78,246)
                                               -------------  -------------   -------------
Initial membership fees originated,
  net.......................................   $     387,549  $     368,794   $     319,094
                                               =============  =============   =============

    Components of membership revenue as presented in the accompanying consolidated statement of income for the years ended December 31, 2002, 2001 and 2000 are as follows:

                                          2000         2001        2002
                                      ------------ ----------- -----------
Initial membership fees:
  Originated, net...................  $   387,549  $   368,794 $   319,094
  Decrease (increase) in deferral...      (10,449)      24,011      36,478
                                      -----------  ----------- -----------
                                          377,100      392,805     355,572
Dues:
  Dues collected....................      284,125      283,787     371,086
  Decrease (increase) in deferral...       (1,946)      12,955       3,931
                                      -----------  ----------- -----------
                                          282,179      296,742     375,017
                                      -----------  ----------- -----------
Membership revenues.................  $   659,279  $   689,547 $   730,589
                                      ===========  =========== ===========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Products and Services

                                             2000        2001        2002
                                         ----------- ----------- -----------
Net revenues:
  Retail and nutritional supplements:
     Membership programs...............  $    23,507 $    30,034 $    28,787
     Direct sales......................       33,251      43,099      53,757
  Personal training:
     Membership programs...............       18,381      25,121      49,459
     Direct sales......................       31,203      39,347      78,968
  Financial services...................        4,527       7,325       6,696
                                         ----------- ----------- -----------
                                             110,869     144,926     217,667
Direct operating costs and expenses:

  Retail and nutritional supplements...       41,183      51,629      64,201
  Personal training....................       30,533      39,747      77,369
                                         ----------- ----------- -----------
                                              71,716      91,376     141,570
                                         ----------- ----------- -----------
Direct operating margin................  $    39,153 $    53,550 $    76,097
                                         =========== =========== ===========

    The Company offers personal training services in most club locations and operated approximately 392, 365 and 340 retail store locations within clubs as of December 31, 2002, 2001 and 2000, respectively. The Company offers Bally-branded and third-party nutritional supplements in its retail store locations and through direct sales to members. Retail and nutritional product inventory is carried at the lower of cost or market value. Sales of multiple-session personal training packages are deferred and recognized as personal training services are performed.

    The Company also offers a number of new membership programs, which include Bally-branded nutritional supplements and personal training services. The value of products and services revenue included in new membership programs is determined based on the retail value of such products and services, and is recognized upon delivery to new members as "products and services" revenue in the accompanying consolidated statement of income.

Stock-based Compensation

    The Company has stock-based employee compensation plans which are described more fully in the Stock plans note to the consolidated financial statements. The Company has elected to account for stock-based compensation by applying Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), because the alternative fair value accounting provided for under Statements of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals the market price of the Common Stock on the date of grant, no compensation expense is recognized.

EARNINGS PER COMMON SHARE

    Basic earnings per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during each year, which totaled 32,163,019 shares, 27,744,046 shares and 23,858,486 shares for 2002, 2001 and 2000, respectively. Diluted earnings per common share is computed by dividing net income by the weighted-average number of shares of common stock and common stock equivalents outstanding during each year, which totaled 32,985,731 shares, 29,848,200 shares and 27,652,037 shares for 2002, 2001 and
2000, respectively. Common stock equivalents represent the dilutive effect of the assumed exercise of outstanding warrants and stock options. Common stock equivalents increased the weighted-average number of shares outstanding for diluted earnings per common share by 822,712 shares, 2,104,154 shares and 3,793,551 shares for 2002, 2001 and 2000, respectively. Options outstanding to purchase 3,049,375 shares, 1,416,300 shares and 1,446,218 shares of common stock at December 31, 2002, 2001, and 2000, respectively, were not included in the computation of diluted earnings per share because the exercise prices of the options

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

were greater than the average market prices of the Company's common shares. The range of exercise prices per share for these options was between $12.00 and $36.00, $21.38 and $36.00, and $26.25 and $36.00 at December 31, 2002, 2001, and
2000, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (SFAS No. 143). SFAS No. 143 addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets. It requires that we recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are then capitalized as part of the carrying amount of the long-lived asset. In the first quarter of 2003, the Company implemented the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. As a result, a non-cash cumulative adjustment of $165 was recorded to provide for estimated future restoration obligations on the Company's leaseholds.


    In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146). SFAS No. 146 addresses the accounting and reporting for costs associated with restructuring activities. This new standard changes the timing of the recognition of restructuring charges. Liabilities for restructuring costs will be required to be recognized when the liability is incurred rather than when we commit to the plan. SFAS No. 146 is effective for restructuring activity initiated after December 31, 2002. We do not anticipate that the adoption of this statement will have a material impact on our financial position, results of operations or cash flows.

GOODWILL, TRADEMARKS AND INTANGIBLE ASSETS

    Prior to the implementation in the first quarter of 2002 of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS No. 142), goodwill had been amortized on the straight-line method over periods ranging up to 40 years from dates of acquisition. Amounts assigned to acquired operating lease rights, are being amortized on the straight-line method over the remaining lease periods (six to 20 years). Also in 2000, we purchased certain marks, including the "Bally Total Fitness" service mark, from their owner. Prior to this purchase, the marks were used pursuant to a long-term trademark license agreement. At December 31, 2002, these trademarks had a net book value of $6,969. Prior to the implementation of SFAS No. 142 the Company annually evaluated whether the carrying value of goodwill warranted revision, generally considering expectations of future profitability and cash flows (undiscounted and without interest charges) on a consolidated basis. No revisions have been recorded. As a result of the adoption of SFAS No. 142 the Company ceased amortization of goodwill and indefinite lived trademarks in 2002 in accordance with the provisions of this standard. Upon adoption, the Company determined that the value of recorded goodwill was not impaired. Based on the decline in the Company's common stock price below book value per share, the Company performed an assessment of business valuation and concluded that no impairment of goodwill has occurred based on current projections of future cash flows. The following table presents prior year net income and earnings per share adjusted to add back goodwill and trademark amortization:

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              YEAR ENDED 2000
                                           --------------------------------------------------
                                                                           EARNINGS PER SHARE
                                                               ------------------------------
                                            NET INCOME            BASIC              DILUTED
                                           -----------         ----------           ---------

As reported                                $    78,610         $     3.29           $    2.84
Add back: amortization                           7,051               0.30                0.26
                                           -----------         ----------           ---------
As adjusted                                $    85,661         $     3.59           $    3.10
                                           ===========         ==========           =========

                                                                              YEAR ENDED 2001
                                           --------------------------------------------------
                                                                           EARNINGS PER SHARE
                                                               ------------------------------
                                            NET INCOME            BASIC              DILUTED
                                           -----------         ----------           ---------

As reported                                $    80,707         $     2.91           $    2.70
Add back: amortization                           7,632               0.27                0.26
                                           -----------         ----------           ---------
As adjusted                                $    88,339         $     3.18           $    2.96
                                           ===========         ==========           =========

ACQUISITIONS

    In April 2002, we completed the acquisition of Planet Fitness, a fitness chain in the New England area. The purchase price of approximately $12,200 included $3,350 in cash, $2,900 in assumed debt and approximately 383,000 shares of the Company's common stock. The portion of the purchase price allocated to goodwill was $11,521. On December 31, 2001, we acquired Crunch Fitness, a privately held operator of 19 fitness centers located in New York City, Atlanta, Chicago, San Francisco, Los Angeles and Miami. The purchase price of approximately $90,000 included $23,500 in cash, $3,862 in assumed debt and approximately three million shares of the Company's common stock. The portion of the purchase price allocated to goodwill totaled approximately $89,000. On an unaudited proforma basis, excluding goodwill amortization, Crunch had 2001 net revenues of approximately $74,400 and operating income of approximately $10,100. During 2000, we acquired 13 fitness centers in the Portland, Oregon area, three fitness centers in the San Diego, California area and one fitness center in Pittsburgh, Pennsylvania.

SPECIAL CHARGES

    In connection with intentions to seek alternatives for the financing portion of our business model, management undertook a study to determine the net realizable values of recent years' sales activity and membership installment contracts receivable on an accelerated monetization basis. Previously, the method for estimating the adequacy of balance sheet reserves did not assume an accelerated monetization scenario. Given that the receivables portfolio may be substantially monetized during the next 12 to 18 months, strengthening of our membership receivable reserves was warranted and a pretax non-cash charge of $55,000 which was netted against net revenues has been provided in the fourth quarter of 2002.

    A fourth quarter 2002 special charge of $7,330 was recorded to provide for amounts related to a separation agreement entered into when our former CEO retired. Also in the fourth quarter, we recorded a $3,400 write down of inventory to recognize inventory shortages discovered upon installation of a more sophisticated in-club computer system. During the third quarter of 2002, we recorded a special charge of $6,500 to settle a class action lawsuit arising in the early 1990's. In the first quarter of 2002, we reduced our tax valuation allowance against net operating losses realized in prior periods by $4,000. This adjustment decreased the income tax provision, increasing net income.

    In the third quarter of 2001, we recorded $6,700 of special charges of which $4,200 was principally related to cancelled or reformatted marketing events and other direct or indirect costs from disruptions and shutdowns of various club operations

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

and programs resulting from the September 11th tragedies. Special charges also included a one-time markdown of retail apparel in connection with management's strategic repositioning of in-club retail stores, adding juice bars to replace slow moving, lower margin fashion apparel.

    In the fourth quarter of 2000, a non-cash charge of $6,500 was recorded for the write off of third-party internet investments.

INSTALLMENT CONTRACTS RECEIVABLE

                                                                2001         2002
                                                            -----------  -----------
Current:
  Installment contracts receivable........................  $   366,981  $   404,707
  Unearned finance charges................................      (44,898)     (36,015)
  Allowance for doubtful receivables and cancellations....      (67,671)     (97,161)
                                                            -----------  -----------
                                                            $   254,412  $   271,531
                                                            ===========  ===========
Long-term:
  Installment contracts receivable........................  $   358,115  $   343,749
  Unearned finance charges................................      (21,675)     (22,396)
  Allowance for doubtful receivables and cancellations....      (62,833)     (70,279)
                                                            -----------  -----------
                                                            $   273,607  $   251,074
                                                            ===========  ===========

    The carrying amount of installment contracts receivable at December 31, 2002 and 2001 approximates fair value based on discounted cash flow analyses, using interest rates in effect at the end of each year comparable to similar consumer financing contracts. Installment contracts receivable are generally written-off after 90 days for members who do not make a first payment and after 180 days for other account delinquencies. The Company completed one bulk sale of its membership receivable portfolio in 2002 and two bulk sales in 2001. These sales, to a major financial institution at net book value, consisted of a random cross-section of the Company's membership receivable portfolio and yielded initial proceeds of $23,345 and $105,000 in 2002 and 2001, respectively. The Company services the sold accounts and remits collections to the financial institution less a servicing fee. The Company has retained in its installment contracts receivable balance at December 31, 2002 and 2001, amounts by which the sold portion of the portfolio exceeded the advance rate proceeds, which includes the value of future accounts to be written-off, related allowances and expected additional sales proceeds.

OTHER CURRENT ASSETS

                                                               2001         2002
                                                            -----------  -----------

Dues receivable.......................................      $    42,785  $    42,171
Inventory.............................................           17,161       12,967
Other.................................................           39,152       37,626
                                                            -----------  -----------
                                                            $    99,098  $    92,764
                                                            ===========  ===========

ACCRUED LIABILITIES

                                                               2001          2002
                                                            -----------  -----------
Payroll and benefit-related liabilities                     $    27,408  $    32,526
Interest...............................                           6,274        7,092
Taxes other than income taxes..........                           7,668        5,187
Other..................................                          33,959       42,878
                                                            -----------  -----------
                                                            $    75,309  $    87,683
                                                            ===========  ===========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

LONG-TERM DEBT

                                                                       2001         2002
                                                                   -----------  -----------
Nonsubordinated:
  Securitization, Series 2001-1.................................   $    50,000  $   155,000
  Securitization, Series 1996-1.................................        74,581
  Term loan, due 2004...........................................       134,750      132,910
  Revolving credit facility.....................................        18,000       49,500
  Capital lease obligations.....................................        34,044       35,548
  Other secured and unsecured obligations.......................        54,771       54,602
Subordinated:
  9 7/8% Series B Senior Subordinated Notes due 2007............           236          236
  9 7/8% Series D Senior Subordinated Notes due 2007, less
     unamortized discount of $976 and $807......................       298,789      298,958
                                                                   -----------  -----------
Total long-term debt............................................       665,171      726,754
                                                                   -----------  -----------
Current maturities of long-term debt............................       (25,302)     (28,904)
                                                                   -----------  -----------
Long-term debt, less current maturities.........................   $   639,869  $   697,850
                                                                   ===========  ===========

    In December 2001, the Company amended its three-year bank credit facility, increasing the aggregate amount available to $225,000, consisting of a three-year, $135,000 term loan due November 2004 and a $90,000 three-year revolving credit facility maturing November 2004. The amount available under the revolving credit facility is reduced by any outstanding letters of credit, which cannot exceed $30,000. At December 31, 2002, $49,500 had been drawn on the revolving credit facility and outstanding letters of credit totaled $4,610. The rate of interest on borrowings is at the Company's option, generally based upon either the agent bank's prime rate plus 1.75% or a Eurodollar rate plus 2.75% for the revolving credit facility and the agent bank's prime rate plus 2.50% or a Eurodollar rate plus 3.50% for the term loan. A fee of 1.75% on outstanding letters of credit is payable quarterly. A commitment fee of one-half of 1% is payable quarterly on the unused portion of the revolving credit facility. The credit facility is secured by substantially all real and personal property (excluding installment contracts receivable) of the Company. The term loan is repayable in quarterly installments of $460, which commenced March 31, 2002 and the final balance becomes due in November 2004.

    In December 1996, the Company refinanced its securitization facility by completing a private placement of asset-backed securities (the "Securitization") pursuant to the H&T Master Trust (the "Trust"). The Trust includes a portfolio of substantially all of the Company's installment contracts receivable from membership sales and the proceeds thereof.

    The amortization of Series 1996-1 commenced in August 2001, and the Series 1996-1 was repaid in full in August 2002. In November 2001, the Company established a $155,000 floating rate accounts receivable-backed revolving facility (the "Series 2001-1"), under the Trust to refinance the Series 1996-1 securitization. As of December 31, 2002, the revolving balance under the Series 2001-1 certificates was $155,000. The Series 2001-1 certificates bear interest (1.41% at December 31, 2002) at a floating commercial paper rate capped at 8.50% pursuant to an interest rate cap agreement. An administrative fee of 1.00% and a program fee of .75% on the outstanding certificate amount is payable monthly. A commitment fee of .50% of the total commitment, reduced by the outstanding certificate amount is also payable monthly. Through November 2003, the principal amount of the Series 2001-1 floating certificates is variable, and collections of installment contracts receivable flow through to the Company in exchange for the securitization of additional installment contracts receivable, except that collections are first used to fund interest requirements. The amortization period commences in December 2003, after which collections of installment contracts receivable will be used first to fund interest requirements and then to repay principal on the certificates. The amortization period ends upon the earlier to occur of the certificates being repaid in full or January 2007.

    The Company leases certain equipment under capital leases expiring in periods ranging from one to five years. Included in "Property and equipment" at December 31, 2002 and 2001 were assets under capital leases of $46,740 and $43,016, respectively, net of accumulated amortization of $31,043 and $22,198, respectively.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         In December 1998, the Company, through a private placement, issued $75,000 aggregate principal amount of 9 7/8% Series C Senior Subordinated Notes due 2007 (the "Series C Notes") at a discount to yield an interest rate of 10.2%. The Series C Notes were pari passu with the $225,000 Series B Notes issued in 1997. In June 1999, the Company exchanged the Series B and Series C Notes for a like principal amount of 9 7/8% Series D Senior Subordinated Notes due 2007 (the "Series D Notes"). The terms of the Series D Notes are substantially identical to the terms of the Series B and Series C Notes. The Series D Notes are not subject to any sinking fund requirement but may be redeemed beginning in October 2002, in whole or in part, with premiums ranging from 4.9% in December 2002 to zero in 2005 and thereafter. The payment of the Series D and the Series B Notes not exchanged is subordinated to the payment in full of all senior indebtedness of the Company, as defined (approximately $425,000 at December 31, 2002).

         The revolving credit agreement and the indentures for the 9 7/8% Series B and Series D Notes contain covenants that, among other things and subject to certain exceptions, may limit the ability of the Company to incur additional indebtedness, pay dividends, prepay certain indebtedness, dispose of certain assets, create liens and make certain investments or acquisitions. The revolving credit agreement also requires the maintenance of certain financial covenants.

         Maturities of long-term debt and future minimum payments under capital leases, together with the present value of future minimum rentals as of December 31, 2002, are as follows:


                                       LONG-TERM     CAPITAL
                                         DEBT         LEASES        TOTAL
                                      -----------  -----------   -----------
2003................................  $    17,607  $    14,205   $    31,812
2004................................      350,890       10,965       361,855
2005................................        6,867        7,502        14,369
2006................................        4,430        3,212         7,642
2007................................      308,266        1,687       309,953
Thereafter..........................        3,146       10,697        13,843
                                      -----------  -----------   -----------
                                          691,206       48,268       739,474
Less amount representing interest...                   (12,720)      (12,720)
                                      -----------  -----------   -----------
                                      $   691,206  $    35,548   $   726,754
                                      ===========  ===========   ===========

         The fair value of the Company's long-term debt at December 31, 2002 and 2001 approximates its carrying amount except for the Company's subordinated debt, which had a fair market value (based on quoted market prices) of $269,640 and $305,000 at December 31, 2002 and 2001, respectively. The fair values are not necessarily indicative of the amounts the Company could acquire the debt for in a purchase or redemption.

INCOME TAXES

         The income tax benefit applicable to income from continuing operations before income taxes consists of the following:

                                        2000          2001         2002
                                    ------------  ------------  -----------
Current:
  Federal.........................  $       266   $     2,008   $   (1,654)
  State and other.................        1,000         1,250        1,578
Deferred..........................       22,438        22,618          817
Reversal of valuation allowance...      (42,704)      (39,626)      (4,904)
                                    -----------   -----------   ----------
                                    $   (19,000)  $   (13,750)  $   (4,163)
                                    ===========   ===========   ==========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial accounting and income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2002 and 2001, along with their classification, are as follows:

                                                  2001                       2002
                                        -------------------------  -------------------------
                                           ASSETS     LIABILITIES    ASSETS      LIABILITIES
                                        -----------   -----------  -----------   -----------
Installment contract revenues.........  $             $    53,637  $             $    58,872
Amounts not yet deducted for tax
  purposes:
  Bad debts...........................       48,543                     72,004
  Other...............................       12,050                     19,816
Amounts not yet deducted for book
  purposes:
  Deferred membership origination
     costs............................                     46,701                     48,951
  Depreciation and capitalized
     costs............................        1,500                      1,897
  Other, net..........................                     18,220                     26,915
Tax loss carryforwards................      176,186                    174,512
                                        -----------   -----------  -----------   -----------
                                            238,279   $   118,558      268,229   $   134,738
                                                      ===========                ===========
Valuation allowance...................      (75,963)                   (81,480)
                                        -----------                -----------
                                        $   162,316                $   186,749
                                        ===========                ===========
Current...............................  $    17,625   $    49,971  $    35,827   $    65,130
Long-term.............................      144,691        68,587      150,922        69,608
                                        -----------   -----------  -----------   -----------
                                        $   162,316   $   118,558  $   186,749   $   134,738
                                        ===========   ===========  ===========   ===========

         At December 31, 2002, estimated federal Alternative Minimum Tax ("AMT") credits and tax loss carryforwards of $3,289 and $362,267, respectively, have been recorded by the Company. The AMT credits can be carried forward indefinitely, while the tax loss carryfowards expire beginning in 2011 through 2021. In addition, the Company has substantial state tax loss carryforwards which began to expire in 2002 and fully expire through 2022. Based upon the Company's past performance and the expiration dates of its carryfowards, the ultimate realization of all of the Company's deferred tax assets cannot be assured. Accordingly, a valuation allowance has been recorded to reduce deferred tax assets to a level which, more likely than not, will be realized.

         In accordance with Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes, the Company reviewed the likelihood of realizing the future benefits of tax loss carryforwards. Based on consistent and growing profitability, before special charges, over the past five years and reasonably expected continuation of these trends, the Company reduced its tax valuation allowance against net operating losses realized in prior periods by $4,000 and $19,000 during 2002 and 2001, respectively. The adjustment in 2002 decreased the income tax provision by $4,000, increasing net income. The adjustment in 2001 decreased the income tax provision by $15,000, increasing net income, and increased paid-in-capital by $4,000. The increase to paid-in-capital was for the tax benefit associated with the Company's stock option and stock purchase plans. The Company will continue to review and evaluate the remaining valuation allowance periodically.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         A reconciliation of the income tax benefit with amounts determined by applying the U.S. statutory tax rate to income from continuing operations before income taxes is as follows:

                                                      2000          2001         2002
                                                  ------------  ------------  -----------
Provision (benefit) at U.S. statutory tax rate
  (35%)........................................   $    20,863   $    24,198   $      291
Add (deduct):
  Benefit for change in valuation allowance....       (42,704)      (39,626)      (4,904)
  State income taxes, net of related federal
     income tax effect and valuation
     allowance.................................           822           813        1,037
  Amortization of cost in excess of acquired
     assets....................................         1,953         2,168
  Other, net...................................            66        (1,303)        (587)
                                                  -----------   -----------   ----------
Income tax benefit.............................   $   (19,000)  $   (13,750)  $   (4,163)
                                                  ===========   ===========   ==========

STOCKHOLDERS' EQUITY

         The Series A Junior Participating Preferred Stock, $.10 par value (the "Series A Junior Stock"), if issued, will have a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 per share and (ii) an amount equal to 100 times the aggregate dividends declared per share of the Company's common stock, par value $.01 per share, ("Common Stock") during the related quarter. In the event of liquidation, the holders of the shares of Series A Junior Stock will be entitled to a preferential liquidation payment equal to the greater of (a) $100 per share and (b) an amount equal to 100 times the liquidation payment made per share of Common Stock. Each share of Series A Junior Stock will have 100 votes, voting together with the shares of Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Junior Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

         The Board of Directors of the Company adopted a stockholders rights plan (the "Stockholder Rights Plan") and issued and distributed a stock purchase right ("Right") for each share of Common Stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Stock at a price of $40.00 per one one-hundredth of a share of Series A Junior Stock, subject to adjustment (the "Purchase Price").

         The Rights are not exercisable or transferable apart from the Common Stock until the occurrence of one of the following: (i) 10 days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of public announcement that a person (other than an Exempt Person, as defined below) or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Stock (15% for certain institutional holders) (an "Acquiring Person"), or (ii) 10 days after the date of the commencement of a tender offer or exchange offer by a person (other than an Exempt Person) or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 20% or more of the outstanding shares of Common Stock. "Exempt Persons" include the Company, any subsidiary of the Company, employee benefit plans of the Company, and directors of the Company on January 5, 1996 who were also officers of the Company and Bally Entertainment Corporation.

         In the event that, at any time after a person or group of affiliated or associated persons has become an Acquiring Person, (i) the Company consolidates with or merges with or into any person and is not the surviving corporation,
(ii) any person merges with or into the Company and the Company is the surviving corporation, but the shares of Common Stock are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power are sold, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of Common Stock (or under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right. The

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Rights, which do not have voting privileges, are subject to adjustment to prevent dilution and expire on January 5, 2006. The Company may redeem or exchange all, but not less than all, of the Rights at a price of $.01 per Right, payable in cash or Common Stock, at any time prior to such time as a person or group of affiliated or associated persons becomes an Acquiring Person.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Rights distribution date and the date of the earliest of any such events, will be void), will thereafter have the right to receive, upon exercise thereof at the then-current exercise price of the Right, that number of shares of Common Stock (or, under certain circumstances, an economically equivalent security or securities of the Company) having a market value of two times the exercise price of the Right.

         At December 31, 2002, 7,473,158 shares of Common Stock were reserved for future issuance (735,701 shares in connection with outstanding warrants and 6,737,457 shares in connection with certain stock plans).

WARRANTS AND STOCK TRANSACTIONS

         In July 1997, in connection with a $7,500 bridge loan provided to the Company by an affiliate of an underwriter of the August 1997 public offering of Common Stock, the Company issued warrants entitling the affiliate to acquire 250,000 shares of Common Stock at an exercise price of $10.05 per share. During 2002, these warrants were exercised, with net proceeds to the Company of approximately $2,500.

         The Company issued warrants in 1996, which as of December 31, 2002, were held by the former Chairman of the Board of Directors, President and Chief Executive Officer of the Company, entitling him to acquire 735,701 shares of Common Stock at an exercise price of $5.26 per share, subject to reduction of the exercise price by a maximum of $1.00 per share based on the closing price of Common Stock on the day immediately prior to exercise of the warrant. The warrants expire December 31, 2007.

         In 2001, the Company sold 2,238,821 shares of common stock to the public, and the Estate of Arthur M. Goldberg, the former Chairman of the Company, exercised an outstanding warrant to purchase 2,207,104 shares of common stock which were sold to the public. The Company received net proceeds from these transactions of approximately $65,000, which was initially used to reduce bank debt and subsequently to fund a portion of capital expenditures.

STOCK PLANS

         In January 1996, the Board of Directors of the Company adopted the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the grant of non-qualified stock options to non-employee directors of the Company.

         Initially, 100,000 shares of Common Stock were reserved for issuance under the Directors' Plan and, at December 31, 2002, 30,000 shares of Common Stock were available for future grant under the Directors' Plan. Stock options may not be granted under the Directors' Plan after January 3, 2006.

         Pursuant to the Directors' Plan, non-employee directors of the Company are granted an option to purchase 5,000 shares of Common Stock upon the commencement of service on the Board of Directors, with another option to purchase 5,000 shares of Common Stock granted on the second anniversary thereof. Additional grants of options may be made from time to time pursuant to the Directors' Plan. In September 2001 and December 2000, options to purchase 5,000 shares of Common Stock were granted to each non-employee director of the Company. Options under the Directors' Plan are generally granted with an exercise price equal to the fair market value of the Common Stock at the date of grant. Option grants under the Directors'

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Plan become exercisable in three equal annual installments commencing one year from the date of grant and have a 10-year term.

         Also in January 1996, the Board of Directors of the Company adopted the 1996 Long-Term Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for the grant of non-qualified stock options, incentive stock options and compensatory restricted stock awards (collectively "Awards") to officers and key employees of the Company. Initially, 2,100,000 shares of Common Stock were reserved for issuance under the Incentive Plan. In November 1997, June 1999, December 2000 and June 2002 the Incentive Plan was amended to increase the aggregate number of shares of Common Stock that may be granted under the Incentive Plan to an aggregate of 8,600,000 shares. At December 31, 2002, 2,803,979 shares of Common Stock were available for future grant under the Incentive Plan. Awards may not be granted under the Incentive Plan after January 3, 2006.

         Pursuant to the Incentive Plan, non-qualified stock options are generally granted with an exercise price equal to the fair market value of the Common Stock at the date of grant. Incentive stock options must be granted at not less than the fair market value of the Common Stock at the date of grant. Option grants become exercisable at the discretion of the Compensation Committee of the Board of Directors (the "Compensation Committee"), generally in three equal annual installments commencing one year from the date of grant. Option grants in 2002, 2001 and 2000 have 10-year terms.

         A summary of 2002, 2001 and 2000 stock option activity under the Directors' Plan and Incentive Plan is as follows:

                                                                           NUMBER
                                                                          OF SHARES   WEIGHTED-    RANGE OF
                                                                         REPRESENTED   AVERAGE     EXERCISE
                                                                          BY OPTIONS    PRICE       PRICES
                                                                         -----------  ---------  -------------
Outstanding at December 31, 1999 - 1,508,120 of which  were exercisable   2,931,096   $  17.97   $4.13 - 36.00

     Granted                                                                636,350      27.92   26.25 - 27.94
     Exercised                                                             (171,741)      9.15    4.13 - 18.50
     Forfeited                                                              (68,525)     25.24    4.13 - 36.00
                                                                          ---------
Outstanding at December 31, 2000 - 1,996,650 of which were exercisable    3,327,180      20.18    4.13 - 36.00

     Granted                                                                691,375      20.24   20.20 - 25.30
     Exercised                                                             (201,567)      9.41    4.13 - 24.38
     Forfeited                                                             (135,160)     16.89    4.13 - 36.00
                                                                          ---------
Outstanding at December 31, 2001 - 2,337,568 of which were exercisable    3,681,828      20.59    4.13 - 36.00

     Granted                                                                236,100      19.64   16.76 - 21.76
     Exercised                                                              (63,540)      7.69    4.13 - 18.50
     Forfeited                                                             (222,875)     25.08    4.13 - 36.00
                                                                          ---------
Outstanding at December 31, 2002 - 2,788,843 of which are exercisable     3,631,513      20.48    4.13 - 36.00
                                                                          =========

                   BALLY TOTAL FITNESS HOLDING CORPORATION

            (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         A summary as of December 31, 2002, of options outstanding and options exercisable is as follows:

                    Options outstanding                         Options  exercisable
----------------------------------------------------------  ---------------------------
                               Weighted-
                                average
                               remaining      Weighted-                    Weighted-
   Range of        Shares     contractual      average        Shares        average
exercise prices  outstanding  life (years)  exercise price  exercisable  exercise price
---------------  -----------  ------------  --------------  -----------  --------------
$ 4.13 -  5.13      582,138        3.3        $     4.40       582,138     $     4.40
 12.00 - 18.50    1,004,047        5.6             17.46       904,047          17.54
 20.20 - 29.00    1,453,378        8.2             23.87       710,708          25.31
 32.94 - 36.00      591,950        6.6             33.10       591,950          33.10
--------------    ---------                                  ---------
$ 4.13 - 36.00    3,631,513        6.4             20.48     2,788,843          20.08
==============    =========                                  =========

         The Company has elected to follow APB No. 25, and related Interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals the market price of the Common Stock on the date of grant, no compensation expense is recognized.

         Had compensation cost been determined for the Company's stock option portion of the plans based on the fair value at the grant dates for awards under those plans consistent with the alternative method set forth under SFAS No. 123, the Company's pro forma net income (loss) would be:

                                                          2000         2001         2002
                                                       -----------  -----------  ----------
Net income, before stock-based compensation
  expense...........................................   $   78,610   $   80,707   $   4,454
  Stock-based compensation expense..................                                  (926)
                                                       ----------   ----------   ---------
Net income, as reported.............................       78,610       80,707       3,528
  Less: stock-based compensation expense determined
     under fair value based method..................       (4,634)      (5,328)     (5,357)
                                                       ----------   ----------   ---------
Pro forma net income (loss).........................   $   73,976   $   75,379   $  (1,829)
                                                       ==========   ==========   =========
Basic earnings (loss) per common share
  As reported.......................................   $     3.29   $     2.91   $    0.11
  Pro forma.........................................         3.10         2.72       (0.06)
Diluted earnings (loss) per common share
  As reported.......................................         2.84         2.70        0.11
  Pro forma.........................................         2.68         2.53       (0.06)
Weighted-average fair value of options granted......        12.80        10.46        9.93

         The fair value for the stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002, 2001 and 2000: risk-free interest rate of 2.63%, 4.58% and 5.07%, respectively; no dividend yield; volatility factor of the expected market price of the common stock of 0.575, 0.543 and 0.445, respectively; and a weighted-average expected life of the options of five years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's stock options have

                   BALLY TOTAL FITNESS HOLDING CORPORATION

            (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

         Pursuant to the Incentive Plan, restricted stock awards are rights granted to an employee to receive shares of stock without payment but subject to forfeiture and other restrictions as set forth in the Incentive Plan. Generally, the restricted stock awarded, and the right to vote such stock or to receive dividends thereon, may not be sold, exchanged or otherwise disposed of during the restricted period. Except as otherwise determined by the Compensation Committee, the restrictions and risks of forfeiture will lapse in three equal annual installments commencing one year after the date of grant.

         In 2002, 2001 and 2000, the Compensation Committee awarded 135,000 shares, 355,000 shares and 125,000 shares, respectively, of restricted Common Stock to certain key executives of the Company. These shares were issued in the employee's name and are held by the Company until the restrictions lapse. The restrictions on these shares lapse upon a change in control of the Company, the employee's death, termination of employment due to disability or the first date prior to December 31, 2005 which follows seven consecutive trading days on which the trading price equals or exceeds the targeted stock price of $42 per share. Upon the retirement of our former CEO in December 2002, we recognized $926 of compensation expense relating to the conversion of 135,000 shares of restricted stock at a market price of $6.87 per share. Unearned compensation of $25,509 is included in stockholders' equity for the remaining unvested shares.

         In November 1997, the Board of Directors of the Company adopted the Bally Total Fitness Holding Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan provides for the purchase of Common Stock by eligible employees (as defined) electing to participate in the plan. The stock can generally be purchased semi-annually at a price equal to the lesser of: (i) 95% of the fair market value of the Common Stock on the date when a particular offering commences or (ii) 95% of the fair market value of the Common Stock on the date when a particular offering expires. For each offering made under the Stock Purchase Plan, each eligible employee electing to participate in the Stock Purchase Plan will automatically be granted shares of Common Stock equal to the number of full shares which may be purchased from the employee's elected payroll deduction, with a maximum payroll deduction equal to 10% of eligible compensation, as defined. The first offering under the Stock Purchase Plan commenced on January 1, 1998 and expired on March 31, 1998. Thereafter, offerings commence on each April 1 and October 1 and expire on the following September 30 and March 31, respectively, until the Stock Purchase Plan is terminated or no additional shares are available for purchase. In December 2002, an additional 250,000 shares were reserved for future issuance. At December 31, 2002, 271,965 shares of Common Stock were available for future purchases under the Stock Purchase Plan. Pursuant to APB No. 25, no expense was recorded by the Company in connection with this plan.

SAVINGS PLANS

         The Company sponsors several defined contribution plans that provide retirement benefits for certain full-time employees. Eligible employees may elect to participate by contributing a percentage of their pre-tax earnings to the plans. Employee contributions to the plans, up to certain limits, are matched in various percentages by the Company. The Company's matching contributions related to the plans totaled $1,602, $1,631 and $1,579 for 2002, 2001 and 2000, respectively.

COMMITMENTS AND CONTINGENCIES

Operating Leases

         The Company leases various fitness center facilities, office facilities, and equipment under operating leases expiring in periods ranging from one to 25 years, excluding optional renewal periods. Certain leases contain contingent rental provisions generally related to cost-of-living criteria or revenues of the respective fitness centers. Rent expense under operating leases was $129,249, $114,092 and $107,917 for 2002, 2001 and 2000, respectively.

                   BALLY TOTAL FITNESS HOLDING CORPORATION

            (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         Minimum future rent payments under long-term noncancellable operating leases in effect as of December 31, 2002, exclusive of taxes, insurance, other expenses payable directly by the Company and contingent rent, are $136,767, $138,513, $134,803, $126,521 and $113,484 for 2003 through 2007, respectively, and $568,176 thereafter.

Litigation

         The Company is involved in various claims and lawsuits incidental to its business, including claims arising from accidents at its fitness centers. In the opinion of management, the Company is adequately insured against such claims and lawsuits, and any ultimate liability arising out of such claims and lawsuits will not have a material adverse effect on the financial condition or results of operations of the Company. In addition, from time to time, customer complaints are investigated by governmental bodies. In the opinion of management, none of the complaints or investigations currently pending will have a material adverse effect on our financial condition or results of operations.

Other

         The Company guarantees the lease on one fitness center, as part of a joint venture with Holmes Place, Plc. The lease has a 15 year term which began in May 2002, with current annual rental (subject to escalation) of $600.

SUBSEQUENT EVENTS

         In the second quarter of 2003, the Company changed its accounting method (effective January 1, 2003) for the recognition of recoveries of unpaid dues on inactive membership contracts from accrual-based estimations to a cash basis of recognition, which is considered a preferable method of accounting for such past due amounts since it is less reliant on estimations. The effect of this change was a cumulative non-cash charge of $15,414 (net of tax effect of $4,868) or $.47 per diluted share.

         The Company also reported as discontinued operations an internet-based start-up company which was liquidated in the second quarter of 2003. The loss from discontinued operations (net of tax) was $2,181 and 1,467 in 2001 and 2002, respectively.

CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

         The following tables present the condensed consolidating balance sheet at December 31, 2002 and 2001, and the condensed consolidating statements of income and cash flows for the three years ended December 31, 2002, 2001 and 2000. The condensed consolidating financial statements present the accounts of Bally Total Fitness Holding Corporation ("Parent"), and its Guarantor and Non-Guarantor subsidiaries, as defined in the indenture to the Bally Total Fitness Holding Corporation 10 1/2% Senior Notes due 2011 ("the Notes") issued in July 2003. The Notes are unconditionally guaranteed, on a joint and several basis, by the Guarantor subsidiaries including substantially all domestic subsidiaries of Bally Total Fitness Holding Corporation. Non-Guarantor subsidiaries include H & T Receivable Funding Corporation, Bally ARA Corporation, Lincoln Indemnity Company, Bally Matrix Fitness Centre Ltd., BTF Cincinnati Corporation, Bally Real Estate I, LLC, Bally Real Estate II, LLC, Bally Real Estate III, LLC, Bally Real Estate IV, LLC, BTFCC, Inc., BSPS, LLC, BTF Canada Corporation, BTF Europe Corporation, BTFF Corporation, BTF Indianapolis Corporation, BTF Minneapolis Corporation, BTF PA Corporation, BTF PA LLC and Efit.COM Incorporated.

                 BALLY TOTAL FITNESS HOLDING CORPORATION

                  CONDENSED CONSOLIDATING BALANCE SHEET

                                                                        DECEMBER 31, 2002
                                         -------------------------------------------------------------------------------
                                                         GUARANTOR      NON-GUARANTOR                      CONSOLIDATED
                                            PARENT      SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS         TOTAL
                                         ------------   -------------   -------------  ---------------    --------------
                                                                          (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents................   $         --   $       9,198   $      3,709   $            --    $       12,907
  Installment contracts
    receivable, net...................             --           2,416        269,115                --           271,531
  Other current assets................             --          91,073          1,691                --            92,764
                                         ------------   -------------   ------------   ---------------    --------------
    Total current assets..............             --         102,687        274,515                --           377,202
Installment contracts
  receivable, net.....................             --           2,230        248,844                --           251,074
Net property and equipment,
  at cost.............................             --         613,142         44,397                --           657,539
Goodwill..............................         31,390         187,762         23,702                --           242,854
Trademarks............................          6,767             202             --                --             6,969
Intangible assets, net................             --           2,786             --                --             2,786
Deferred income taxes.................             --          81,314             --                --            81,314
Deferred membership
  origination costs...................             --         117,832          1,652                --           119,484
Investment in and advances
  to subsidiaries.....................      1,025,011         219,730             --        (1,244,741)               --
Other assets..........................          8,024           5,950         18,678                --            32,652
                                         ------------   -------------   ------------   ---------------    --------------
                                         $  1,071,192   $   1,333,635   $    611,788   $    (1,244,741)   $    1,771,874
                                         ============   =============   ============   ===============    ==============
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................   $         --   $      51,264   $        488   $            --    $       51,752
  Income taxes payable................             --           1,493              4                --             1,497
  Deferred income taxes...............             --          28,252          1,051                --            29,303
  Accrued liabilities.................         13,832          72,336          1,515                --            87,683
  Current maturities of
    long-term debt....................         21,675           4,285          2,944                --            28,904
  Deferred revenues...................             --         267,317          3,714                --           271,031
                                         ------------   -------------   ------------   ---------------    --------------
    Total current
      liabilities.....................         35,507         424,947          9,716                --           470,170
Long-term debt, less current
  maturities..........................        506,209          19,148        172,493                --           697,850
Net affiliate payable.................             --         621,526        258,703          (880,229)               --
Other liabilities.....................             --          10,185            504                --            10,689
Deferred revenues.....................             --          62,761            928                --            63,689
Stockholders' equity..................        529,476         195,068        169,444          (364,512)          529,476
                                         ------------   -------------   ------------   ---------------    --------------
                                         $  1,071,192   $   1,333,635   $    611,788   $    (1,244,741)   $    1,771,874
                                         ============   =============   ============   ===============    ==============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                      YEAR ENDED DECEMBER 31, 2002
                                             ------------------------------------------------------------------------------
                                                             GUARANTOR      NON-GUARANTOR                    CONSOLIDATED
                                                PARENT      SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS        TOTAL
                                             ------------  --------------   ------------    --------------  ---------------
                                                                             (IN THOUSANDS)
Net revenues:
  Membership revenue.....................    $        --   $      704,249   $    26,340     $          --   $      730,589
  Products and services..................             --          211,531         6,136                --          217,667
  Miscellaneous revenue..................             --           18,161         1,461                --           19,622
                                             -----------   --------------   -----------     -------------   --------------
                                                      --          933,941        33,937                --          967,878
  Special charge to membership
     receivable reserve..................             --          (55,000)           --                --          (55,000)
                                             -----------   --------------   -----------     -------------   --------------
                                                      --          878,941        33,937                --          912,878
Operating costs and expenses:
  Fitness center operations..............             --          536,956        20,793                --          557,749
  Products and services..................             --          136,958         4,612                --          141,570
  Member processing and
     collection centers..................             --           27,378        17,962                --           45,340
  Advertising............................             --           54,050         1,497                --           55,547
  General and administrative.............          4,146           26,257         1,601                --           32,004
  Special charges........................          7,330            9,897            --                --           17,227
  Depreciation and amortization..........             --           71,912         2,434                --           74,346
                                             -----------   --------------   -----------     -------------   --------------
                                                  11,476          863,408        48,899                --          923,783
                                             -----------   --------------   -----------     -------------   --------------
Operating income (loss)..................        (11,476)          15,533       (14,962)               --          (10,905)
Equity in net income of subsidiaries.....         47,834               --            --           (47,834)              --
Finance charges earned...................             --              610        67,161                --           67,771
Interest expense.........................        (43,223)          (2,109)      (10,136)               --          (55,468)
Other, net...............................             --               25          (591)               --             (566)
                                             -----------   --------------   -----------     -------------   --------------
                                                   4,611           (1,474)       56,434           (47,834)          11,737
                                             -----------   --------------   -----------     -------------   --------------
Income from continuing operations
  before income taxes....................         (6,865)          14,059        41,472           (47,834)             832
Income tax benefit (provision)...........         10,393            1,668        (7,898)               --            4,163
                                             -----------   --------------   -----------     -------------   --------------
Income from continuing operations........          3,528           15,727        33,574           (47,834)           4,995
Loss from discontinued operations
  (net of tax benefit of $354)...........             --               --        (1,467)               --           (1,467)
                                             -----------   --------------   ------------    -------------   --------------

Net income...............................    $     3,528   $       15,727   $    32,107     $     (47,834)  $        3,528
                                             ===========   ==============   ===========     =============   ==============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                                      YEAR ENDED DECEMBER 31, 2002
                                               ------------------------------------------------------------------------
                                                               GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                                  PARENT      SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS      TOTAL
                                               ------------   ------------   -------------  ------------   ------------
                                                                            (IN THOUSANDS)
OPERATING:
  Net income.................................  $      3,528   $     15,727   $     32,107   $    (47,834)  $     3,528
  Adjustments to reconcile to cash
    provided--
    Depreciation and amortization,
      including amortization
      included in interest
      expense................................         2,217         72,231          3,788             --        78,236
    Stock-based compensation.................           926             --             --             --           926
    Changes in operating assets and
      liabilities............................         6,143        (37,640)         2,308             --       (29,189)
                                               ------------   ------------   ------------   ------------   -----------
    Cash provided by operating
      activities.............................        12,814         50,318         38,203        (47,834)       53,501
INVESTING:
  Purchases and construction of
    property and equipment...................            --        (64,827)       (10,313)            --       (75,140)
  Purchases of real estate...................            --        (11,510)            --             --       (11,510)
  Acquisitions of businesses and
    other....................................                       (4,212)        (2,398)                      (6,610)
  Investment in and advances to
    subsidiaries.............................       (41,706)            --             --         41,706            --
                                               ------------   ------------   ------------   ------------   -----------
    Cash used in investing
      activities.............................       (41,706)       (80,549)       (12,711)        41,706       (93,260)
FINANCING:
  Debt transactions--
    Net borrowings under revolving
      credit agreement.......................        31,500             --             --             --        31,500
    Net borrowings (repayments) of
      other long-term debt...................        (5,107)       (10,520)        25,555             --         9,928
    Change in affiliate payable..............            --         41,514        (47,642)         6,128            --
    Debt issuance and refinancing
      costs..................................          (934)            --           (571)            --        (1,505)
                                               ------------   ------------   ------------   ------------   -----------
      Cash provided by (used in)
         debt transactions...................        25,459         30,994        (22,658)         6,128        39,923
Equity transactions--
  Proceeds from exercise of warrants.........         2,513             --             --             --         2,513
  Proceeds from issuance of common
    stock under stock purchase and
    option plans.............................         1,780             --             --             --         1,780
  Purchases of common stock for
    treasury.................................          (860)            --             --             --          (860)
                                               ------------   ------------   ------------   ------------   -----------
      Cash provided by (used in)
         financing activities................        28,892         30,994        (22,658)         6,128        43,356
                                               ------------   ------------   ------------   ------------   -----------
Increase in cash and equivalents.............            --            763          2,834             --         3,597
Cash and equivalents, beginning of
  year.......................................            --          8,435            875             --         9,310
                                               ------------   ------------   ------------   ------------   -----------
Cash and equivalents, end of year............  $         --   $      9,198   $      3,709   $         --   $    12,907
                                               ============   ============   ============   ============   ===========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                      CONDENSED CONSOLIDATING BALANCE SHEET

                                                            DECEMBER 31, 2001
                                 --------------------------------------------------------------------------
                                                  GUARANTOR    NON-GUARANTOR                   CONSOLIDATED
                                     PARENT      SUBSIDIARIES  SUBSIDIARIES     ELIMINATIONS       TOTAL
                                 -----------    -------------  ------------     ------------   ------------
                                                                (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents.........  $        --    $     8,435      $     875     $         --     $     9,310
  Installment contracts
    receivable, net............           --          2,643        251,769               --         254,412
  Other current assets.........           --         97,134          1,964               --          99,098
                                 -----------    -----------      ---------     ------------     -----------
    Total current assets.......           --        108,212        254,608               --         362,820
Installment contracts
  receivable, net..............           --          2,863        270,744               --         273,607
Net property and equipment, at
  cost.........................           --        592,040         36,594               --         628,634
Goodwill.......................       31,390        172,145         23,166               --         226,701
Trademarks.....................        6,767            202             --               --           6,969
Intangible assets, net.........           --          3,367             --               --           3,367
Deferred income taxes..........           --         76,104             --               --          76,104
Deferred membership
  origination costs............           --        111,472          1,487               --         112,959
Investment in and advances to
  subsidiaries.................      974,450        216,140             --       (1,190,590)             --
Other assets...................        9,282          7,939          8,508               --          25,729
                                 -----------    -----------      ---------     ------------     -----------
                                 $ 1,021,889    $ 1,290,484      $ 595,107     $ (1,190,590)    $ 1,716,890
                                 ===========    ===========      =========     ============     ===========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............  $        --    $    50,042      $     429     $         --     $    50,471
  Income taxes payable.........           --          2,027            (53)              --           1,974
  Deferred income taxes........           --         31,198          1,148               --          32,346
  Accrued liabilities..........        7,664         66,371          1,274               --          75,309
  Current maturities of long-
    term debt..................       18,894          3,567          2,841               --          25,302
  Deferred revenues............           --        291,093          3,837               --         294,930
                                 -----------    -----------      ---------     ------------     -----------
    Total current
      liabilities..............       26,558        444,298          9,476               --         480,332
Long-term debt, less current
  maturities...................      482,597         16,792        140,480               --         639,869
Net affiliate payable..........           --        567,567        307,965         (875,532)             --
Other liabilities..............           --         12,045            510               --          12,555
Deferred revenues..............           --         70,441            959               --          71,400
Stockholders' equity...........      512,734        179,341        135,717         (315,058)        512,734
                                 -----------    -----------      ---------     ------------     -----------
                                 $ 1,021,889    $ 1,290,484      $ 595,107     $ (1,190,590)    $ 1,716,890
                                 ===========    ===========      =========     ============     ===========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                        YEAR ENDED DECEMBER 31, 2001
                                      -------------------------------------------------------------------
                                                   GUARANTOR    NON-GUARANTOR                CONSOLIDATED
                                        PARENT    SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS      TOTAL
                                      ---------   ------------  -------------  ------------  ------------
                                                                (IN THOUSANDS)
Net revenues
  Membership revenue ..............   $      --    $ 666,144      $  23,403      $      --    $ 689,547
  Products and services ...........          --      140,193          4,733             --      144,926
  Miscellaneous revenue ...........          --       13,200          3,831             --       17,031
                                      ---------    ---------      ---------      ---------    ---------
                                             --      819,537         31,967             --      851,504
Operating costs and expenses:
  Fitness center operations .......          --      475,256         21,681             --      496,937
  Products and services ...........          --       87,765          3,611             --       91,376
  Member processing and
     collection centers ...........          --       20,301         22,003             --       42,304
  Advertising .....................          --       52,447          1,548             --       53,995
  General and administrative.......       4,111       23,130             50             --       27,291
  Special charges .................          --        6,700             --             --        6,700
  Depreciation and amortization ...       1,949       68,064          2,911             --       72,924
                                      ---------    ---------      ---------      ---------    ---------
                                          6,060      733,663         51,804             --      791,527
                                      ---------    ---------      ---------      ---------    ---------
Operating income (loss) ...........      (6,060)      85,874        (19,837)            --       59,977
Equity in net income of
  subsidiaries ....................     127,997           --             --       (127,997)          --
Finance charges earned ............          --          673         66,585             --       67,258
Interest expense ..................     (41,230)      (2,036)       (15,582)            --      (58,848)
Other, net ........................          --          425            326             --          751
                                      ---------    ---------      ---------      ---------    ---------
                                         86,767         (938)        51,329       (127,997)       9,161
                                      ---------    ---------      ---------      ---------    ---------
Income from continuing operations
  before income tax ...............      80,707       84,936         31,492       (127,997)      69,138

Income tax benefit (provision).....          --       14,905         (1,155)            --       13,750
                                      ---------    ---------      ---------      ---------    ---------
Income from continuing operations..      80,707       99,841         30,337       (127,997)      82,888
Loss from discontinued operations..          --           --         (2,181)            --       (2,181)
                                      ---------    ---------      ---------      ---------    ---------
Net income ........................   $  80,707    $  99,841      $  28,156      $(127,997)   $  80,707
                                      =========    =========      =========      =========    =========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31, 2001
                                          ---------------------------------------------------------------------
                                                           GUARANTOR   NON-GUARANTOR               CONSOLIDATED
                                            PARENT       SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS      TOTAL
                                          ----------     ------------  ------------  ------------  ------------
                                                                       (IN THOUSANDS)
OPERATING:
  Net income..........................    $   80,707      $  99,841     $  28,156    $ (127,997)   $   80,707
  Adjustments to reconcile to cash
    provided--
    Depreciation and amortization,
      including amortization included
      in interest expense.............         3,879         68,265         4,721            --        76,865
    Changes in operating assets and
      liabilities.....................         2,500        (69,247)       10,947            --       (55,800)
                                          ----------      ---------     ---------    ----------    ----------
    Cash provided by operating
      activities......................        87,086         98,859        43,824      (127,997)      101,772
INVESTING:
  Purchases and construction of
    property and equipment............            --        (85,782)       (5,389)           --       (91,171)
  Acquisitions of businesses and
    other.............................            --        (24,994)       (5,698)           --       (30,692)
  Investment in and advances to
    subsidiaries......................      (172,126)            --            --       172,126            --
                                          ----------      ---------     ---------    ----------    ----------
    Cash used in investing
      activities......................      (172,126)      (110,776)      (11,087)      172,126      (121,863)
FINANCING:
  Debt transactions--
    Net repayments under revolving
      credit agreement................       (51,500)            --            --            --       (51,500)
    Net borrowings (repayments) of
      other long-term debt............        70,401        (27,152)      (39,145)           --         4,104
    Change in affiliate payable.......            --         37,674         6,455       (44,129)           --
    Debt issuance and refinancing
      costs...........................        (2,153)            --        (2,416)           --        (4,569)
                                          ----------      ---------     ---------    ----------    ----------
      Cash provided by (used in)debt
         transactions.................        16,748         10,522       (35,106)      (44,129)      (51,965)
  Equity transactions--
    Proceeds from sale of common
      stock...........................        53,827             --            --            --        53,827
    Proceeds from exercise of
      warrants........................        11,609             --            --            --        11,609
    Proceeds from issuance of common
      stock under stock purchase and
      option plans....................         2,856             --            --            --         2,856
                                          ----------      ---------     ---------    ----------    ----------
      Cash provided by (used in)
         financing activities.........        85,040         10,522       (35,106)      (44,129)       16,327
                                          ----------      ---------     ---------    ----------    ----------
Decrease in cash and equivalents......            --         (1,395)       (2,369)           --        (3,764)
Cash and equivalents, beginning of
  year................................            --          9,830         3,244            --        13,074
                                          ----------      ---------     ---------    ----------    ----------
Cash and equivalents, end of year.....    $       --      $   8,435     $     875    $       --    $    9,310
                                          ==========      =========     =========    ==========    ==========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                  YEAR ENDED DECEMBER 31, 2000
                              -----------------------------------------------------------------------
                                            GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                              ----------   ------------   ------------    ------------   ------------
                                                          (IN THOUSANDS)
Net revenues:
  Membership revenue........  $       --    $ 636,677       $  22,602      $       --     $ 659,279
  Products and services.....          --      107,875           2,994              --       110,869
  Miscellaneous revenue.....          --       14,573           1,141              --        15,714
                              ----------    ---------       ---------      ----------     ---------
                                      --      759,125          26,737              --       785,862
Operating costs and
  expenses:
  Fitness center operations.          --      449,176          17,526              --       466,702
  Products and services.....          --       69,347           2,369              --        71,716
  Member processing and
     collection centers.....          --       13,918          29,568              --        43,486
  Advertising...............          --       50,330           1,113              --        51,443
  General and
     administrative.........       4,322       24,595              47              --        28,964
  Special charges...........          --        1,420           5,080              --         6,500
  Depreciation and
     amortization...........       1,800       60,361           3,444              --        65,605
                              ----------    ---------       ---------      ----------     ---------
                                   6,122      669,147          59,147              --       734,416
                              ----------    ---------       ---------      ----------     ---------
Operating income (loss).....      (6,122)      89,978         (32,410)             --        51,446
Equity in net income of
  subsidiaries..............     126,945           --              --        (126,945)           --
Finance charges earned......          --          411          68,051              --        68,462
Interest expense............     (42,213)      (2,001)        (17,844)             --       (62,058)
Other, net..................          --          644           1,116              --         1,760
                              ----------    ---------       ---------      ----------     ---------
                                  84,732         (946)         51,323        (126,945)        8,164
                              ----------    ---------       ---------      ----------     ---------
Income before income taxes..      78,610       89,032          18,913        (126,945)       59,610
Income tax benefit
  (provision)...............          --       20,084          (1,084)             --        19,000
                              ----------    ---------       ---------      ----------     ---------
Net income..................  $   78,610    $ 109,116       $  17,829      $ (126,945)    $  78,610
                              ==========    =========       =========      ==========     =========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                             YEAR ENDED DECEMBER 31, 2000
                                        -------------------------------------------------------------------------
                                                       GUARANTOR     NON-GUARANTOR                   CONSOLIDATED
                                          PARENT     SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS      TOTAL
                                        ----------   ------------    -------------    ------------   ------------
                                                                     (IN THOUSANDS)
OPERATING:
  Net income..........................  $   78,610    $ 109,116       $  17,829       $ (126,945)     $   78,610
  Adjustments to reconcile to cash
    provided--
    Depreciation and amortization,
      including amortization
      included in interest
      expense.........................       3,734       60,592           5,055               --          69,381
    Changes in operating assets and
      liabilities.....................      (2,299)     (40,677)        (55,848)              --         (98,824)
                                        ----------    ---------       ---------       ----------      ----------
    Cash provided by (used in)
      operating activities............      80,045      129,031         (32,964)        (126,945)         49,167
INVESTING:
  Purchases and construction of
    property and equipment............          --      (99,295)         (5,444)              --        (104,739)
  Purchases of real estate............          --       (3,655)             --               --          (3,655)
  Acquisitions of businesses and
    other.............................          --       (4,066)             --               --          (4,066)
  Investment in and advances to
    subsidiaries......................    (166,219)      (2,822)             --          169,041              --
                                        ----------    ---------       ---------       ----------      ----------
    Cash used in investing
      activities......................    (166,219)    (109,838)         (5,444)         169,041        (112,460)
FINANCING:
  Debt transactions--
    Net borrowings under revolving
      credit agreement................      69,500           --              --               --          69,500
    Net borrowings (repayments) of
      other long-term debt............      14,596      (30,648)         (2,609)              --         (18,661)
      Change in affiliate payable.....          --           --          42,096          (42,096)             --
                                        ----------    ---------       ---------       ----------      ----------
      Cash provided by (used in)
         debt transactions............      84,096      (30,648)         39,487          (42,096)         50,839
  Equity transactions--
    Proceeds from issuance of common
      stock under stock purchase and
      option plans....................       2,078           --              --               --           2,078
                                        ----------    ---------       ---------       ----------      ----------
      Cash provided by (used in)
         financing activities.........      86,174      (30,648)         39,487          (42,096)         52,917
                                        ----------    ---------       ---------       ----------      ----------
Increase (decrease) in cash and
  equivalents.........................          --      (11,455)          1,079               --         (10,376)
Cash and equivalents, beginning of
  year................................          --       21,285           2,165               --          23,450
                                        ----------    ---------       ---------       ----------      ----------
Cash and equivalents, end of year.....  $       --    $   9,830       $   3,244       $       --      $   13,074
                                        ==========    =========       =========       ==========      ==========

                     BALLY TOTAL FITNESS HOLDING CORPORATION
            QUARTERLY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                                               QUARTER ENDED
                                               --------------------------------------------------------------------------------
                                                   MARCH 31            JUNE 30           SEPTEMBER 30          DECEMBER 31
                                               ----------------    -----------------    ----------------     ------------------
                                               2002       2001      2002       2001      2002      2001        2002       2001
                                               -----    -------    ------    -------    ------     -----     -------     ------
                                                                    (In millions, except per share data)

Net revenues                                  $240.4     $213.7     $246.3   $216.4     $243.1    $209.7     $183.1     $211.7

Operating income (loss)                         17.3       17.2      17.6      17.4        7.5      10.1      (53.3)      15.3

Income (loss) from continuing
   operations                                   19.8       19.0      16.4      19.9        7.6      27.2      (38.8)      16.8

Loss from discontinued operations               (0.4)      (0.3)     (0.3)     (0.7)      (0.4)     (0.7)      (0.3)      (0.5)

Net income (loss)                               19.4       18.7      16.1      19.2        7.2      26.5      (39.2)      16.3

Basic earnings (loss) per
 common share:
 Income (loss) from continuing
   operations                                  $ 0.62    $   .76    $ 0.51    $  .69    $  0.23    $  .95    $ (1.20)   $   .59
 Loss from discontinued operations              (0.01)     (0.01)    (0.01)    (0.02)     (0.01)    (0.03)     (0.01)     (0.02)
                                               ------    -------    ------    ------    -------    ------    -------    -------
 Net income (loss) per common share            $ 0.61    $  0.75    $ 0.50    $ 0.67    $  0.22    $ 0.92    $ (1.21)   $  0.57
                                               ======    =======    ======    ======    =======    ======    =======    =======

Diluted earnings (loss) per
 common share:
 Income (loss) from continuing
   operations                                  $ 0.60    $  0.66    $ 0.49    $ 0.65    $  0.23    $ 0.90    $ (1.20)   $  0.56
 Loss from discontinued operations              (0.01)     (0.01)    (0.01)    (0.02)     (0.01)    (0.02)     (0.01)     (0.02)
                                               ------    -------    ------    ------    -------    ------    -------    -------
 Net income (loss) per common share            $ 0.59    $  0.65    $ 0.48    $ 0.63    $  0.22    $ 0.88    $ (1.21)   $  0.54
                                               ======    =======    ======    ======    =======    ======    =======    =======

Pro forma amounts, assuming the
  new accounting principle is
  applied retroactively:
   Income (loss) from continuing
     operations                                $21.7     $ 17.9     $16.7     $18.9     $  7.2     $26.2     $(39.2)    $ 15.8
   Net income (loss)                            21.3       17.6      16.4      18.2        6.8      25.5      (39.5)      15.3
   Basic net income (loss) per
     common share                               0.67       0.71      0.51      0.64       0.21      0.89      (1.22)      0.53
   Diluted net income (loss) per
     common share                               0.65       0.61      0.49      0.60       0.21      0.84      (1.22)      0.51


1. In the fourth quarter of 2002, we recorded a pretax non-cash charge of $55 million ($1.29 per diluted share), which was netted against net revenues to strengthen our installment contracts receivable reserves. Upon the retirement of our former CEO in December 2002, a fourth quarter 2002 special charge of $7.3 million ($.17 per diluted share) was recorded to provide for amounts due pursuant to a separation agreement. Also in the fourth quarter, we recorded a $3.4 ($.08 per diluted share) million write down of inventory to recognize inventory shortages discovered upon installation of a more sophisticated in-club computer system. During the third quarter of 2002, we recorded a special charge of $6.5 million ($.15 per diluted share) to settle a class action lawsuit arising in the early 1990's. In the first quarter of 2002, we reduced our tax valuation allowance against net operating losses realized in prior periods by $4 million. This adjustment decreased the income tax provision, increasing net income.

2. In the third quarter of 2001, the Company recorded a net benefit of special items of $8.3 million ($.27 per diluted share) to record special charges primarily related to the September 11th tragedy and a one-time markdown of retail apparel, offset by a reduction of a tax valuation allowance as a result of continued improved operating results and trends.

3. In the second quarter of 2003, the Company changed its accounting method (effective January 1, 2003) for the recognition of recoveries of unpaid dues on inactive membership contracts from accrual-based estimations to a cash basis of recognition, which is considered a preferable method of accounting for such past due amounts since it is less reliant on estimations. The quarterly information is shown above on a pro forma basis.

4.    The Company's operations are subject to seasonal factors.

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)
                                   (Unaudited)

                                                                     JUNE 30
                                                                      2003
                                                                   -----------
                        ASSETS
Current assets:
   Cash and equivalents                                            $    16,482
   Installment contracts receivable, net                               288,062
   Other current assets                                                 72,618
                                                                   -----------
      Total current assets                                             377,162

Installment contracts receivable, net                                  249,813
Property and equipment, less accumulated depreciation
   and amortization of $570,768 and $538,613                           643,054
Goodwill                                                               242,126
Trademarks                                                               6,969
Intangible assets, less accumulated
   amortization of $9,731 and $9,453                                     2,508
Deferred income taxes                                                   81,431
Deferred membership origination costs                                  118,481
Other assets                                                            31,036
                                                                   -----------
                                                                   $ 1,752,580
                                                                   ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                $    56,018
   Income taxes payable                                                  2,349
   Deferred income taxes                                                28,450
   Accrued liabilities                                                  90,562
   Current maturities of long-term debt                                 27,978
   Deferred revenues                                                   253,267
                                                                   -----------
      Total current liabilities                                        458,624

Long-term debt, less current maturities                                695,672
Other liabilities                                                       10,923
Deferred revenues                                                       55,499
Stockholders' equity                                                   531,862
                                                                   -----------
                                                                   $ 1,752,580
                                                                   ===========

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                         THREE MONTHS ENDED
                                                                                               JUNE 30
                                                                                       -----------------------
                                                                                          2003         2002
                                                                                       ---------     ---------
Net revenues:
   Membership revenue                                                                  $ 172,194     $ 188,330
   Products and services                                                                  74,292        53,318
   Miscellaneous revenue                                                                   4,818         4,651
                                                                                       ---------     ---------
                                                                                         251,304       246,299

Operating costs and expenses:
   Fitness center operations                                                             140,786       140,098
   Products and services                                                                  47,538        33,752
   Member processing and collection centers                                               12,611        11,041
   Advertising                                                                            14,131        16,413
   General and administrative                                                              8,630         8,460
   Depreciation and amortization                                                          19,086        18,950
                                                                                       ---------     ---------
                                                                                         242,782       228,714
                                                                                       ---------     ---------
Operating income                                                                           8,522        17,585

Finance charges earned                                                                    18,479        17,442
Interest expense                                                                         (13,936)      (13,547)
Other, net                                                                                (1,704)           89
                                                                                       ---------     ---------
                                                                                           2,839         3,984
                                                                                       ---------     ---------

Income from continuing operations before income taxes                                     11,361        21,569
Income tax provision                                                                      (2,727)       (5,176)
                                                                                       ---------     ---------
Income from continuing operations                                                          8,634        16,393
Discontinued operations
 Loss from discontinued operations (net of tax benefit
   of $74 and $100, in 2003 and 2002, respectively)                                         (236)         (318)
 Loss on disposal                                                                         (1,699)
                                                                                       ---------     ---------
Loss from discontinued operations                                                         (1,935)         (318)
                                                                                       ---------     ---------
Net income                                                                             $   6,699     $  16,075
                                                                                       =========     =========
Basic earnings per common share:
 Income from continuing operations                                                     $    0.27     $    0.51
 Discontinued operations                                                                   (0.06)        (0.01)
                                                                                       ---------     ---------
 Net income per common share                                                           $    0.21     $    0.50
                                                                                       =========     =========
Diluted earnings per common share:
 Income from continuing operations                                                     $    0.26     $    0.49
 Discontinued operations                                                                   (0.06)        (0.01)
                                                                                       ---------     ---------
 Net income per common share                                                           $    0.20     $    0.48
                                                                                       =========     =========
Pro forma amounts, assuming the new accounting principle is applied retroactively:
 Income from continuing operations                                                     $   8,634     $  16,683
 Net income                                                                                6,699        16,365
 Basic net income per common share                                                          0.21          0.51
 Diluted net income per common share                                                        0.20          0.49

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30
                                                                                          -------------------------
                                                                                             2003           2002
                                                                                          ----------      ---------
Net revenues:
   Membership revenue                                                                     $  346,422      $ 371,024
   Products and services                                                                     149,430        105,735
   Miscellaneous revenue                                                                       9,669          9,900
                                                                                          ----------      ---------
                                                                                             505,521        486,659
Operating costs and expenses:
   Fitness center operations                                                                 281,575        277,902
   Products and services                                                                      94,559         66,785
   Member processing and collection centers                                                   23,611         21,993
   Advertising                                                                                32,064         32,922
   General and administrative                                                                 16,683         15,842
   Depreciation and amortization                                                              38,642         36,370
                                                                                          ----------      ---------
                                                                                             487,134        451,814
                                                                                          ----------      ---------

Operating income                                                                              18,387         34,845

Finance charges earned                                                                        37,362         35,122
Interest expense                                                                             (27,921)       (28,190)
Other, net                                                                                    (1,820)           163
                                                                                          ----------      ---------
                                                                                               7,621          7,095
                                                                                          ----------      ---------
Income from continuing operations before income taxes                                         26,008         41,940
Income tax provision                                                                          (6,242)        (5,704)
                                                                                          ----------      ---------
Income from continuing operations                                                             19,766         36,236
Discontinued operations
   Loss from discontinued operations (net of tax benefit
    of $196 and $130, in 2003 and 2002, respectively)                                           (619)          (759)
   Loss on disposal                                                                           (1,699)
                                                                                          ----------      ---------
Loss from discontinued operations                                                             (2,318)          (759)
                                                                                          ----------      ---------
Income before cumulative effect of changes in accounting principles                           17,448         35,477
Cumulative effect of changes in accounting principles, net of taxes                          (15,579)
                                                                                          ----------      ---------
Net income                                                                                $    1,869      $  35,477
                                                                                          ==========      =========
Basic earnings per common share:
   Income from continuing operations                                                      $     0.61      $    1.13
   Loss from discontinued operations                                                           (0.07)         (0.02)
   Cumulative effect of changes in accounting principles                                       (0.48)
                                                                                          ----------      ---------
   Net income per common share                                                            $     0.06      $    1.11
                                                                                          ==========      =========
Diluted earnings per common share:
   Income from continuing operations                                                      $     0.60      $    1.08
   Loss from discontinued operations                                                           (0.07)         (0.02)
   Cumulative effect of changes in accounting principles                                       (0.47)
                                                                                          ----------      ---------
   Net income per common share                                                            $     0.06      $    1.06
                                                                                          ==========      =========

Pro forma amounts, assuming the new accounting principle is applied retroactively:
   Income from continuing operations                                                      $   19,766      $  38,483
   Net income                                                                                 17,448         37,724
   Basic net income per common share                                                            0.53           1.18
   Diluted net income per common share                                                          0.53           1.13

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        (In thousands, except share data)
                                   (Unaudited)

                                        COMMON STOCK                                        UNEARNED
                                        ------------                                      COMPENSATION     COMMON         TOTAL
                                                   PAR      CONTRIBUTED   ACCUMULATED     (RESTRICTED     STOCK IN     STOCKHOLDERS'
                                     SHARES       VALUE       CAPITAL       DEFICIT          STOCK)       TREASURY        EQUITY
                                   ----------    --------   -----------   ------------    ------------    ---------   --------------
Balance at December 31, 2002       33,193,425    $    338   $   670,561   $   (104,279)   $    (25,509)   $ (11,635)  $      529,476
Net income                                                                       1,869                                         1,869
Restricted stock activity             710,000           7         4,281                         (4,166)                          122
Issuance of common stock under
 stock purchase and option plans       73,069           1           394                                                          395
                                   ----------    --------   -----------   ------------    ------------    ---------   --------------
Balance at June 30, 2003           33,976,494    $    346   $   675,236   $   (102,410)   $    (29,675)   $ (11,635)  $      531,862
                                   ==========    ========   ===========   ============    ============    =========   ==============

                             See accompanying notes.

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                                                                SIX MONTHS ENDED
                                                                                                     JUNE 30
                                                                                           --------------------------
                                                                                             2003             2002
                                                                                           ---------       ----------
OPERATING:
   Net income before cumulative effect of changes in accounting principles                 $  17,448       $   35,477
   Adjustments to reconcile to cash provided  --
      Depreciation and amortization, including amortization
         included in interest expense                                                         40,667           38,440
      Change in operating assets and liabilities                                             (28,559)         (47,001)
      Loss on disposal of discontinued operation                                               1,699
      Stock-based compensation                                                                   122
                                                                                           ---------       ----------
      Cash provided by operating activities                                                   31,377           26,916

INVESTING:
   Purchases and construction of property and equipment                                      (20,199)         (43,165)
   Purchases of real estate                                                                                   (11,510)
   Acquisitions of businesses and other                                                         (412)          (6,092)
                                                                                           ---------       ----------
      Cash used in investing activities                                                      (20,611)         (60,767)

FINANCING:
   Debt transactions  --
      Net borrowings under revolving credit agreement                                          5,000           25,000
      Net borrowings (repayments) of other long-term debt                                    (12,128)           9,850
      Debt issuance and refinancing costs                                                       (458)
                                                                                           ---------       ----------
         Cash provided by (used in) debt transactions                                         (7,586)          34,850

   Equity transactions  --
      Proceeds from exercise of warrants                                                                        2,513
      Proceeds from issuance of common stock under
         stock purchase and option plans                                                         395            1,324
      Purchases of common stock for treasury                                                                     (860)
                                                                                           ---------       ----------
         Cash provided by (used in) financing transactions                                    (7,191)          37,827
                                                                                           ---------       ----------

Increase in cash and equivalents                                                               3,575            3,976
Cash and equivalents, beginning of period                                                     12,907            9,310
                                                                                           ---------       ----------
Cash and equivalents, end of period                                                        $  16,482       $   13,286
                                                                                           =========       ==========

                             See accompanying notes.

                    BALLY TOTAL FITNESS HOLDING CORPORATION
              CONSOLIDATED STATEMENT OF CASH FLOWS -- (CONTINUED)
                                 (In thousands)
                                  (Unaudited)

                                                                                  SIX MONTHS ENDED
                                                                                       JUNE 30
                                                                             --------------------------
                                                                                2003            2002
                                                                             ----------      ----------
SUPPLEMENTAL CASH FLOWS INFORMATION:

Changes in operating assets and liabilities:
   Increase in installment contracts receivable                              $  (15,123)     $  (63,912)
   Decrease in other current and other assets                                       327             857
   Decrease (increase) in deferred membership origination costs                   1,003          (4,511)
   Increase in accounts payable                                                   4,285          11,622
   Increase in income taxes payable and deferred income taxes                     4,803           4,935
   Increase in accrued and other liabilities                                      2,635           4,418
   Decrease in deferred revenues                                                (26,489)           (410)
                                                                             ----------      ----------
Change in operating assets and liabilities                                   $  (28,559)     $  (47,001)
                                                                             ==========      ==========

Cash payments for interest and income taxes
   were as follows  --
      Interest paid                                                          $   26,112      $   28,141
      Interest capitalized                                                         (453)         (1,840)
      Income taxes paid, net                                                      1,245             736

Investing and financing activities exclude the following
   non-cash transactions  --
      Acquisitions of property and equipment
         through capital leases/borrowings                                   $    4,144      $    7,716
      Acquisitions of businesses with common stock                                                8,855
      Restricted stock activity                                                   4,281           4,619
      Debt, including assumed debt related to
         acquisition of businesses                                                                2,846

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (All dollar amounts in thousands, except share data)
                                   (Unaudited)

BASIS OF PRESENTATION

         The accompanying condensed consolidated financial statements include the accounts of Bally Total Fitness Holding Corporation (the "Company") and the subsidiaries that it controls. The Company, through its subsidiaries, is a commercial operator of 415 fitness centers (at June 30, 2003) concentrated in 29 states and Canada. Additionally, the Company has eleven clubs operated pursuant to franchise and joint venture agreements in the United States, Asia, and the Caribbean. The Company operates in one industry segment, and all significant revenues arise from the commercial operation of fitness centers, primarily in major metropolitan markets in the United States and Canada. Unless otherwise specified in the text, references to the Company include the Company and its subsidiaries. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

         All adjustments have been recorded which are, in the opinion of management, necessary for a fair presentation of the condensed consolidated balance sheet of the Company at June 30, 2003, its consolidated statements of income for the three and six months ended June 30, 2003 and 2002, its consolidated statement of stockholders' equity for the six months ended June 30, 2003, and its consolidated statement of cash flows for the six months ended June 30, 2003 and 2002. All such adjustments were of a normal recurring nature.

         The accompanying condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles which require the Company's management to make estimates and assumptions that affect the amounts reported therein. Actual results could vary from such estimates. In addition, certain reclassifications have been made to prior period financial statements to conform with the 2003 presentation.

CHANGES IN ACCOUNTING PRINCIPLES

         In the second quarter of 2003, the Company changed its accounting method (effective January 1, 2003) for the recognition of recoveries of unpaid dues on inactive membership contracts from accrual-based estimations to a cash basis of recognition, which is considered a preferable method of accounting for such past due amounts since it is less reliant on estimations. The effect of this change was a cumulative non-cash charge of $15,414 (net of tax effect of $4,868) or $.47 per diluted share. As a result of recording the cumulative effect adjustment as of the beginning of the year, membership revenue increased during the first quarter of 2003 by $1,149. Net income for the first quarter of 2003 increased by $873 and basic and diluted earnings per share increased by $.03.

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"). SFAS No. 143 addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets. It requires that the Company recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are then capitalized as part of the carrying amount of the long-lived asset. The Company has implemented the provisions of SFAS No. 143 as of January 1, 2003. As a result, a non-cash cumulative adjustment of $165 was recorded to provide for estimated future restoration obligations on the Company's leaseholds in the first quarter of 2003.

SEASONAL FACTORS

         The Company's operations are subject to seasonal factors and, therefore, the results of operations for the six months ended June 30, 2003 and 2002 are not necessarily indicative of the results of operations for the full year.

                     BALLY TOTAL FITNESS HOLDING CORPORATION
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              (All dollar amounts in thousands, except share data)
                                   (Unaudited)

INSTALLMENT CONTRACTS RECEIVABLE

                                                           JUNE 30     DECEMBER 31
                                                            2003          2002
                                                          ---------    -----------
Current:
   Installment contracts receivable                       $ 417,165     $ 404,707
   Unearned finance charges                                 (36,642)      (36,015)
   Allowance for doubtful receivables and cancellations     (92,461)      (97,161)
                                                          ---------     ---------
                                                          $ 288,062     $ 271,531
                                                          =========     =========
Long-term:
   Installment contracts receivable                       $ 344,186     $ 343,749
   Unearned finance charges                                 (24,143)      (22,396)
   Allowance for doubtful receivables and cancellations     (70,230)      (70,279)
                                                          ---------     ---------
                                                          $ 249,813     $ 251,074
                                                          =========     =========

ALLOWANCE FOR DOUBTFUL RECEIVABLES AND CANCELLATIONS

                                    THREE MONTHS ENDED        SIX MONTHS ENDED
                                         JUNE 30                   JUNE 30
                                  ----------------------    ----------------------
                                    2003         2002         2003         2002
                                  ---------    ---------    ---------    ---------
Balance at beginning of period    $ 167,445    $ 134,032    $ 167,440    $ 130,504
Contract cancellations and
  write-offs of uncollectible
  amounts, net of recoveries        (83,287)     (86,387)    (173,904)    (177,220)
Provision for cancellations and
  doubtful receivables               78,533       83,215      169,155      177,576
                                  ---------    ---------    ---------    ---------
Balance at end of period          $ 162,691    $ 130,860    $ 162,691    $ 130,860
                                  =========    =========    =========    =========

                     BALLY TOTAL FITNESS HOLDING CORPORATION
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              (All dollar amounts in thousands, except share data)
                                   (Unaudited)

MEMBERSHIP REVENUES

         Gross committed membership fees is a measure which includes the total potential future value of all initial membership fee revenue, dues revenue, earned finance charges and membership-related products and services revenue from new membership sales originated in a period. It is measured on a gross basis before consideration of our provision for doubtful accounts and cancellations and without deferral of initiation fee revenue, and includes the future potential collection of dues revenue over the initial term of membership. We track gross committed membership revenue as an indicator of current sales trends and believe it to be a useful measure to allow investors to understand current trends in membership sales which may not be apparent under deferral accounting for the initiation fee component of membership revenue. The following is a reconciliation of gross committed membership fees to initial membership fees originated, net:

                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                      JUNE 30                  JUNE 30
                                              ----------------------    ----------------------
                                                 2003         2002         2003         2002
                                              ---------    ---------    ---------    ---------
Gross committed membership fees               $ 279,737    $ 279,981    $ 591,102    $ 600,728
Less: Committed monthly dues                    (65,440)     (56,875)    (132,911)    (121,215)
      Provision for doubtful receivables
       and cancellations                        (78,533)     (83,215)    (169,155)    (177,576)
      Unearned finance charges and other        (44,752)     (37,716)     (93,787)     (80,232)
      Products and services revenues
       included in membership programs          (32,859)     (17,658)     (65,320)     (36,999)
                                              ---------    ---------    ---------    ---------
Initial membership fees originated, net       $  58,153    $  84,517    $ 129,929    $ 184,706
                                              =========    =========    =========    =========

         The following presents the components of membership revenue as presented in the accompanying consolidated statements of income:

                                     THREE MONTHS ENDED        SIX MONTHS ENDED
                                           JUNE 30                 JUNE 30
                                    ---------------------   ---------------------
                                      2003        2002        2003        2002
                                    ---------   ---------   ---------   ---------
Initial membership fees:
  Originated, net                   $  58,153   $  84,517   $ 129,929   $ 184,706
  Decrease (increase) in deferral      18,411       6,507      24,644      (1,963)
                                    ---------   ---------   ---------   ---------
                                       76,564      91,024     154,573     182,743

Dues:
  Dues collected                       94,332      95,393     190,004     185,908
  Decrease in deferral                  1,298       1,913       1,845       2,373
                                    ---------   ---------   ---------   ---------
                                       95,630      97,306     191,849     188,281
                                    ---------   ---------   ---------   ---------
Membership revenue                  $ 172,194   $ 188,330   $ 346,422   $ 371,024
                                    =========   =========   =========   =========

                     BALLY TOTAL FITNESS HOLDING CORPORATION
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              (All dollar amounts in thousands, except share data)
                                   (Unaudited)

PRODUCTS AND SERVICES

                                          THREE MONTHS ENDED       SIX MONTHS ENDED
                                               JUNE 30                 JUNE 30
                                         --------------------    --------------------
                                           2003        2002        2003        2002
                                         --------    --------    --------    --------
Net revenues:
  Retail and nutritional supplements --
    Membership programs                  $  5,387    $  6,725    $ 11,377    $ 15,510
    Other sales                            14,550      14,409      29,615      28,233
  Personal training --
    Membership programs                    27,472      10,933      53,943      21,489
    Other sales                            26,883      19,695      53,255      37,396
  Financial services                                    1,556       1,240       3,107
                                         --------    --------    --------    --------
                                           74,292      53,318     149,430     105,735
Direct operating costs and expenses:
  Retail and nutritional supplements       17,129      15,699      34,675      32,045
  Personal training                        30,409      18,053      59,884      34,740
                                         --------    --------    --------    --------
                                           47,538      33,752      94,559      66,785
                                         --------    --------    --------    --------
Direct operating margin                  $ 26,754    $ 19,566    $ 54,871    $ 38,950
                                         ========    ========    ========    ========
Margin percentage                              36%         37%         37%         37%

EARNINGS PER COMMON SHARE

         Basic earnings per common share for each period is computed based on the weighted average number of shares of common stock outstanding of 32,658,994 and 32,079,795 for the three months ended June 30, 2003 and 2002, respectively, and 32,617,224 and 31,911,543 for the six months ended June 30, 2003 and 2002, respectively. Diluted earnings per common share for each period includes the addition of common stock equivalents of 434,724 and 1,484,481 for the three months ended June 30, 2003 and 2002, respectively, and 380,648 and 1,436,788 for the six months ended June 30, 2003 and 2002, respectively. Common stock equivalents represent the dilutive effect of the assumed exercise of outstanding warrants and stock options. Options outstanding to purchase 2,981,291 and 1,456,120 shares of common stock at June 30, 2003 and 2002, respectively, were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market prices of the Company's common shares. The range of exercise prices per share for these options was between $12.00 and $36.00 and $21.76 and $36.00 at June 30, 2003 and 2002, respectively.

INCOME TAXES

         At June 30, 2003, for accounting purposes, the Company had approximately $110,000 of unrecognized federal net operating loss carryforwards. Separately, the Company's alternative minimum tax ("AMT") net operating loss carryforwards have been substantially recognized. Therefore, having fully recognized AMT net operating loss carryforwards for reporting purposes, the Company's federal income tax rate increased to 20% during the second quarter of 2002. The 20% federal rate will remain in effect until such time as all of the Company's AMT credits are fully utilized, which is not currently expected before 2005. The balance of the provision consists primarily of taxes owed to states where local earnings are no longer offset by state net operating loss carryforwards.

         For federal income tax payment purposes, the Company has available net operating loss carryforwards exceeding $349,000 and AMT net operating loss carryfowards in excess of $209,000. Therefore, the Company currently does not expect to make any significant federal tax payments earlier than 2005. At such time, the Company will be required to pay

                     BALLY TOTAL FITNESS HOLDING CORPORATION
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              (All dollar amounts in thousands, except share data)
                                   (Unaudited)

taxes at the 20% AMT rate for periods currently estimated to extend beyond 2005, including those periods benefited by AMT credits.

STOCK PLANS

         The Company accounts for its stock-based compensation plans, described in the Company's 2002 Annual Report on Form 10-K, using the intrinsic value method and in accordance with the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost related to option plans was reflected in net income, as all options granted under those plans had an exercise price equal to the fair market value of the underlying common stock on the date of grant. The Company has recorded compensation expense related to restricted stock grants. The following table illustrates, in accordance with the provisions of Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                      THREE MONTHS ENDED       SIX MONTHS ENDED
                                                            JUNE 30                JUNE 30
                                                      -------------------    --------------------
                                                       2003        2002        2003        2002
                                                      -------    --------    --------    --------
Net income, as reported                               $ 6,699    $ 16,075    $  1,869    $ 35,477
  Plus: stock-based compensation expense
    included in net income, net of tax                     93                      93
  Less: stock-based compensation expense determined
    under fair value based method, net of tax            (882)     (1,171)     (1,606)     (2,715)
                                                      -------    --------    --------    --------
Pro forma net income                                  $ 5,910    $ 14,904    $    356    $ 32,762
                                                      =======    ========    ========    ========
Basic earnings per common share
  As reported                                         $  0.21    $   0.50    $   0.06    $   1.11
  Pro forma                                              0.18        0.46        0.01        1.03
Diluted earnings per common share
  As reported                                            0.20        0.48        0.06        1.06
  Pro forma                                              0.18        0.44        0.01        0.98

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

         The following tables present the condensed consolidating balance sheet at June 30, 2003 and December 31, 2002, the condensed consolidating statements of income for the three months and six months ended June 30, 2003 and 2002, and the condensed consolidating statement of cash flows for the six months ended June 30, 2003 and 2002. The condensed consolidating financial statements present the accounts of Bally Total Fitness Holding Corporation ("Parent"), and its Guarantor and Non-Guarantor subsidiaries, as defined in the indenture to the Bally Total Fitness Holding Corporation 10 1/2% Senior Notes due 2011 ("the Notes") issued in July 2003. The Notes are unconditionally guaranteed, on a joint and several basis, by the Guarantor subsidiaries including substantially all domestic subsidiaries of Bally Total Fitness Holding Corporation. Non-Guarantor subsidiaries include Canadian operations and special purpose entities for accounts receivable and real estate finance programs.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                      CONDENSED CONSOLIDATING BALANCE SHEET

                                                                    JUNE 30, 2003
                                     --------------------------------------------------------------------------
                                                    GUARANTOR     NON-GUARANTOR                    CONSOLIDATED
                                       PARENT      SUBSIDIARIES   SUBSIDIARIES     ELIMINATIONS       TOTAL
                                     -----------   ------------   -------------    ------------    ------------
                                                                  (IN THOUSANDS)
                                                                   (UNAUDITED)
ASSETS

Current assets:
   Cash and equivalents              $         -   $     15,776   $         706    $          -    $     16,482
   Installment contracts
    receivable, net                            -              -         288,062               -         288,062
   Other current assets                        -         71,233           1,385               -          72,618
                                     -----------   ------------   -------------    ------------    ------------
    Total current assets                       -         87,009         290,153               -         377,162
Installment contracts
   receivable, net                             -              -         249,813               -         249,813
Property and equipment, net                    -        600,427          42,627               -         643,054
Goodwill                                  31,390        188,164          22,572               -         242,126
Trademarks                                 6,767            202               -               -           6,969
Intangible assets, net                         -          2,508               -               -           2,508
Deferred income taxes                          -         81,431               -               -          81,431
Deferred membership
   origination costs                           -        116,614           1,867               -         118,481
Investment in and advances
   to subsidiaries                     1,024,637        221,315               -      (1,245,952)              -
Other assets                               6,674          5,407          18,955               -          31,036
                                     -----------   ------------   -------------    ------------    ------------
                                     $ 1,069,468   $  1,303,077   $     625,987    $ (1,245,952)   $  1,752,580
                                     ===========   ============   =============    ============    ============

LIABILITIES AND
  STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                  $         -   $     55,612   $         406    $          -    $     56,018
   Income taxes payable                        -          2,155             194               -           2,349
   Deferred income taxes                       -         27,406           1,044               -          28,450
   Accrued liabilities                    11,498         77,876           1,188               -          90,562
   Current maturities
    of long-term debt                     20,529          3,499           3,950               -          27,978
   Deferred revenues                           -        249,239           4,028               -         253,267
                                     -----------   ------------   -------------    ------------    ------------
    Total current liabilities             32,027        415,787          10,810               -         458,624

Long-term debt, less current
   maturities                            505,579         17,242         172,851               -         695,672
Net affiliate payable                          -        605,883         255,867        (861,750)              -
Other liabilities                              -         10,419             504               -          10,923
Deferred revenues                              -         54,615             884               -          55,499
Stockholders' equity                     531,862        199,131         185,071        (384,202)        531,862
                                     -----------   ------------   -------------    ------------    ------------
                                     $ 1,069,468   $  1,303,077   $     625,987    $ (1,245,952)   $  1,752,580
                                     ===========   ============   =============    ============    ============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                      CONDENSED CONSOLIDATING BALANCE SHEET

                                                           DECEMBER 31, 2002
                                -------------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR                   CONSOLIDATED
                                  PARENT      SUBSIDIARIES   SUBSIDIARIES     ELIMINATIONS       TOTAL
                                -----------   ------------   -------------    ------------    -----------
                                                             (IN THOUSANDS)
                                                               (UNAUDITED)
ASSETS

Current assets:
   Cash and equivalents         $         -   $      9,198   $       3,709    $          -    $    12,907
   Installment contracts
    receivable, net                       -          2,416         269,115               -        271,531
   Other current assets                   -         91,073           1,691               -         92,764
                                -----------   ------------   -------------    ------------    -----------
    Total current assets                           102,687         274,515                        377,202

Installment contracts
   receivable, net                        -          2,230         248,844               -        251,074
Property and equipment, net               -        613,142          44,397               -        657,539
Goodwill                             31,390        187,762          23,702                        242,854
Trademarks                            6,767            202               -               -          6,969
Intangible assets, net                    -          2,786               -               -          2,786
Deferred income taxes                     -         81,314               -               -         81,314
Deferred membership
   origination costs                      -        117,832           1,652               -        119,484
Investment in and advances
   to subsidiaries                1,025,011        219,730               -      (1,244,741)             -
Other assets                          8,024          5,950          18,678               -         32,652
                                -----------   ------------   -------------    ------------    -----------
                                $ 1,071,192   $  1,333,635   $     611,788    $ (1,244,741)   $ 1,771,874
                                ===========   ============   =============    ============    ===========
LIABILITIES AND
 STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable             $         -   $     51,264   $         488    $          -    $    51,752
   Income taxes payable                   -          1,493               4               -          1,497
   Deferred income taxes                  -         28,252           1,051               -         29,303
   Accrued liabilities               13,832         72,336           1,515               -         87,683
   Current maturities
    of long-term debt                21,675          4,285           2,944               -         28,904
   Deferred revenues                      -        267,317           3,714               -        271,031
                                -----------   ------------   -------------    ------------    -----------
    Total current liabilities        35,507        424,947           9,716                        470,170

Long-term debt, less current
   maturities                       506,209         19,148         172,493               -        697,850
Net affiliate payable                     -        621,526         258,703        (880,229)             -
Other liabilities                         -         10,185             504               -         10,689
Deferred revenues                         -         62,761             928               -         63,689
Stockholders' equity                529,476        195,068         169,444        (364,512)       529,476
                                -----------   ------------   -------------    ------------    -----------
                                $ 1,071,192   $  1,333,635   $     611,788    $ (1,244,741)   $ 1,771,874
                                ===========   ============   =============    ============    ===========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                             THREE MONTHS ENDED JUNE 30, 2003
                                         ---------------------------------------------------------------------------
                                                       GUARANTOR      NON-GUARANTOR                     CONSOLIDATED
                                          PARENT      SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS       TOTAL
                                         ---------    ------------    -------------     ------------    ------------
                                                                      (IN THOUSANDS)
                                                                       (UNAUDITED)
Net revenues:
   Membership revenue                    $       -    $    165,737    $       6,457     $          -    $    172,194
   Products and services                         -          72,178            2,114                -          74,292
   Miscellaneous revenue                         -           4,438              380                -           4,818
                                         ---------    ------------    -------------     ------------    ------------
                                                 -         242,353            8,951                -         251,304

Operating costs and expenses:
   Fitness center operations                     -         135,774            5,012                -         140,786
   Products and services                         -          45,803            1,735                -          47,538
   Member processing and
    collection centers                           -           7,502            5,109                -          12,611
   Advertising                                   -          13,758              373                -          14,131
   General and administrative                1,011           7,295              324                -           8,630
   Depreciation and amortization                 -          18,358              728                -          19,086
                                         ---------    ------------    -------------     ------------    ------------
                                             1,011         228,490           13,281                -         242,782
                                         ---------    ------------    -------------     ------------    ------------

Operating income (loss)                     (1,011)         13,863           (4,330)               -           8,522

Equity in net income of subsidiaries        15,443               -                -          (15,443)              -
Finance charges earned                           -               -           18,479                -          18,479
Interest expense                           (10,495)         (1,019)          (2,422)               -         (13,936)
Other, net                                       -          (1,763)              59                -          (1,704)
                                         ---------    ------------    -------------     ------------    ------------
                                             4,948          (2,782)          16,116          (15,443)          2,839
                                         ---------    ------------    -------------     ------------    ------------

Income from continuing operations
  before income taxes                        3,937          11,081           11,786          (15,443)         11,361
Income tax benefit (provision)               2,762          (2,660)          (2,829)               -          (2,727)
                                         ---------    ------------    -------------     ------------    ------------
Income from continuing operations            6,699           8,421            8,957          (15,443)          8,634
Discontinued operations
 Loss from discontinued operations
  (net of tax benefit of $74)                    -               -             (236)               -            (236)
 Loss on disposal                                -               -           (1,699)               -          (1,699)
                                         ---------    ------------    -------------     ------------    ------------
Loss from discontinued operations                -               -           (1,935)               -          (1,935)
                                         ---------    ------------    -------------     ------------    ------------
Net income                               $   6,699    $      8,421    $       7,022     $    (15,443)   $      6,699
                                         =========    ============    =============     ============    ============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                             THREE MONTHS ENDED JUNE 30, 2002
                                       --------------------------------------------------------------------------
                                                     GUARANTOR      NON-GUARANTOR                    CONSOLIDATED
                                        PARENT      SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS        TOTAL
                                       ---------    ------------    -------------    ------------    ------------
                                                                    (IN THOUSANDS)
                                                                     (UNAUDITED)
Net revenues:
   Membership revenue                  $       -    $    181,829    $       6,501    $          -    $    188,330
   Products and services                       -          51,689            1,629               -          53,318
   Miscellaneous revenue                       -           4,171              480               -           4,651
                                       ---------    ------------    -------------    ------------    ------------
                                               -         237,689            8,610               -         246,299

Operating costs and expenses:
   Fitness center operations                   -         135,347            4,751               -         140,098
   Products and services                       -          32,589            1,163               -          33,752
   Member processing and
    collection centers                         -           6,333            4,708               -          11,041
   Advertising                                 -          16,019              394               -          16,413
   General and administrative              1,025           7,036              399               -           8,460
   Depreciation and amortization               -          18,350              600               -          18,950
                                       ---------    ------------    -------------    ------------    ------------
                                           1,025         215,674           12,015               -         228,714
                                       ---------    ------------    -------------    ------------    ------------

Operating income (loss)                   (1,025)         22,015           (3,405)              -          17,585

Equity in net income of subsidiaries      24,937               -                -         (24,937)              -
Finance charges earned                         -             174           17,268               -          17,442
Interest expense                         (10,635)           (191)          (2,721)              -         (13,547)
Other, net                                     -              19               70               -              89
                                       ---------    ------------    -------------    ------------    ------------
                                          14,302               2           14,617         (24,937)          3,984
                                       ---------    ------------    -------------    ------------    ------------

Income from continuing operations
 before income taxes                      13,277          22,017           11,212         (24,937)         21,569
Income tax benefit (provision)             2,798          (5,544)          (2,430)              -          (5,176)
                                       ---------    ------------    -------------    ------------    ------------
Income from continuing operations         16,075          16,473            8,782         (24,937)         16,393
Loss from discontinued operations
 (net of tax benefit of $100)                  -               -             (318)              -            (318)
                                       ---------    ------------    -------------    ------------    ------------
Net income                             $  16,075    $     16,473    $       8,464    $    (24,937)   $     16,075
                                       =========    ============    =============    ============    ============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                  SIX MONTHS ENDED JUNE 30, 2003
                                           ----------------------------------------------------------------------------
                                                            GUARANTOR      NON-GUARANTOR                   CONSOLIDATED
                                              PARENT       SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                           ------------    ------------    -------------   ------------    ------------
                                                                          (IN THOUSANDS)
                                                                           (UNAUDITED)
Net revenues:
      Membership revenue                   $          -    $    333,341    $     13,081    $          -    $    346,422
      Products and services                           -         145,326           4,104               -         149,430
      Miscellaneous revenue                           -           8,948             721               -           9,669
                                           ------------    ------------    ------------    ------------    ------------
                                                      -         487,615          17,906               -         505,521

Operating costs and expenses:
      Fitness center operations                       -         271,072          10,503               -         281,575
      Products and services                           -          91,348           3,211               -          94,559
      Member processing and
           collection centers                         -          13,403          10,208               -          23,611
      Advertising                                     -          31,339             725               -          32,064
      General and administrative                  1,972          14,064             647               -          16,683
      Depreciation and amortization                   -          37,206           1,436               -          38,642
                                           ------------    ------------    ------------    ------------    ------------
                                                  1,972         458,432          26,730               -         487,134
                                           ------------    ------------    ------------    ------------    ------------

Operating income (loss)                          (1,972)         29,183          (8,824)              -          18,387

Equity in net income of subsidiaries             19,690               -               -         (19,690)              -
Finance charges earned                                -               -          37,362               -          37,362
Interest expense                                (21,477)         (1,520)         (4,924)              -         (27,921)
Other, net                                            -          (1,818)             (2)              -          (1,820)
                                           ------------    ------------    ------------    ------------    ------------
                                                 (1,787)         (3,338)         32,436         (19,690)          7,621
                                           ------------    ------------    ------------    ------------    ------------

Income (loss) from continuing
     operations before income taxes              (3,759)         25,845          23,612         (19,690)         26,008
Income tax benefit (provision)                    5,628          (6,203)         (5,667)              -          (6,242)
                                           ------------    ------------    ------------    ------------    ------------
Income from continuing operations                 1,869          19,642          17,945         (19,690)         19,766
Discontinued operations
   Loss from discontinued operations
        (net of tax benefit of $196)                  -               -            (619)              -            (619)
   Loss on disposal                                   -               -          (1,699)              -          (1,699)
                                           ------------    ------------    ------------    ------------    ------------
Loss from discontinued operations                     -               -          (2,318)              -          (2,318)
                                           ------------    ------------    ------------    ------------    ------------
Income before cumulative effect of
     changes in accounting principles             1,869          19,642          15,627         (19,690)         17,448
Cumulative effect of changes in
     accounting principles, net of taxes              -         (15,579)              -               -         (15,579)
                                           ------------    ------------    ------------    ------------    ------------
Net income                                 $      1,869    $      4,063    $     15,627    $    (19,690)   $      1,869
                                           ============    ============    ============    ============    ============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                  SIX MONTHS ENDED JUNE 30, 2002
                                           ----------------------------------------------------------------------------
                                                            GUARANTOR      NON-GUARANTOR                   CONSOLIDATED
                                              PARENT       SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                           ------------    ------------    -------------   ------------    ------------
                                                                          (IN THOUSANDS)
                                                                            (UNAUDITED)
Net revenues:
      Membership revenue                   $          -    $    358,047    $     12,977    $          -    $    371,024
      Products and services                           -         102,566           3,169               -         105,735
      Miscellaneous revenue                           -           9,080             820               -           9,900
                                           ------------    ------------    ------------    ------------    ------------
                                                      -         469,693          16,966               -         486,659

Operating costs and expenses:
      Fitness center operations                       -         268,174           9,728               -         277,902
      Products and services                           -          64,505           2,280               -          66,785
      Member processing and
           collection centers                         -          14,192           7,801               -          21,993
      Advertising                                     -          32,168             754               -          32,922
      General and administrative                  2,061          13,022             759               -          15,842
      Depreciation and amortization                   -          35,185           1,185               -          36,370
                                           ------------    ------------    ------------    ------------    ------------
                                                  2,061         427,246          22,507               -         451,814
                                           ------------    ------------    ------------    ------------    ------------

Operating income (loss)                          (2,061)         42,447          (5,541)              -          34,845

Equity in net income of subsidiaries             56,024               -               -         (56,024)              -
Finance charges earned                                -             351          34,771               -          35,122
Interest expense                                (21,284)           (616)         (6,290)              -         (28,190)
Other, net                                            -              25             138               -             163
                                           ------------    ------------    ------------    ------------    ------------
                                                 34,740            (240)         28,619         (56,024)          7,095
                                           ------------    ------------    ------------    ------------    ------------

Income from continuing operations
     before income taxes                         32,679          42,207          23,078         (56,024)         41,940
Income tax benefit (provision)                    2,798          (5,568)         (2,934)              -          (5,704)
                                           ------------    ------------    ------------    ------------    ------------
Income from continuing operations                35,477          36,639          20,144         (56,024)         36,236
Loss from discontinued operations
     (net of tax benefit of $130)                     -               -            (759)              -            (759)
                                           ------------    ------------    ------------    ------------    ------------
Net income                                 $     35,477    $     36,639    $     19,385    $    (56,024)   $     35,477
                                           ============    ============    ============    ============    ============


                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                                           SIX MONTHS ENDED JUNE 30, 2003
                                                      -------------------------------------------------------------------------
                                                                   GUARANTOR      NON-GUARANTOR                    CONSOLIDATED
                                                        PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS       TOTAL
                                                      ---------   ------------    -------------    ------------    ------------
                                                                                  (IN THOUSANDS)
                                                                                    (UNAUDITED)
OPERATING:
   Net income before cumulative effect of
      changes in accounting principles                $   1,869   $     19,642    $      15,627    $    (19,690)   $     17,448
   Adjustments to reconcile to
      cash provided--
      Depreciation and amortization,
         including amortization
         included in interest expense                     1,355         37,387            1,925               -          40,667
      Change in operating assets
         and liabilities                                 (2,338)        (6,465)         (19,756)              -         (28,559)
      Loss on disposal of
         discontinued operation                               -              -            1,699               -           1,699
      Stock-based compensation                              122              -                -               -             122
                                                      ---------   ------------    -------------    ------------    ------------
      Cash provided by (used in)
         operating activities                             1,008         50,564             (505)        (19,690)         31,377

INVESTING:
   Purchases and construction
      of property and equipment                               -        (20,043)            (156)              -         (20,199)
   Acquisitions of businesses and other                       -              -             (412)              -            (412)
                                                      ---------   ------------    -------------    ------------    ------------
      Cash used in investing activities                       -        (20,043)            (568)              -         (20,611)

FINANCING:
   Debt transactions--
      Net borrowings under revolving
         credit agreement                                 5,000              -                -               -           5,000
      Net borrowing (repayments) of
         other long-term debt                            (6,777)        (6,715)           1,364               -         (12,128)
      Debt issuance and refinancing costs                     -              -             (458)              -            (458)
      Change in net affiliate balances                      374        (17,228)          (2,836)         19,690               -
                                                      ---------   ------------    -------------    ------------    ------------
         Cash used in debt transactions                  (1,403)       (23,943)          (1,930)         19,690          (7,586)

   Equity transactions--
      Proceeds from issuance of
         common stock under stock
         purchase and option plans                          395              -                -               -             395
                                                      ---------   ------------    -------------    ------------    ------------
         Cash used in financing
            transactions                                 (1,008)       (23,943)          (1,930)         19,690          (7,191)
                                                      ---------   ------------    -------------    ------------    ------------

Increase (decrease) in cash and equivalents                   -          6,578           (3,003)              -           3,575
Cash and equivalents, beginning of period                     -          9,198            3,709               -          12,907
                                                      ---------   ------------    -------------    ------------    ------------
Cash and equivalents, end of period                   $       -   $     15,776    $         706    $          -    $     16,482
                                                      =========   ============    =============    ============    ============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                                           SIX MONTHS ENDED JUNE 30, 2002
                                                      -------------------------------------------------------------------------
                                                                   GUARANTOR      NON-GUARANTOR                    CONSOLIDATED
                                                        PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS       TOTAL
                                                      ---------   ------------    -------------    ------------    ------------
                                                                                  (IN THOUSANDS)
                                                                                    (UNAUDITED)
OPERATING:
   Net income                                         $  35,477   $     36,639    $      19,385    $    (56,024)   $     35,477
   Adjustments to reconcile to
      cash provided--
      Depreciation and amortization,
         including amortization
         included in interest expense                     1,073         35,343            2,024               -          38,440
      Change in operating assets
         and liabilities                                   (680)        19,429          (65,750)              -         (47,001)
                                                      ---------   ------------    -------------    ------------    ------------
      Cash provided by (used in)
         operating activities                            35,870         91,411          (44,341)        (56,024)         26,916

INVESTING:
   Purchases and construction
      of property and equipment                               -        (39,971)          (3,194)              -         (43,165)
   Purchases of real estate                                   -        (11,510)               -               -         (11,510)
   Acquisitions of businesses and other                       -         (4,002)          (2,090)              -          (6,092)
                                                      ---------   ------------    -------------    ------------    ------------
      Cash used in investing activities                       -        (55,483)          (5,284)              -         (60,767)

FINANCING:
   Debt transactions--
      Net borrowings under revolving
         credit agreement                                25,000              -                -               -          25,000
      Net borrowings (repayments) of
         other long-term debt                            (2,296)       (10,308)          22,454               -           9,850
      Change in net affiliate balances                  (61,551)       (21,263)          26,790          56,024               -
                                                      ---------   ------------    -------------    ------------    ------------
         Cash provided by (used in)
            debt transactions                           (38,847)       (31,571)          49,244          56,024          34,850

   Equity transactions--
      Proceeds from exercise of warrants                  2,513              -                -               -           2,513
      Proceeds from issuance of
         common stock under stock
         purchase and option plans                        1,324              -                -               -           1,324
      Purchases of common stock
         for treasury                                      (860)             -                -               -            (860)
                                                      ---------   ------------    -------------    ------------    ------------
         Cash provided by (used in)
            financing transactions                      (35,870)       (31,571)          49,244          56,024          37,827
                                                      ---------   ------------    -------------    ------------    ------------

Increase (decrease) in cash and equivalents                   -          4,357             (381)              -           3,976
Cash and equivalents, beginning of period                     -          8,435              875               -           9,310
                                                      ---------   ------------    -------------    ------------    ------------
Cash and equivalents, end of period                   $       -   $     12,792    $         494    $          -    $     13,286
                                                      =========   ============    =============    ============    ============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                                OFFER TO EXCHANGE

   $235,000,000 PRINCIPAL AMOUNT OF ITS 10.5% SERIES B SENIOR NOTES DUE 2011,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF
              ITS OUTSTANDING 10.5% SERIES A SENIOR NOTES DUE 2011

                                   PROSPECTUS

                             ________________, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law permits the indemnification of the directors and officers of Bally. Bally's By-laws provide that we will indemnify its officers, directors, employees and agents to the extent permitted by the Delaware General Corporation Law.

Bally's Certificate of Incorporation provides for the indemnification of directors and officers of Bally, and persons who serve or served at the request of Bally as a director, officer, employee or agent of another corporation, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties in amounts paid or to be paid in settlement) reasonably incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative; provided, however, Bally shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by Bally's Board of Directors. In the event a claim for indemnification by any person has not been paid in full by Bally after written request has been received, the claimant may at any time thereafter bring suit against Bally to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The right to indemnification conferred in Bally's Certificate of Incorporation is a contract right and shall include the right to be paid by Bally the expenses incurred in defending any such proceeding in advance of its final disposition. Bally maintains insurance, at its expense, to protect itself and any director, officer, employee or agent of Bally against any such expense, liability or loss, whether or not Bally would have the power to indemnify such person against such expense, liability or loss under state law.

Bally has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, Bally to indemnify the officers and directors to the fullest extent permitted by law, and to advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Bally must also indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements, and covers directors and officers under Bally's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in Bally's Certificate of Incorporation, they provide greater assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or stockholders of Bally to eliminate the rights provided therein.

ITEM 21. EXHIBITS AND FINANCIAL DATA SCHEDULES

     (a) EXHIBITS

3.1 Restated Certificate of Incorporation of the Company (filed as an exhibit to the Company's registration statement on Form S-1 filed January 3, 1996, registration no. 33-99844).

3.2 Amended and Restated By-Laws of the Company (filed as an exhibit to the Company's registration statement on Form S-1 filed January 3, 1996, registration no. 33-99844).

3.3      *   Articles of Organization of 59th Street Gym LLC


3.4      *   Operating Agreement of 59th Street Gym LLC

3.5      *   Articles of Organization of 708 Gym LLC

3.6      *   Operating Agreement of 708 Gym LLC

3.7      *   Amended Articles of Organization of Ace, LLC

3.8      *   Operating Agreement of Ace, LLC

3.9      *   Certificate of Incorporation of Bally Fitness Franchising, Inc.

3.10     *   Bylaws of Bally Fitness Franchising, Inc.

3.11     *   Certificate of Incorporation of Bally Franchise RSC, Inc.

3.12     *   Bylaws of Bally Franchise RSC, Inc.

3.13     *   Amended Articles of Incorporation of Bally Franchising Holdings,
             Inc.

3.14     *   Bylaws of Bally Franchising Holdings, Inc.

3.15     *   Certificate of Incorporation of Bally Total Fitness Clinics, Inc.

3.16     *   Bylaws of Bally Total Fitness Clinics, Inc.

3.17     *   Amended Certificate of Incorporation of Bally Total Fitness
             Corporation

3.18     *   Bylaws of Bally Total Fitness Corporation

3.19     *   Amended Articles of Incorporation of Bally Total Fitness
             International, Inc.

3.20     *   Bylaws of Bally Total Fitness International, Inc.

3.21     *   Amended Articles of Incorporation of Bally Total Fitness of
             Missouri, Inc.

3.22     *   Bylaws of Bally Total Fitness of Missouri, Inc.

3.23     *   Incorporation of Bally Total Fitness of Toledo, Inc.

3.24     *   Bylaws of Bally Total Fitness of Toledo, Inc.

3.25     *   Certificate of Incorporation of Bally's Fitness and Racquet Clubs,
             Inc.

3.26     *   Bylaws of Bally's Fitness and Racquet Clubs, Inc.

3.27     *   Certificate of Incorporation of BFIT Rehabilitation Services, Inc.

3.28     *   Bylaws of BFIT Rehabilitation Services, Inc.

3.29     *   Articles of Incorporation of BFIT Rehab of Boca Raton, Inc.

3.30     *   Bylaws of BFIT Rehab of Boca Raton, Inc.

3.31     *   Certificate of Incorporation of BFIT Rehab of Kendall, Inc.

3.32     *   Bylaws of BFIT Rehab of Kendall, Inc.

3.33     *   Articles of Incorporation of BFIT Rehab of West Palm Beach, Inc.

3.34     *   Bylaws of BFIT Rehab of West Palm Beach, Inc.

3.35     *   Certificate of Incorporation of Connecticut Coast Fitness Centers,
             Inc.

3.36     *   Bylaws of Connecticut Coast Fitness Centers, Inc.

3.37     *   Amended Certificate of Incorporation of Connecticut Valley Fitness
             Centers, Inc.

3.38     *   Bylaws of Connecticut Valley Fitness Centers, Inc.

3.41     *   Certificate of Organization of Crunch LA LLC

3.42     *   Operating Agreement of Crunch LA LLC

3.43     *   Certificate of Incorporation of Crunch World LLC

3.44     *   Operating Agreement of Crunch World LLC

3.45     *   Certificate of Incorporation of Flambe LLC

3.46     *   Operating Agreement of Flambe LLC

3.47     *   Certificate of Incorporation of Greater Philly No. 1 Holding
             Company

3.48     *   Bylaws of Greater Philly No. 1 Holding Company

3.49     *   Certificate of Incorporation of Greater Philly No. 2 Holding
             Company

3.50     *   Bylaws of Greater Philly No. 2 Holding Company

3.51     *   Certificate of Incorporation of Health & Tennis Corporation of New
             York

3.52     *   Bylaws of Health & Tennis Corporation of New York

3.53     *   Certificate of Incorporation of Holiday Health Clubs of the East
             Coast, Inc.

3.54     *   Bylaws of Holiday Health Clubs of the East Coast, Inc.

3.55     *   Certificate of Incorporation of Holiday Health & Fitness Centers of
             New York, Inc.

3.56     *   Bylaws of Holiday Health & Fitness Centers of New York, Inc.

3.57     *   Articles of Incorporation of Holiday Health Clubs and Fitness
             Centers, Inc.

3.58     *   Bylaws of Holiday Health Clubs and Fitness Centers, Inc.

3.59     *   Certificate of Incorporation of Holiday Health Clubs of the
             Southeast, Inc.

3.60     *   Bylaws of Holiday Health Clubs of the Southeast, Inc.

3.61     *   Articles of Incorporation of Holiday/Southeast Holding Corp.

3.62     *   Bylaws of Holiday/Southeast Holding Corp.

3.63     *   Certificate of Incorporation of Holiday Spa Health Clubs of
             California

3.64     *   Bylaws of Holiday Spa Health Clubs of California

3.65     *   Amended Certificate of Incorporation of Holiday Universal, Inc.

3.66     *   Bylaws of Holiday Universal, Inc.

3.67     *   Amended Certificate of Incorporation of Crunch Fitness
             International, Inc.

3.68     *   Bylaws of Crunch Fitness International, Inc.

3.69     *   Certificate of Incorporation of Jack La Lanne Fitness Centers, Inc.

3.70     *   Bylaws of Jack La Lanne Fitness Centers, Inc.

3.71     *   Amended Certificate of Incorporation of Jack La Lanne Holding Corp.

3.72     *   Bylaws of Jack La Lanne Fitness Centers, Inc.

3.73     *   Certificate of Incorporation of Manhattan Sports Club, Inc.

3.74     *   Bylaws of Manhattan Sports Club, Inc.

3.75     *   Amended Certificate of Organization of Mission Impossible, LLC

3.76     *   Operating Agreement of Mission Impossible, LLC

3.77     *   Amended Certificate of Incorporation of New Fitness Holding Co.,
             Inc.

3.78     *   Bylaws of New Fitness Holding Co., Inc.

3.79     *   Certificate of Incorporation of Nycon Holding Co., Inc.

3.80     *   Bylaws of Nycon Holding Co., Inc.

3.81     *   Certificate of Incorporation of Physical Fitness Centers of
             Philadelphia, Inc.

3.82     *   Bylaws of Physical Fitness Centers of Philadelphia, Inc.

3.83     *   Amended Articles of Incorporation of PowerFlex Corporation

3.84     *   Bylaws of PowerFlex Corporation

3.85     *   Amended Articles of Incorporation of Providence Fitness Centers,
             Inc.

3.86     *   Bylaws of Providence Fitness Centers, Inc.

3.87     *   Certificate of Incorporation of Rhode Island Holding Company

3.88     *   Bylaws of Rhode Island Holding Company

3.89     *   Certificate of Incorporation of Scandinavian Health Spa, Inc.

3.90     *   Bylaws of Scandinavian Health Spa, Inc.

3.91     *   Certificate of Incorporation of Scandinavian US Swim & Fitness,
             Inc.

3.92     *   Bylaws of Scandinavian US Swim & Fitness, Inc.

3.93     *   Certificate of Incorporation of Soho Ho LLC

3.94     *   Operating Agreement of Soho Ho LLC

3.95     *   Certificate of Incorporation of Sportslife, Inc.

3.96     *   Bylaws of Sportslife, Inc.

3.97     *   Certificate of Incorporation of Sportslife Gwinnett, Inc.

3.98     *   Bylaws of Sportslife Gwinnett, Inc.

3.99     *   Certificate of Incorporation of Sportslife Roswell, Inc.

3.100    *   Bylaws of Sportslife Roswell, Inc.

3.101    *   Certificate of Incorporation of Sportslife Stone Mountain, Inc.

3.102    *   Bylaws of Sportslife Stone Mountain, Inc.

3.103    *   Articles of Incorporation of Sportslife Town Center II, Inc.

3.104    *   Bylaws of Sportslife Town Center II, Inc.

3.105    *   Amended Certificate of Incorporation of Tidelands Holiday Health
             Clubs, Inc.

3.106    *   Bylaws of Tidelands Holiday Health Clubs, Inc.

3.107    *   Articles of Incorporation of U.S. Health, Inc.

3.108    *   Bylaws of U.S. Health, Inc.

3.109    *   Certificate of Organization of West Village Gym at the Archives LLC

3.110    *   Operating Agreement of West Village Gym at the Archives LLC

4.1 Indenture dated as of July 2, 2003 among the Company and the Subsidiary Guarantors and U.S. Bank Trust National Association, as Trustee, including the form of Series A Senior Notes due 2011, the form of Series B Senior Notes due 2011, and the form of the Guarantee thereof (filed as an exhibit to the Company's Quarterly Report on Form 10-Q, file no. 0-27478, for the quarter ended June 30, 2003).

4.2 First Supplemental Indenture dated as of July 22, 2003, among the Company and the Subsidiary Guarantors and U.S. Bank Trust National Association, as Trustee (filed as an exhibit to the Company's Quarterly Report on Form 10-Q, file no. 0-27478, for the quarter ended June 30, 2003).

4.3 Indenture dated as of December 16, 1998 between the Company and U.S. Bank Trust National Association, as Trustee, including the form of Series C Notes and form of Series D Notes (filed as an exhibit to the

             Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1998).

4.4 Indenture dated as of October 7, 1997 between the Company and First Trust National Association, as Trustee, including the form of Old Note and form of New Note (filed as an exhibit to the Company's registration statement on Form S-4 filed October 31, 1997, registration no. 333-39195).

5.1      *   Opinion of Latham & Watkins, LLP.

5.2      *   Opinion of Cary A. Gaan, Senior Vice President, Secretary and
             General Counsel of Bally.

10.1 Guarantee and Collateral Agreement dated as of November 18, 1997 made by the Company and certain of its subsidiaries in favor of The Chase Manhattan Bank, as Collateral Agent (filed as an exhibit to the Company's registration statement on Form S-4 filed December 11, 1997, registration no. 333-39195).

10.2 Amended and Restated Pooling and Servicing Agreement dated as of December 16, 1996 among H & T Receivable Funding Corporation, as Transferor, Bally Total Fitness Corporation, as Servicer and Texas Commerce Bank National Association, as Trustee (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1996).

10.3 Series 1996-1 Supplement dated as of December 16, 1996 to the Pooling and Servicing Agreement dated as of December 16, 1996 among H & T Receivable Funding Corporation, as Transferor, Bally Total Fitness Corporation, as Servicer and Texas Commerce Bank National Association, as Trustee (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1996).

10.4 Amended and Restated Back-up Servicing Agreement dated as of December 16, 1996 among H & T Receivable Funding Corporation, as Transferor, Bally Total Fitness Corporation, as Servicer and Texas Commerce Bank National Association, as Trustee (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1996).

10.5 Tax Sharing Agreement dated as of April 6, 1983 between the Company and Bally Entertainment Corporation (filed as an exhibit to the Company's registration statement on Form S-1 filed January 15, 1993, registration no. 33-52868).

10.6 Tax Allocation and Indemnity Agreement dated as of January 9, 1996 between Bally Entertainment Corporation and the Company (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1995).

10.7 First Amendment dated as of May 20, 1996 to the Tax Allocation and Indemnity Agreement dated as of January 9, 1996 between Bally Entertainment Corporation and the Company (filed as an exhibit to the Company's Quarterly Report on Form 10-Q, file no. 0-27478, for the quarter ended June 30, 1996).

10.8 Transitional Services Agreement dated as of January 9, 1996 between Bally Entertainment Corporation and the Company (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1995).

10.9 The Company's 1996 Non-Employee Directors' Stock Option Plan (filed as an exhibit to the Company's registration statement on Form S-1 filed January 3, 1996, registration no. 33-99844).

10.10 The Company's 1996 Long-Term Incentive Plan (filed as an exhibit to the Company's registration statement on Form S-1 filed January 3, 1996, registration no. 33-99844).

10.11 First Amendment dated as of November 21, 1997 to the Company's 1996 Long-Term Incentive Plan (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1997).

10.12 Second Amendment dated as of February 24, 1998 to the Company's 1996 Long-Term Incentive Plan (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1997).

10.13 The Company's Management Retirement Savings Plan (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1995).

10.14 First Amendment dated as of November 19, 1996 to the Company's Management Retirement Savings Plan (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1996).

10.15 Second Amendment dated as of February 24, 1998 to the Company's Management Retirement Savings Plan (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1997).

10.16 The Company's 1997 Bonus Plan (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 1997).

10.17 First Amendment dated as of February 24, 1998 to the Company's 1997 Bonus Plan (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31,
             1997).

10.18 First Amendment dated as of April 27, 1999 to the Series 1996-1 Supplement to Amended and Restated Pooling and Servicing Agreement among H & T Receivable Funding Corporation, as Transferor, Bally Total Fitness Corporation, as Servicer, and Texas Commerce Bank National Association, as Trustee (filed as an exhibit to the Company's Quarterly Report on Form 10-Q, file no. 0-27478, for the quarter ended March 31, 1999).

10.19 Series 2001-1 Supplement dated as of November 30, 2001 to the Amended and Restated Pooling and Servicing Agreement dated as of December 16, 1996 among H & T Receivable Funding Corporation, as Transferor, Bally Total Fitness Corporation, as Servicer and JPMorgan Chase Bank, as Trustee (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 2001).

10.20 Certificate Purchase Agreement dated as of November 30, 2001 among H & T Receivable Funding Corporation, as Transferor, Bally Total Fitness Corporation, as Servicer, various financial institutions as Conduit Purchasers and Canadian Imperial Bank of Commerce, as Managing and Administrative Agent (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 2001).

10.21 Amended and Restated Credit Agreement dated as of November 18, 1997 as amended and restated as of July 2, 2003 among the Company, several banks and financial institutions which are parties thereto and JPMorgan Chase Bank, as Agent (filed as an exhibit to the Company's Quarterly Report on Form 10-Q, file no. 0-27478, for the quarter ended June 30, 2003)..

10.22 Letter Agreement, dated March 19, 2003, between Bally Total Fitness Holding Corporation, SLS Management, LLC., and Scott L. Swid (filed as an exhibit to the Company's Current Report on Form 8-K, file no. 0-27478, dated March 21, 2003).

10.23 Letter Agreement, dated March 19, 2003, between Bally Total Fitness Holding Corporation and Martin E. Franklin (filed as an exhibit to the Company's Current Report on Form 8-K, file no. 0-27478, dated March 21, 2003).

10.24 Employment Agreement effective as of January 1, 2003 between the Company and Paul A. Toback (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended

             December 31, 2002).

10.25 Employment Agreement effective as of January 1, 2003 between the Company and John W. Dwyer (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 2002).

10.26 Employment Agreement effective as of January 1, 2003 between the Company and John H. Wildman (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 2002).

10.27 Employment Agreement effective as of January 1, 2003 between the Company and William G. Fanelli (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 2002).

10.28 Employment Agreement effective as of January 1, 2003 between the Company and Cary A. Gaan (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 2002).

10.29 Employment Agreement effective as of January 1, 2003 between the Company and Harold Morgan (filed as an exhibit to the Company's Annual Report on Form 10-K, file no. 0-27478, for the fiscal year ended December 31, 2002).

12       *   Statement of Computation of Ratios of Earnings to Fixed Charges.

21       *   List of subsidiaries of the registrants.

23.1     *   Consent of Ernst & Young LLP.

23.2     *   Consent of Latham & Watkins, LLP (contained in opinion filed as
             Exhibit 5.1).

23.3     *   Consent of Cary A. Gaan, Senior Vice President, Secretary and
             General Counsel of Bally (contained in opinion filed as Exhibit
             5.2).

24       *   Powers of Attorney for registrants (set forth following the signature page hereto).

25       *   Form T-1 Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939, as amended, of U.S. Bank National
             Association, as Trustee.

         *   Filed herewith.

ITEM 22. UNDERTAKINGS


         The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The undersigned registrants hereby undertake that every prospectus (1) that is filed pursuant to the immediately preceding paragraph or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

         The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Bally Total Fitness Holding Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 25, 2003.

                BALLY TOTAL FITNESS HOLDING CORPORATION

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                59TH STREET GYM LLC

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Manager

                708 GYM LLC

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Manager

                ACE, LLC

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Manager

                BALLY FITNESS FRANCHISING, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BALLY FRANCHISE RSC, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BALLY FRANCHISING HOLDINGS, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BALLY TOTAL FITNESS CLINICS, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BALLY TOTAL FITNESS CORPORATION

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BALLY TOTAL FITNESS INTERNATIONAL, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BALLY TOTAL FITNESS OF MISSOURI, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BALLY TOTAL FITNESS OF TOLEDO, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BALLY'S FITNESS AND RACQUET CLUBS, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BFIT REHABILITATION SERVICES, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BFIT REHAB OF BOCA RATON, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BFIT REHAB OF KENDALL, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                BFIT REHAB OF WEST PALM BEACH, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                CONNECTICUT COAST FITNESS CENTERS, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                CONNECTICUT VALLEY FITNESS CENTERS, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                CRUNCH LA LLC

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Manager

                CRUNCH WORLD LLC

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Manager

                FLAMBE LLC

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Manager

                GREATER PHILLY NO. 1 HOLDING COMPANY

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                GREATER PHILLY NO. 2 HOLDING COMPANY

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                HEALTH & TENNIS CORPORATION OF NEW YORK

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                HOLIDAY HEALTH CLUBS OF THE EAST COAST, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                HOLIDAY HEALTH & FITNESS CENTERS OF NEW YORK, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                HOLIDAY HEALTH CLUBS AND FITNESS CENTERS, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                HOLIDAY HEALTH CLUBS OF THE SOUTHEAST, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                HOLIDAY/SOUTHEAST HOLDING CORP.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                HOLIDAY SPA HEALTH CLUBS OF CALIFORNIA

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                HOLIDAY UNIVERSAL, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

               CRUNCH FITNESS INTERNATIONAL, INC.

               By: /s/John W. Dwyer
                   ----------------

                   Name: John W. Dwyer
                   Title: Executive Vice President, Chief Financial Officer and
                           Director

               JACK LA LANNE FITNESS CENTERS, INC.

               By: /s/John W. Dwyer
                   ----------------

                   Name: John W. Dwyer
                   Title: Executive Vice President, Chief Financial Officer and
                           Director

               JACK LA LANNE HOLDING CORP.

               By: /s/John W. Dwyer
                   ----------------

                   Name: John W. Dwyer
                   Title: Executive Vice President, Chief Financial Officer and
                           Director

               MANHATTAN SPORTS CLUB, INC.

               By: /s/John W. Dwyer
                   ----------------

                   Name: John W. Dwyer
                   Title: Executive Vice President, Chief Financial Officer and
                           Director

               MISSION IMPOSSIBLE, LLC

               By: /s/John W. Dwyer
                   ----------------

                   Name: John W. Dwyer
                   Title: Executive Vice President, Chief Financial Officer and
                           Manager

               NEW FITNESS HOLDING CO., INC.

               By: /s/John W. Dwyer
                   ----------------

                   Name: John W. Dwyer
                   Title: Executive Vice President, Chief Financial Officer and
                           Director

               NYCON HOLDING CO., INC.

               By: /s/John W. Dwyer
                   ----------------

                   Name: John W. Dwyer
                   Title: Executive Vice President, Chief Financial Officer and
                           Director

                PHYSICAL FITNESS CENTERS OF PHILADELPHIA, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                POWERFLEX CORPORATION

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                PROVIDENCE FITNESS CENTERS, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                RHODE ISLAND HOLDING COMPANY

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                SCANDINAVIAN HEALTH SPA, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                SCANDINAVIAN US SWIM & FITNESS, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                SOHO HO LLC

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Manager

                SPORTSLIFE, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                SPORTSLIFE GWINNETT, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                SPORTSLIFE ROSWELL, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                SPORTSLIFE STONE MOUNTAIN, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                SPORTSLIFE TOWN CENTER II, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                TIDELANDS HOLIDAY HEALTH CLUBS, INC.

                By:  /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                U.S. HEALTH, INC.

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Director

                WEST VILLAGE GYM AT THE ARCHIVES LLC

                By: /s/John W. Dwyer
                    ----------------

                    Name: John W. Dwyer
                    Title: Executive Vice President, Chief Financial Officer and
                            Manager

                                POWER OF ATTORNEY

         The undersigned directors and officers of Bally Total Fitness Holding Corporation and each of the other registrants named herein hereby constitute and appoint Paul A. Toback and John W. Dwyer with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that said attorney-in-fact, or his substitutes shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

BALLY TOTAL FITNESS HOLDING CORPORATION

             SIGNATURE                                        TITLE                                  DATE
----------------------------------            -----------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------            Chairman of the Board, President and            September 25, 2003
Paul A. Toback                                Chief Executive Officer

/s/ John W. Dwyer
----------------------------------            Executive Vice President, Chief Financial       September 25, 2003
John W. Dwyer                                 Officer and Director

/s/ Theodore P. Noncek
----------------------------------            Vice President, Controller                      September 25, 2003
Theodore P. Noncek                            (principal accounting officer)

/s/ J. Kenneth Looloian
----------------------------------            Director                                        September 25, 2003
J. Kenneth Looloian

/s/ James F. McAnally, M.D.
----------------------------------            Director                                        September 25, 2003
James F. McAnally, M.D.

/s/ Martin E. Franklin
----------------------------------            Director                                        September 25, 2003
Martin E. Franklin

/s/ John W. Rogers, Jr.
----------------------------------            Director                                        September 25, 2003
John W. Rogers, Jr.

/s/ Stephen C. Swid
----------------------------------            Director                                        September 25, 2003
Stephen C. Swid

59TH STREET GYM LLC

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Manager

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Manager

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Manager                                            September 25, 2003
Cary A. Gaan

708 GYM LLC

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Manager

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Manager

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Manager                                            September 25, 2003
Cary A. Gaan

ACE, LLC

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Manager

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Manager

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Manager                                            September 25, 2003
Cary A. Gaan


BALLY FITNESS FRANCHISING, INC.

             SIGNATURE                                        TITLE                                 DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


BALLY FRANCHISE RSC, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

BALLY FRANCHISING HOLDINGS, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

BALLY TOTAL FITNESS CLINICS, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
-----------------------------------        Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
---------------------------------          Director                                           September 25, 2003
Cary A. Gaan

BALLY TOTAL FITNESS CORPORATION

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ Theodore P. Noncek
----------------------------------         Vice President, Controller                         September 25, 2003
Theodore P. Noncek                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

BALLY TOTAL FITNESS INTERNATIONAL, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

BALLY TOTAL FITNESS OF MISSOURI, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


BALLY TOTAL FITNESS OF TOLEDO, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


BALLY'S FITNESS AND RACQUET CLUBS, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

BFIT REHABILITATION SERVICES, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


BFIT REHAB OF BOCA RATON, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


BFIT REHAB OF KENDALL, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

BFIT REHAB OF WEST PALM BEACH, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

CONNECTICUT COAST FITNESS CENTERS, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
----------------------------------         Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
----------------------------------         Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
----------------------------------         Director                                           September 25, 2003
George Jaconetti

CONNECTICUT VALLEY FITNESS CENTERS, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
----------------------------------         Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
----------------------------------         Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
----------------------------------         Director                                           September 25, 2003
George Jaconetti

CRUNCH LA LLC

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Manager

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Manager

/s/ Cary A. Gaan
----------------------------------         Manager                                            September 25, 2003
Cary A. Gaan

CRUNCH WORLD LLC

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

FLAMBE LLC

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Manager

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Manager

/s/ Cary A. Gaan
----------------------------------         Manager                                            September 25, 2003
Cary A. Gaan

GREATER PHILLY NO. 1 HOLDING COMPANY

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
----------------------------------         Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
----------------------------------         Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
----------------------------------         Director                                           September 25, 2003
George Jaconetti

GREATER PHILLY NO. 2 HOLDING COMPANY

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
-----------------------------              Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
-----------------------------              Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
-----------------------------              Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
-----------------------------              Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
-----------------------------              Director                                           September 25, 2003
George Jaconetti

HEALTH & TENNIS CORPORATION OF NEW YORK

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

HOLIDAY HEALTH CLUBS OF THE EAST COAST, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

HOLIDAY HEALTH & FITNESS CENTERS OF NEW YORK, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
-----------------------------------        Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
-----------------------------------        Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ Cary A. Gaan
-----------------------------------        Director                                           September 25, 2003
Cary A. Gaan

/s/ Jerome B. Kahn
-----------------------------------        Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
-----------------------------------        Director                                           September 25, 2003
George Jaconetti

HOLIDAY HEALTH CLUBS AND FITNESS CENTERS, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

HOLIDAY HEALTH CLUBS OF THE SOUTHEAST, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

HOLIDAY/SOUTHEAST HOLDING CORP.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


HOLIDAY SPA HEALTH CLUBS OF CALIFORNIA


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


HOLIDAY UNIVERSAL, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

CRUNCH FITNESS INTERNATIONAL, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


JACK LA LANNE FITNESS CENTERS, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Willam Fanelli
----------------------------------         Director                                           September 25, 2003
Willam Fanelli


JACK LA LANNE HOLDING CORP.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

MANHATTAN SPORTS CLUB, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ Willam Fanelli
----------------------------------         Director                                           September 25, 2003
Willam Fanelli

MISSION IMPOSSIBLE, LLC

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Manager

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Manager

/s/ Cary A. Gaan
----------------------------------         Manager                                            September 25, 2003
Cary A. Gaan

NEW FITNESS HOLDING CO., INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
----------------------------------         Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
----------------------------------         Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
----------------------------------         Director                                           September 25, 2003
George Jaconetti

NYCON HOLDING CO., INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
----------------------------------         Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
----------------------------------         Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
----------------------------------         Director                                           September 25, 2003
George Jaconetti

PHYSICAL FITNESS CENTERS OF PHILADELPHIA, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
----------------------------------         Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
----------------------------------         Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
----------------------------------         Director                                           September 25, 2003
George Jaconetti

POWERFLEX CORPORATION

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

PROVIDENCE FITNESS CENTERS, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
----------------------------------         Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
----------------------------------         Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
----------------------------------         Director                                           September 25, 2003
George Jaconetti

RHODE ISLAND HOLDING COMPANY

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
----------------------------------         Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
----------------------------------         Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
----------------------------------         Director                                           September 25, 2003
George Jaconetti

SCANDINAVIAN HEALTH SPA, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer, (principal accounting officer) and
                                           Director

/s/ William Fanelli
----------------------------------         Director                                           September 25, 2003
William Fanelli

/s/ Jerome B. Kahn
----------------------------------         Director                                           September 25, 2003
Jerome B. Kahn

/s/ George Jaconetti
----------------------------------         Director                                           September 25, 2003
George Jaconetti

SCANDINAVIAN US SWIM & FITNESS, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


SOHO HO LLC


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Manager

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Manager

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Manager                                            September 25, 2003
Cary A. Gaan


SPORTSLIFE, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

SPORTSLIFE GWINNETT, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


SPORTSLIFE ROSWELL, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


SPORTSLIFE STONE MOUNTAIN, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

SPORTSLIFE TOWN CENTER II, INC.

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


TIDELANDS HOLIDAY HEALTH CLUBS, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan


U.S. HEALTH, INC.


             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------

/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan

WEST VILLAGE GYM AT THE ARCHIVES LLC

             SIGNATURE                                        TITLE                                  DATE
----------------------------------         --------------------------------------------       ------------------
/s/ Paul A. Toback
----------------------------------         Chairman of the Board, President and               September 25, 2003
Paul A. Toback                             Chief Executive Officer, Director

/s/ John W. Dwyer
----------------------------------         Executive Vice President and Chief Financial       September 25, 2003
John W. Dwyer                              Officer and Director

/s/ William G. Fanelli
----------------------------------         Senior Vice President, Finance                     September 25, 2003
William G. Fanelli                         (principal accounting officer)

/s/ Cary A. Gaan
----------------------------------         Director                                           September 25, 2003
Cary A. Gaan